                                                                     EXHIBIT 4.1





                       CERTIFICATES FOR HOME EQUITY LOANS

                                  SERIES 2002-C

                         POOLING AND SERVICING AGREEMENT

                                      among

                      CONSECO FINANCE SECURITIZATIONS CORP.
                                    as Seller

                                       and

                              CONSECO FINANCE CORP.
                           as Originator and Servicer

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                               as Backup Servicer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
             not in its individual capacity but solely as Trustee
                                       of

                  CONSECO FINANCE HOME EQUITY LOAN TRUST 2002-C

                            Dated as of July 1, 2002

                                TABLE OF CONTENTS

                                                                                                      Page
ARTICLE I     DEFINITIONS ...........................................................................  1-1

         SECTION 1.01       General .................................................................  1-1

         SECTION 1.02       Specific Terms ..........................................................  1-1

         SECTION 1.03       Calculations ............................................................ 1-65

ARTICLE II    ESTABLISHMENT OF TRUST; TRANSFER OF LOANS .............................................  2-1

         SECTION 2.01       Closing .................................................................  2-1

         SECTION 2.02       Conditions to the Closing ...............................................  2-1

         SECTION 2.03       Conveyance of the Subsequent Loans ......................................  2-3

         SECTION 2.04       Acceptance by Trustee ...................................................  2-5

         SECTION 2.05       REMIC Provisions ........................................................  2-5

         SECTION 2.06       Seller Option to Substitute for Prepaid Loans ........................... 2-13

         SECTION 2.07       Conveyance of Uncertificated Subsidiary Interests and Uncertificated
                            Intermediate Interests .................................................. 2-14

ARTICLE III   REPRESENTATIONS AND WARRANTIES ........................................................  3-1

         SECTION 3.01       Representations and Warranties Regarding the Seller .....................  3-1

         SECTION 3.02       Representations and Warranties Regarding Each Loan ......................  3-2

         SECTION 3.03       Additional Representations and Warranties ...............................  3-6

         SECTION 3.04       Representations and Warranties Regarding the Loans in the Aggregate .....  3-6

         SECTION 3.05       Representations and Warranties Regarding the Loan Files ................. 3-10

         SECTION 3.06       Repurchases of Loans for Breach of Representations and Warranties ....... 3-10

         SECTION 3.07       No Repurchase Under Certain Circumstances ............................... 3-12

         SECTION 3.08       Certain Representations and Warranties Regarding Perfection of
                            the Loans ............................................................... 3-13

ARTICLE IV    PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS ...........................  4-1

         SECTION 4.01       Transfer of Loans .......................................................  4-1

         SECTION 4.02       Costs and Expenses ......................................................  4-1

ARTICLE V     SERVICING OF LOANS ....................................................................  5-1

         SECTION 5.01       Responsibility for Loan Administration ..................................  5-1

         SECTION 5.02       Standard of Care ........................................................  5-1

         SECTION 5.03       Records .................................................................  5-1

         SECTION 5.04       Inspection ..............................................................  5-1

         SECTION 5.05       Certificate Account .....................................................  5-2

         SECTION 5.06       Enforcement .............................................................  5-5

         SECTION 5.07       Trustee to Cooperate ....................................................  5-6

         SECTION 5.08       Costs and Expenses ......................................................  5-7

         SECTION 5.09       Maintenance of Insurance ................................................  5-7

         SECTION 5.10       Merger or Consolidation of Servicer .....................................  5-7

         SECTION 5.11       Advance Facility ........................................................  5-8

         SECTION 5.12       Backup Servicer ......................................................... 5-11

ARTICLE VI    REPORTS AND TAX MATTERS ...............................................................  6-1

         SECTION 6.01       Monthly Reports .........................................................  6-1

         SECTION 6.02       Officer's Certificate ...................................................  6-1

         SECTION 6.03       Other Data ..............................................................  6-1

         SECTION 6.04       Annual Report of Accountants ............................................  6-1

         SECTION 6.05       Statements to Certificateholders and the Class R Certificateholder ......  6-1

         SECTION 6.06       Payment of Taxes ........................................................  6-3

ARTICLE VII   SERVICE TRANSFER ......................................................................  7-1

         SECTION 7.01       Events of Termination ...................................................  7-1

         SECTION 7.02       Transfer ................................................................  7-2

         SECTION 7.03       Trustee to Act; Appointment of Successor ................................  7-2

         SECTION 7.04       Notification to Certificateholders and Class R Certificateholder ........  7-3

         SECTION 7.05       Effect of Transfer ......................................................  7-3

         SECTION 7.06       Transfer of Certificate Account .........................................  7-4

ARTICLE VIII  PAYMENTS ..............................................................................  8-1

         SECTION 8.01       Monthly Payments ........................................................  8-1

         SECTION 8.02       Advances ................................................................  8-2

         SECTION 8.03       [Reserved] ..............................................................  8-2

         SECTION 8.04       Permitted Withdrawals from the Certificate Account; Payments ............  8-2

         SECTION 8.05       Reassignment of Repurchased and Replaced Loans .......................... 8-10

         SECTION 8.06       Class R Certificateholder's Purchase Option ............................. 8-10

         SECTION 8.07       Intermediate REMIC and Subsidiary REMIC Distributions ................... 8-13

         SECTION 8.08       Pre-Funding Account ..................................................... 8-19

         SECTION 8.09       Yield Maintenance Reserve Fund .......................................... 8-20

         SECTION 8.10       Basis Risk Reserve Fund ................................................. 8-21

         SECTION 8.11       Capitalized Interest Account ............................................ 8-23

         SECTION 8.12       Allocation of Realized Loss Amounts ..................................... 8-24

ARTICLE IX    THE CERTIFICATES AND THE CLASS R CERTIFICATE ..........................................  9-1

         SECTION 9.01       The Certificates and the Class R Certificate ............................  9-1

         SECTION 9.02       Registration of Transfer and Exchange of Certificates and the
                            Class R Certificate .....................................................  9-2

         SECTION 9.03       No Charge; Disposition of Void Certificates or Class R Certificate ......  9-7

         SECTION 9.04       Mutilated, Destroyed, Lost or Stolen Certificates or Class R
                            Certificate .............................................................  9-7

         SECTION 9.05       Persons Deemed Owners ...................................................  9-8

         SECTION 9.06       Access to List of Certificateholders' and Class R Certificateholder's
                            Names and Addresses .....................................................  9-8

         SECTION 9.07       Authenticating Agents ...................................................  9-8

ARTICLE X     INDEMNITIES ........................................................................... 10-1

         SECTION 10.01      Real Estate ............................................................. 10-1

         SECTION 10.02      Liabilities to Obligors ................................................. 10-1

         SECTION 10.03      Tax Indemnification ..................................................... 10-1

         SECTION 10.04      Servicer's Indemnities .................................................. 10-1

         SECTION 10.05      Operation of Indemnities ................................................ 10-2

         SECTION 10.06      REMIC Tax Matters ....................................................... 10-2

         SECTION 10.07      Indemnification of Backup Servicer ...................................... 10-2

         SECTION 10.08      Limitation of Liability ................................................. 10-2

ARTICLE XI    THE TRUSTEE ........................................................................... 11-1

         SECTION 11.01      Duties of Trustee ....................................................... 11-1

         SECTION 11.02      Certain Matters Affecting the Trustee ................................... 11-2

         SECTION 11.03      Trustee Not Liable for Certificates, Class R Certificate or Loans ....... 11-3

         SECTION 11.04      Trustee May Own Certificates ............................................ 11-3

         SECTION 11.05      Rights of Certificateholders to Direct Trustee and to Waive
                            Events of Termination ................................................... 11-3

         SECTION 11.06      The Servicer to Pay Trustee's Fees and Expenses ......................... 11-4

         SECTION 11.07      Eligibility Requirements for Trustee .................................... 11-4

         SECTION 11.08      Resignation or Removal of Trustee ....................................... 11-5

         SECTION 11.09      Successor Trustee ....................................................... 11-5

         SECTION 11.10      Merger or Consolidation of Trustee ...................................... 11-6

         SECTION 11.11      Tax Returns ............................................................. 11-6

         SECTION 11.12      Obligor Claims .......................................................... 11-6

         SECTION 11.13      Appointment of Co-Trustee or Separate Trustee ........................... 11-7

         SECTION 11.14      Trustee and U.S. Bancorp ................................................ 11-8

         SECTION 11.15      Trustee Advances ........................................................ 11-8

ARTICLE XII   MISCELLANEOUS ......................................................................... 12-1

         SECTION 12.01      Servicer Not to Resign; Delegation of Servicing Duties .................. 12-1

         SECTION 12.02      Conseco Finance Corp. and Seller Not to Engage in Certain
                            Transactions with Respect to the Trust .................................. 12-1

         SECTION 12.03      Maintenance of Office or Agency ......................................... 12-1

         SECTION 12.04      Termination ............................................................. 12-1

         SECTION 12.05      Acts of Certificateholders and Class R Certificateholder ................ 12-5

         SECTION 12.06      Assignment or Delegation by Company ..................................... 12-6

         SECTION 12.07      Amendment ............................................................... 12-6

         SECTION 12.08      Notices ................................................................. 12-8

         SECTION 12.09      Merger and Integration .................................................. 12-9

         SECTION 12.10      Headings ................................................................ 12-9

         SECTION 12.11      Governing Law ........................................................... 12-9

Exhibit A    --  Form of Class [AF][AV] - [1][2][3][4][IO] Certificate
Exhibit B    --  Form of Class [MF][MV] - [1][2] Certificate
Exhibit C    --  Form of Class [BF][BV] - [1][2] Certificate
Exhibit D    --  Form of Assignment
Exhibit E    --  Form of Certificate of Officer
Exhibit F    --  Form of Opinion of Counsel for the Seller
Exhibit G    --  Form of Trustee's Acknowledgment
Exhibit H    --  Form of Certificate of Servicing Officer
Exhibit I    --  Form of Class B-3I Certificate
Exhibit J-1  --  Form of Certificate Regarding Repurchased Loans
Exhibit J-2  --  Form of Certificate Regarding Eligible Substitute Loans
Exhibit J-3  --  Form of Certificate Regarding Substitution for Prepaid Loans
Exhibit J-4  --  Servicer Request for Release of Loan File
Exhibit K    --  Form of Representation Letter
Exhibit L    --  List of Initial and Additional Group I and Group II Loans
Exhibit M    --  Form of Monthly Report
Exhibit N    --  Form of Addition Notice
Exhibit O    --  Form of Subsequent Transfer Instrument
Exhibit P    --  Form of Officer's Certificate (Subsequent Transfer)
Exhibit Q    --  Form of Class R Certificate
Exhibit R    --  Form of Class P Certificate

         AGREEMENT, dated as of July 1, 2002, among Conseco Finance Securitizations Corp., a corporation organized and existing under the laws of the State of Minnesota, as Seller (the "Seller"), Conseco Finance Corp., a corporation organized and existing under the laws of the State of Delaware as originator of the home equity loans described herein (the "Originator"), and as Servicer (the "Servicer"), Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States (the "Backup Servicer") and U.S. Bank National Association (formerly known as U.S. Bank Trust National Association), a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Trustee (the "Trustee") of Conseco Finance Home Equity Loan Trust 2002-C (the "Trust").

         WHEREAS, in the regular course of its business, Conseco Finance Corp. purchases, originates and services home equity loans, which loans provide for installment payments by or on behalf of the borrowers and grant mortgages, deeds of trust or security deeds on certain real estate securing such loans;

         WHEREAS, the Seller, in the ordinary course of its business, acquires pools of home equity loans and other receivables from Conseco Finance Corp. and arranges the securitization of those receivables;

         WHEREAS, the Seller intends to sell the Certificates (as defined herein), to be issued hereunder in sixteen classes (each, a "Class"), which, together with the Class R Certificate (as defined herein), in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein), consisting primarily of the Loans (as defined herein);

         WHEREAS, the Seller, the Originator, the Servicer, the Backup Servicer and the Trustee wish to set forth the terms and conditions on which the Trustee, on behalf of the Certificateholders (as defined herein) and Class R Certificateholder (as defined herein) will acquire the Loans and the Servicer will service the Loans;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 General. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, and Section references refer to Sections of this Agreement.

         SECTION 1.02 Specific Terms.

         "Accrual Period" means, with respect to any Payment Date, the period from and including the prior Payment Date (or, with respect to the first Payment Date, from and including the Closing Date) to but excluding such Payment Date.

         "Addition Notice" means, with respect to the transfer of Subsequent Loans to the Trust pursuant to Section 2.03 of this Agreement, a notice, substantially in the form of Exhibit N, which shall be given not later than five Business Days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Group I and Group II Loans, as applicable, to be sold to the Trust and the aggregate Cut-off Date Principal Balances of such Subsequent Loans.

         "Additional Loan" means a Loan identified as such on the List of Loans attached hereto, the aggregate Cut-off Date Principal Balance of which is $51,866,232.24 in Group I Loans and $78,231,361.07 in Group II Loans.

         "Adjusted Group I Net WAC Cap Rate" means, with respect to any Payment Date (i) occurring on or prior to the Payment Date occurring in October 2005, the Group I Net WAC Cap Rate adjusted for the amount of interest payable on the Class AF-IO Certificates and (ii) thereafter, the Group I Net WAC Cap Rate. For federal income tax purposes, however, the equivalent of the foregoing, expressed as the weighted average of the Pass-Through Rates on the Uncertificated Intermediate Group I Interests.

         "Adjusted Group II Net WAC Cap Rate" means, with respect to any Payment Date (i) occurring on or prior to the Payment Date occurring in October 2005, the Group II Net WAC Cap Rate adjusted for the amount of interest payable on the Class AV-IO Certificates and (ii) thereafter, the Group II Net WAC Cap Rate. For federal income tax purposes, however, the equivalent of the foregoing, expressed as the weighted average of the Pass-Through Rates the Uncertificated Intermediate Group II Interests.

         "Adjusted Net WAC Cap Rate" means, with respect to a Payment Date, the weighted average of the Adjusted Group I Net WAC Cap Rate and the Adjusted Group II Net WAC Cap Rate, based on the Intermediate Interest Principal Balance of the Uncertificated Intermediate Group I Interests and Uncertificated Intermediate Group II Interests.

         "Advance" means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer or the Trustee, as applicable, in the Certificate Account for such Payment Date pursuant to Section 8.02.


                                      1-1

         "Advance Financing Person" has the meaning assigned in Section 5.11(a).

         "Advance Payment" means any payment by an Obligor in advance of the Due Period in which it would be due under such Loan and which payment is not a Principal Prepayment.

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Aggregate Certificate Principal Balance" means the sum of the Aggregate Group I Certificate Principal Balance and the Aggregate Group II Certificate Principal Balance.

         "Aggregate Group I Certificate Principal Balance" means the sum of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class MF-1, Class MF-2, Class BF-1, and Class BF-2 Principal Balances plus the Class P(F) Principal Balance.

         "Aggregate Group II Certificate Principal Balance" means the sum of the Class AV-1, Class MV-1, Class MV-2, Class BV-1, and Class BV-2 Principal Balances plus the Class P(V) Principal Balance.

         "Agreement" means this Pooling and Servicing Agreement, as it may be amended from time to time.

         "Amount Available" means, for any Payment Date, the sum of the Group I Amount Available and the Group II Amount Available.

         "Amount Held for Future Distribution" means, for any Payment Date, the total of the amounts held in the Certificate Account in respect of the Group I or Group II Loans, as applicable, on the last day of the preceding Due Period on account of Advance Payments in respect of such Due Period.

         "Applicants" has the meaning assigned in Section 9.06.

         "Appointment Period" has the meaning assigned in Section 5.12(a).

         "Authenticating Agent" means any authenticating agent appointed pursuant to Section 9.07.

         "Average Sixty-Day Delinquency Ratio Test" means, to be considered "satisfied" for any Payment Date, that the arithmetic average of the Sixty-Day Delinquency Ratio for such Payment Date and for the two immediately preceding Payment Dates is less than or equal to

                  (a) with respect to the Group I Loans, 32.00% of the Senior Enhancement Percentage for the Group I Loans, and


                                      1-2

                  (b) with respect to the Group II Loans, 35.00% of the Senior Enhancement Percentage for the Group II Loans.

         "Backup Servicer" means Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States, located at 9062 Old Annapolis Road, Columbia, Maryland 21045, or an affiliate which primarily engages in servicing practices on its behalf, or any successor thereto.

         "Backup Servicing Fee" means, for any Payment Date and (a) the Group I Loans, one-twelfth of the product of 0.03% and the Group I Pool Scheduled Principal Balance as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date) and (b) the Group II Loans, one-twelfth of the product of 0.03% and the Group II Pool Scheduled Principal Balance as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date).

         "Balloon Loan" means a Loan that provides for the payment of the unamortized principal balance of such Loan in a single payment at the maturity of such Loan that is greater than the preceding monthly payments.

         "Basis Risk Carryover Shortfall" means the Class AF-1 Basis Risk Carryover Shortfall, the Class AF-2 Basis Risk Carryover Shortfall, the Class AF-3 Basis Risk Carryover Shortfall, the Class AF-4 Basis Risk Carryover Shortfall, the Class MF-1 Basis Risk Carryover Shortfall, the MF-2 Basis Risk Carryover Shortfall, the Class BF-1 Basis Risk Carryover Shortfall, the Class BF-2 Basis Risk Carryover Shortfall, the Class AV-1 Basis Risk Carryover Shortfall, the Class MV-1 Basis Risk Carryover Shortfall, the Class MV-2 Basis Risk Carryover Shortfall, the Class BV-1 Basis Risk Carryover Shortfall, or the Class BV-2 Basis Risk Carryover Shortfall, as applicable.

         "Basis Risk Reserve Fund" means a separate trust account created and maintained pursuant to Section 8.10 in the name of the Trust in an Eligible Institution.

         "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         "Business Day" means any day other than

         (a)      a Saturday or a Sunday, or

         (b) another day on which banking institutions in the city in which the Person taking action hereunder are authorized or obligated by law, executive order, or governmental decree to be closed.

         "Calculation Agent" means the Person who establishes LIBOR with respect to each Interest Reset Period. The Calculation Agent shall be the Trustee unless the Trustee is unable or unwilling so to act, in which case the Calculation Agent shall be a financial institution appointed by the Seller.


                                      1-3

         "Capitalized Interest Account" means a separate trust account created and maintained pursuant to Section 8.11 in the name of the Trust in an Eligible Institution.

         "Certificate" means a Group I Certificate, Group II Certificate, Class B-3I Certificate or Class P Certificate, but does not include the Class R Certificate.

         "Certificate Account" means a separate trust account created and maintained pursuant to Section 5.05 in the name of the Trust in an Eligible Institution.

         "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate or, if Definitive Certificates have been issued, Certificateholders.

         "Certificate Register" means the register maintained pursuant to
Section 9.02.

         "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

         "Certificateholder" or "Holder" means the person in whose name a Certificate or Class R Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate or Class R Certificate registered in the name of the Originator or the Seller or any of their Affiliates shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Certificates or a Class R Certificate which the Trustee knows to be so owned shall be so disregarded.

         "Class AF," "Class AF-IO," "Class MF," "Class BF," "Class AV," "Class AV-IO," "Class MV," "Class BV," "Class B-3I," "Class P" or "Class R" means pertaining to Class AF Certificates, Class AF-IO Certificates, Class MF Certificates, Class BF Certificates, Class AV Certificates, Class AV-IO Certificates, Class MV Certificates, Class BV Certificates, Class B-3I Certificates, the Class P Certificate and/or the Class R Certificate, as the case may be.

         "Class AF Certificates" means the Class AF-1, Class AF-2, Class AF-3, and Class AF-4 Certificates, collectively.

         "Class AF Current Interest Amount" means, for any Payment Date, the sum of interest accrued during the related Accrual Period at (i) the Class AF-1 Interest Rate on the Class AF-1 Principal Balance, (ii) the Class AF-2 Interest Rate on the Class AF-2 Principal Balance, (iii) the Class AF-3 Interest Rate on the Class AF-3 Principal Balance, and (iv) the Class AF-4 Interest Rate on the Class AF-4 Principal Balance.

         "Class AF Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class AF Principal Balance and


                                      1-4

         (b) (i) if the Payment Date is before the Stepdown Date for the Group I Certificates or a Group I Trigger Event exists, the Group I Formula Principal Distribution Amount; and

            (ii) if the Payment Date is on or after the Stepdown Date for the Group I Certificates and no Group I Trigger Event exists, the excess of the Class AF Principal Balance over the lesser of

                  (A) 52.00% of the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                  (B) the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group I OC Floor.

         "Class AF Interest Carry Forward Amount" means, with respect to any Payment Date and each Class of Class AF Certificates, the excess, if any, of the Class AF Current Interest Amount in respect of such Class for such Payment Date over the amount actually paid on such Class in respect of the Class AF Current Interest Amount on such Payment Date.

         "Class AF Principal Balance" means, for any Payment Date, the sum of the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Principal Balances.

         "Class AF-1 Basis Risk Carryover Shortfall" means, for any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class AF-1 Certificates would have been entitled to receive on such Payment Date (but not in excess of 15.00% per annum) had the Class AF-1 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class AF-1 Certificates received on such Payment Date based on the Adjusted Group I Net WAC Cap Rate.

         "Class AF-1 Certificate" means any one of the Class AF-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class AF-1 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class AF-1 Certificateholders pursuant to Sections 8.04, 8.10 and 8.11 on such Payment Date.

         "Class AF-1 Interest Rate" means a floating rate per annum equal to the least of (a) LIBOR plus the Class AF-1 Margin, (b) the Adjusted Group I Net WAC Cap Rate, and (c) 15.00% per annum.


                                      1-5

         "Class AF-1 Margin" means 0.20%.

         "Class AF-1 Principal Balance" means, for any Payment Date, the Original Class AF-1 Principal Balance less all amounts distributed to Holders of Class AF-1 Certificates in respect of principal on prior Payment Dates.

         "Class AF-2 Basis Risk Carryover Shortfall" means, for any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class AF-2 Certificates would have been entitled to receive on such Payment Date had the Class AF-2 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class AF-2 Certificates received on such Payment Date based on the Adjusted Group I Net WAC Cap Rate.

         "Class AF-2 Certificate" means any one of the Class AF-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class AF-2 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class AF-2 Certificateholders pursuant to Sections 8.04, 8.10 and 8.11 on such Payment Date.

         "Class AF-2 Interest Rate" means a rate equal to the lesser of (a) 3.827% per annum and (b) the Adjusted Group I Net WAC Cap Rate.

         "Class AF-2 Principal Balance" means, for any Payment Date, the Original Class AF-2 Principal Balance less all amounts distributed to Holders of Class AF-2 Certificates in respect of principal on prior Payment Dates.

         "Class AF-3 Basis Risk Carryover Shortfall" means, for any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class AF-3 Certificates would have been entitled to receive on such Payment Date had the Class AF-3 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class AF-3 Certificates received on such Payment Date based on the Adjusted Group I Net WAC Cap Rate.

         "Class AF-3 Certificate" means any one of the Class AF-3 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.


                                       1-6

         "Class AF-3 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class AF-3 Certificateholders pursuant to Sections 8.04, 8.10 and 8.11 on such Payment Date.

         "Class AF-3 Interest Rate" means a rate equal to the lesser of (a) 4.580% per annum, and (b) the Adjusted Group I Net WAC Cap Rate.

         "Class AF-3 Principal Balance" means, for any Payment Date, the Original Class AF-3 Principal Balance less all amounts distributed to Holders of Class AF-3 Certificates in respect of principal on prior Payment Dates.

         "Class AF-4 Basis Risk Carryover Shortfall" means, for any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class AF-4 Certificates would have been entitled to receive on such Payment Date had the Class AF-4 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class AF-4 Certificates received on such Payment Date based on the Adjusted Group I Net WAC Cap Rate.

         "Class AF-4 Certificate" means any one of the Class AF-4 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class AF-4 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class AF-4 Certificateholders pursuant to Sections 8.04, 8.10 and 8.11 on such Payment Date.

         "Class AF-4 Interest Rate" means a rate equal to the lesser of (a) 5.972% per annum and (b) the Adjusted Group I Net WAC Cap Rate.

         "Class AF-4 Principal Balance" means, for any Payment Date, the Original Class AF-4 Principal Balance less all amounts distributed to Holders of Class AF-4 Certificates in respect of principal on prior Payment Dates.

         "Class AF-IO Certificates" means the Class AF-IO Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class AF-IO Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class AF-IO Interest Rate on the Class AF-IO Notional Amount.


                                      1-7

         "Class AF-IO Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class AF-IO Certificateholder pursuant to Sections 8.04 and 8.11 on such Payment Date.

         "Class AF-IO Interest Rate" means a rate per annum equal to the lesser of (a) 7.50% per annum and (b) the Group I Net WAC Cap Rate. For federal income tax purposes, however, the Class AF-IO Certificates will not have a Class AF-IO Pass-Through Rate, and the Class AF-IO Current Interest Amount for the Class AF-IO Certificates and any Payment Date will be deemed to be 100% of the amount distributed on the Class I-AF-IO Interest for such Payment Date.

         "Class AF-IO Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class AF-IO Current Interest Amount for such Payment Date over the amount actually paid on the Class AF-IO Certificates in respect of the Class AF-IO Current Interest Amount on such Payment Date.

         "Class AF-IO Notional Amount" means, with respect to each Payment Date, the lesser of (a) the Group I Pool Scheduled Principal Balance, and (b) the following amounts for the following time periods:

                     Payment Date
                     ------------
              From                  Through                     Notional Amount
              ----                  -------                     ---------------
         Closing Date          October 2002                        $123,750,000
         November 2002         January 2003                        $103,125,000
         February 2003         April 2003                          $ 86,625,000
         May 2003              July 2003                           $ 72,875,000
         August 2003           October 2003                        $ 60,500,000
         November 2003         January 2004                        $ 50,875,000
         February 2004         April 2004                          $ 42,625,000
         May 2004              July 2004                           $ 35,750,000
         August 2004           October 2004                        $ 30,250,000
         November 2004         January 2005                        $ 24,750,000
         February 2005         April 2005                          $ 22,000,000
         May 2005              July 2005                           $ 17,875,000
         August 2005           October 2005                        $ 15,125,000
         November 2005         any Payment Date thereafter         $          0

         "Class AV Certificates" means the Class AV-1 Certificates.

         "Class AV Current Interest Amount" means, for any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class AV-1 Interest Rate on the Class AV-1 Principal Balance.

         "Class AV Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class AV Principal Balance and


                                      1-8

         (b) (i) if the Payment Date is before the Stepdown Date for the Group II Certificates or a Group II Trigger Event exists, the Group II Formula Principal Distribution Amount; and

            (ii) if the Payment Date is on or after the Stepdown Date for the Group II Certificates and no Group II Trigger Event exists, the excess of the Class AV Principal Balance over

                  (A) 54.00% of the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                  (B) the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group II OC Floor.

         "Class AV Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class AV Current Interest Amount for such Payment Date over the amount actually paid on the Class AV Certificates in respect of the Class AV Current Interest Amount on such Payment Date.

         "Class AV Principal Balance" means, for any Payment Date, the Class AV-1 Principal Balance.

         "Class AV-1 Basis Risk Carryover Shortfall" means, for any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class AV-1 Certificates would have been entitled to receive on such Payment Date (but not in excess of 15.00% per annum) had the Class AV-1 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class AV-1 Certificates received on such Payment Date based on the Adjusted Group II Net WAC Cap Rate.

         "Class AV-1 Certificate" means any one of the Class AV-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class AV-1 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class AV-1 Certificateholders pursuant to Sections 8.04, 8.09, 8.10 and 8.11 on such Payment Date.

         "Class AV-1 Interest Rate" means a floating rate per annum equal to the least of (a) LIBOR plus the Class AV-1 Margin, (b) the Adjusted Group II Net WAC Cap Rate, and (c) 15.00% per annum.


                                       1-9

         "Class AV-1 Margin" means 0.45%.

         "Class AV-1 Principal Balance" means, for any Payment Date, the Original Class AV-1 Principal Balance less all amounts distributed to Holders of Class AV-1 Certificates in respect of principal on prior Payment Dates.

         "Class AV-IO Certificates" means the Class AV-IO Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class AV-IO Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class AV-IO Interest Rate on the Class AV-IO Notional Amount.

         "Class AV-IO Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class AV-IO Certificateholder pursuant to Sections 8.04 and 8.11 on such Payment Date.

         "Class AV-IO Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class AV-IO Current Interest Amount for such Payment Date over the amount actually paid on the Class AV-IO Certificates in respect of the Class AV-IO Current Interest Amount on such Payment Date.

         "Class AV-IO Interest Rate" means a rate per annum equal to the lesser of (a) 7.50% per annum and (b) the Group II Net WAC Cap Rate. For federal income tax purposes, however, the Class AV-IO Certificates will not have a Class AV-IO Pass-Through Rate, and the Class AV-IO Current Interest Amount for the Class AV-IO Certificates and any Payment Date will be deemed to be 100% of the amount distributed on the Class I-AV-IO Interest for such Payment Date.

         "Class AV-IO Notional Amount" means, with respect to each Payment Date, the lesser of (a) the Group II Pool Scheduled Principal Balance, and (b) the following amounts for the following time periods:

                     Payment Dates
                     -------------
              From                   Through                    Notional Amount
              ----                   -------                    ---------------
         Closing Date           October 2002                        $89,600,000
         November 2002          January 2003                        $76,800,000
         February 2003          April 2003                          $64,000,000
         May 2003               July 2003                           $52,800,000
         August 2003            October 2003                        $44,800,000
         November 2003          January 2004                        $38,400,000
         February 2004          April 2004                          $32,000,000
         May 2004               July 2004                           $27,200,000
         August 2004            October 2004                        $22,400,000
         November 2004          January 2005                        $19,200,000
         February 2005          April 2005                          $16,000,000
         May 2005               July 2005                           $12,800,000
         August 2005            October 2005                        $11,200,000
         November 2005          any Payment Date thereafter         $         0


                                      1-10

         "Class B-3I Certificate" means any one of the Class B-3I Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit I hereto and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class B-3I Distribution Amount" means, as to any Payment Date, an amount equal to the lesser of (i) the Class B-3I Formula Distribution Amount for such Payment Date and (ii) the Remaining Excess Cashflow for such Payment Date.

         "Class B-3I Formula Distribution Amount" means, as to any Payment Date, an amount equal to the sum of (A) the product of (i) the Class B-3I Interest Rate for such Payment Date and (ii) the Class B-3I Notional Amount and (B) the amount, if any, by which the Class B-3I Formula Distribution Amount on the preceding Payment Date exceeded the Class B-3I Distribution Amount on such preceding Payment Date.

         "Class B-3I Interest Rate" means the Adjusted Net WAC Cap Rate over the product of (A) two and (B) the weighted average Pass-Through Rate of the Class I-F Accrual Interest, the Class I-V Accrual Interest and the Intermediate REMIC Accretion Directed Interests, provided that, for this purpose the Pass-Through Rate for the Class I-F Accrual Interest and the Class I-V Accrual Interest shall be subject to a cap of zero and the Pass-Through Rate for each Intermediate REMIC Accretion Directed Interest shall not exceed the Interest Rate on its Corresponding Certificate Class.

         "Class B-3I Notional Amount" means $475,000,000 for the first Payment Date and, for any other Payment Date, the sum of the Pool Scheduled Principal Balance and the Pre-Funded Amount as of the immediately preceding Payment Date.

         "Class BF Certificates" means the Class BF-1 and Class BF-2 Certificates, collectively.

         "Class BF-1 Allocated Realized Loss Amount" means, for any Payment Date, that portion, if any, of the Realized Loss Amount for such Payment Date allocated to the Class BF-1 Certificates in accordance with Section 8.12(a).

         "Class BF-1 Allocated Realized Loss Interest Amount" means, with respect to any Payment Date, interest accrued during the related Accrual Period at the Class BF-1 Interest Rate on the Unpaid Class BF-1 Realized Loss Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to Section 8.04(c)(viii)).

         "Class BF-1 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any of

         (a) the amount of interest that the Class BF-1 Certificates would have been entitled to receive on such Payment Date (but not in excess of 15.00% per annum) had the


                                      1-11

                  Class BF-1 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class BF-1 Certificates received on such Payment Date based on the Adjusted Group I Net WAC Cap Rate.

         "Class BF-1 Certificate" means any one of the Class BF-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class BF-1 Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class BF-1 Interest Rate on the Class BF-1 Principal Balance.

         "Class BF-1 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class BF-1 Certificateholders pursuant to Sections 8.04, 8.10 and 8.11 on such Payment Date.

         "Class BF-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class BF-1 Principal Balance and

         (b) (i) if the Payment Date is before the Stepdown Date for the Group I Certificates or a Group I Trigger Event exists, the Group I Formula Principal Distribution Amount less distributions on such Payment Date in respect of the Class AF, Class MF-1 and Class MF-2 Formula Principal Distribution Amounts; and

            (ii) if the Payment Date is on or after the Stepdown Date for the Group I Certificates and no Group I Trigger Event exists, the excess of

                  (A) the aggregate Class AF, Class MF-1, Class MF-2 and Class BF-1 Principal Balances, less distributions on such Payment Date in respect of the Class AF, Class MF-1 and Class MF-2 Formula Principal Distribution Amounts, over

                  (B)      the lesser of

                           (x) 88.50% of the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                           (y) the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled


                                      1-12
                                    principal collections received during the related Due Period), less the Group I OC Floor.

         "Class BF-1 Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class BF-1 Current Interest Amount for such Payment Date over the amount actually paid on the Class BF-1 Certificates in respect of the Class BF-1 Current Interest Amount on such Payment Date.

         "Class BF-1 Interest Rate" means a floating rate per annum equal to the lesser of (a) 8.000% per annum and (b) the Adjusted Group I Net WAC Cap Rate.

         "Class BF-1 Principal Balance" means, as to any Payment Date, the Original Class BF-1 Principal Balance minus the sum of

         (a) all amounts distributed to Holders of Class BF-1 Certificates on prior Payment Dates on account of principal, plus

         (b) all Class BF-1 Allocated Realized Loss Amounts prior to such Payment Date.

         "Class BF-2 Allocated Realized Loss Amount" means, for any Payment Date, that portion, if any, of the Realized Loss Amount for such Payment Date allocated to the Class BF-2 Certificates in accordance with Section 8.12(a).

         "Class BF-2 Allocated Realized Loss Interest Amount" means, with respect to any Payment Date, interest accrued during the related Accrual Period at the Class BF-2 Interest Rate on the Unpaid Class BF-2 Realized Loss Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to Section 8.04(c)(x)).

         "Class BF-2 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class BF-2 Certificates would have been entitled to receive on such Payment Date had the Class BF-2 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class BF-2 Certificates received on such Payment Date based on the Adjusted Group I Net WAC Cap Rate.

         "Class BF-2 Certificate" means any one of the Class BF-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class BF-2 Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class BF-2 Interest Rate on the Class BF-2 Principal Balance.


                                      1-13

         "Class BF-2 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class BF-2 Certificateholders pursuant to Sections 8.04, 8.10 and 8.11 on such Payment Date.

         "Class BF-2 Extra Principal Distribution Amount" means, for any Payment Date, the amount distributed to the Class BF-2 Certificates on such Payment Date pursuant to Section 8.04(c)(xiii).

         "Class BF-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class BF-2 Principal Balance and

         (b) (i) if the Payment Date is before the Stepdown Date for the Group I Certificates or a Group I Trigger Event exists, the Group I Formula Principal Distribution Amount less distributions on such Payment Date in respect of the Class AF, Class MF-1, Class MF-2 and Class BF-1 Formula Principal Distribution Amounts; and

             (ii) if the Payment Date is on or after the Stepdown Date for the
                  Group I Certificates and no Group I Trigger Event exists, the excess of

                  (A) the aggregate Class AF, Class MF-1, Class MF-2, Class BF-1 and Class BF-2 Principal Balances, less distributions on such Payment Date in respect of the Class AF, Class MF-1, Class MF-2 and Class BF-1 Formula Principal Distribution Amounts, over

                  (B)      the lesser of

                           (x) 94.00% of the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                           (y) the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group I OC Floor.

         "Class BF-2 Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class BF-2 Current Interest Amount for such Payment Date over the amount actually paid on the Class BF-2 Certificates in respect of the Class BF-2 Current Interest Amount on such Payment Date.

         "Class BF-2 Interest Rate" means a rate equal to the lesser of (a) 8.00% per annum and (b) the Adjusted Group I Net WAC Cap Rate.


                                      1-14

         "Class BF-2 Principal Balance" means, as to any Payment Date, the Original Class BF-2 Principal Balance minus the sum of

         (a) all amounts distributed to Holders of Class BF-2 Certificates on prior Payment Dates on account of principal, plus

         (b) all Class BF-2 Allocated Realized Loss Amounts prior to such Payment Date.

         "Class BV Certificates" means the Class BV-1 and Class BV-2 Certificates, collectively.

         "Class BV-1 Allocated Realized Loss Amount" means, for any Payment Date, that portion, if any, of the Realized Loss Amount for such Payment Date allocated to the Class BV-1 Certificates in accordance with Section 8.12(b).

         "Class BV-1 Allocated Realized Loss Interest Amount" means, with respect to any Payment Date, interest accrued during the related Accrual Period at the Class BV-1 Interest Rate on the Unpaid Class BV-1 Realized Loss Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to Section 8.04(e)(viii)).

         "Class BV-1 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any of

         (a) the amount of interest that the Class BV-1 Certificates would have been entitled to receive on such Payment Date (but not in excess of 15.00% per annum) had the Class BV-1 Interest Rate not been calculated based on the Adjusted Group II Net WAC Cap Rate, over

         (b) the amount of interest that the Class BV-1 Certificates received on such Payment Date based on the Adjusted Group II Net WAC Cap Rate.

         "Class BV-1 Certificate" means any one of the Class BV-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class BV-1 Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class BV-1 Interest Rate on the Class BV-1 Principal Balance.

         "Class BV-1 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class BV-1 Certificateholders pursuant to Sections 8.04, 8.09, 8.10 and 8.11 on such Payment Date.

         "Class BV-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class BV-1 Principal Balance and


                                      1-15

         (b) (i) if the Payment Date is before the Stepdown Date for the Group II Certificates or a Group II Trigger Event exists, the Group II Formula Principal Distribution Amount less distributions on such Payment Date in respect of the Class AV, Class MV-1 and Class MV-2 Formula Principal Distribution Amounts; and

             (ii) if the Payment Date is on or after the Stepdown Date for the
                  Group II Certificates and no Group II Trigger Event exists, the excess of

                  (A) the aggregate Class AV, Class MV-1, Class MV-2 and Class BV-1 Principal Balances, less distributions on such Payment Date in respect of the Class AV, Class MV-1 and Class MV-2 Formula Principal Distribution Amounts, over

                  (B)      the lesser of

                           (x) 89.50% of the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                           (y) the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group II OC Floor.

         "Class BV-1 Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class BV-1 Current Interest Amount for such Payment Date over the amount actually paid on the Class BV-1 Certificates in respect of the Class BV-1 Current Interest on such Payment Date.

         "Class BV-1 Interest Rate" means a floating rate per annum equal to the least of (a) LIBOR plus the Class BV-1 Margin, (b) the Adjusted Group II Net WAC Cap Rate, and (c) 15.00% per annum.

         "Class BV-1 Margin" means 3.00%.

         "Class BV-1 Principal Balance" means, as to any Payment Date, the Original Class BV-1 Principal Balance minus the sum of

         (a) all amounts distributed to Holders of Class BV-1 Certificates on prior Payment Dates on account of principal, plus

         (b) all Class BV-1 Allocated Realized Loss Amounts prior to such Payment Date.

         "Class BV-2 Allocated Realized Loss Amount" means, for any Payment Date, that portion, if any, of the Realized Loss Amount for such Payment Date allocated to the Class BV-2 Certificates in accordance with Section 8.12(b).


                                      1-16

         "Class BV-2 Allocated Realized Loss Interest Amount" means, with respect to any Payment Date, interest accrued during the related Accrual Period at the Class BV-2 Interest Rate on the Unpaid Class BV-2 Realized Loss Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to Section 8.04(e)(x)).

         "Class BV-2 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class BV-2 Certificates would have been entitled to receive on such Payment Date (but not in excess of 15.00% per annum) had the Class BV-2 Interest Rate not been calculated based on the Adjusted Group II Net WAC Cap Rate, over

         (b) the amount of interest that the Class BV-2 Certificates received on such Payment Date based on the Adjusted Group II Net WAC Cap Rate.

         "Class BV-2 Certificate" means any one of the Class BV-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class BV-2 Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class BV-2 Interest Rate on the Class BV-2 Principal Balance.

         "Class BV-2 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class BV-2 Certificateholders pursuant to Sections 8.04, 8.09, 8.10 and 8.11 on such Payment Date.

         "Class BV-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class BV-2 Principal Balance and

         (b) (i) if the Payment Date is before the Stepdown Date for the Group II Certificates or a Group II Trigger Event exists, the Group II Formula Principal Distribution Amount less distributions on such Payment Date in respect of the Class AV, Class MV-1, Class MV-2 and Class BV-1 Formula Principal Distribution Amounts; and

             (ii) if the Payment Date is on or after the Stepdown Date for the
                  Group II Certificates and no Group II Trigger Event exists, the excess of

                  (A) the aggregate Class AV, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Principal Balances, less distributions on such Payment Date in respect of the Class AV, Class MV-1, Class MV-2 and Class BV-1 Formula Principal Distribution Amounts, over


                                      1-17

                  (B)      the lesser of

                           (x) 95.50% of the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                           (y) the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group II OC Floor.

         "Class BV-2 Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class BV-2 Current Interest Amount for such Payment Date over the amount actually paid on the Class BV-2 Certificates in respect of the Class BV-2 Current Interest Amount on such Payment Date.

         "Class BV-2 Interest Rate" means a rate equal to the least of (a) LIBOR plus the Class BV-2 Margin, (b) the Adjusted Group II Net WAC Cap Rate, and (c) 15.00% per annum.

         "Class BV-2 Margin" means 3.00%.

         "Class BV-2 Principal Balance" means, as to any Payment Date, the Original Class BV-2 Principal Balance minus the sum of

         (a) all amounts distributed to Holders of Class BV-2 Certificates on prior Payment Dates on account of principal, plus

         (b) all Class BV-2 Allocated Realized Loss Amounts prior to such Payment Date.

         "Class I-AF-IO" means any one or more individual components of the Class I-AF-IO Interest, as the case may be.

         "Class I-AF-IO Interest" means the Class I-AF-IO(1), Class I-AF-IO(2), Class I-AF-IO(3), Class I-AF-IO(4), Class I-AF-IO(5), Class I-AF-IO(6), Class I-AF-IO(7), Class I-AF-IO(8), Class I-AF-IO(9), Class I-AF-IO(10), Class I-AF-IO(11), Class I-AF-IO(12) and Class I-AF-IO(13) Interests, collectively.

         "Class I-AF-IO Interest Rate" means the excess, if any, of (a) the weighted average of the Pass-Through Rates of the Class S-1F and Class S-2F Interests over (b) the excess, if any, of (i) the weighted average of the Pass-Through Rates of the Class S-1F and Class S-2F Interests over (ii) 7.50% per annum.

         "Class I-AV-IO" means any one or more individual components of the Class I-AV-IO Interest, as the case may be.

         "Class I-AV-IO Interest" means the Class I-AV-IO(1), Class I-AV-IO(2), Class I-AV-IO(3), Class I-AV-IO(4), Class I-AV-IO(5), Class I-AV-IO(6), Class I-AV-IO(7),


                                      1-18

Class I-AV-IO(8), Class I-AV-IO(9), Class I-AV-IO(10), Class I-AV-IO(11), Class I-AV-IO(12) and Class I-AV-IO(13) Interests, collectively.

         "Class I-AV-IO Interest Rate" means the excess, if any, of (a) the weighted average of the Pass-Through Rates of the Class S-1V and Class S-2V Interests over (b) the excess, if any, of (i) the weighted average of the Pass-Through Rates of the Class S-1V and Class S-2V Interests over (ii) 7.50% per annum.

         "Class MF Certificates" means the Class MF-1 and Class MF-2 Certificates, collectively.

         "Class MF-1 Allocated Realized Loss Amount" means, with respect to any Payment Date, that portion, if any, of the Realized Loss Amount for such Payment Date allocated to the Class MF-1 Certificates in accordance with Section 8.12(a).

         "Class MF-1 Allocated Realized Loss Interest Amount" means, with respect to any Payment Date, interest accrued during the related Accrual Period at the Class MF-1 Interest Rate on the Unpaid Class MF-1 Realized Loss Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to Section 8.04(c)(iv)).

         "Class MF-1 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class MF-1 Certificates would have been entitled to receive on such Payment Date had the Class MF-1 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class MF-1 Certificates received on such Payment Date based on the Adjusted Group I Net WAC Cap Rate.

         "Class MF-1 Certificate" means any one of the Class MF-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class MF-1 Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class MF-1 Interest Rate on the Class MF-1 Principal Balance.

         "Class MF-1 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class MF-1 Certificateholders pursuant to Sections 8.04, 8.10 and 8.11 on such Payment Date.

         "Class MF-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class MF-1 Principal Balance and


                                      1-19

         (b) (i) if the Payment Date is before the Stepdown Date for the Group I Certificates or a Group I Trigger Event exists, the Group I Formula Principal Distribution Amount less distributions on such Payment Date in respect of the Class AF Formula Principal Distribution Amount; and

             (ii) if the Payment Date is on or after the Stepdown Date for the
                  Group I Certificates and no Group I Trigger Event exists, the excess of

                  (A) the aggregate Class AF and Class MF-1 Principal Balances, less distributions on such Payment Date in respect of the Class AF Formula Principal Distribution Amounts, over

                  (B)      the lesser of

                           (x) 66.50% of the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                           (y) the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group I OC Floor.

         "Class MF-1 Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class MF-1 Current Interest Amount for such Payment Date over the amount actually paid on the Class MF-1 Certificates in respect of the Class MF-1 Current Interest Amount on such Payment Date.

         "Class MF-1 Interest Rate" means a floating rate per annum equal to the lesser of (a) 6.158% per annum and (b) the Adjusted Group I Net WAC Cap Rate.

         "Class MF-1 Principal Balance" means, as to any Payment Date, the Original Class MF-1 Principal Balance minus the sum of

         (a) all amounts distributed to Holders of Class MF-1 Certificates on prior Payment Dates on account of principal, plus

         (b) all Class MF-1 Allocated Realized Loss Amounts prior to such Payment Date.

         "Class MF-2 Allocated Realized Loss Amount" means, with respect to any Payment Date, that portion, if any, of the Realized Loss Amount for such Payment Date allocated to the Class MF-2 Certificates in accordance with Section 8.12(a).

         "Class MF-2 Allocated Realized Loss Interest Amount" means, with respect to any Payment Date, interest accrued during the related Accrual Period at the Class MF-2 Interest Rate on the Unpaid Class MF-2 Realized Loss Amount for the immediately preceding Payment Date


                                      1-20

(after giving effect to any payment in reduction thereof on such Payment Date pursuant to Section 8.04(c)(vi)).

         "Class MF-2 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any of

         (a) the amount of interest that the Class MF-2 Certificates would have been entitled to receive on such Payment Date had the Class MF-2 Interest Rate not been calculated based on the Adjusted Group I Net WAC Cap Rate, over

         (b) the amount of interest that the Class MF-2 Certificates received on such Payment Date based on the Adjusted Group I Net WAC Cap Rate.

         "Class MF-2 Certificate" means any one of the Class MF-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class MF-2 Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class MF-2 Interest Rate on the Class MF-2 Principal Balance.

         "Class MF-2 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class MF-2 Certificateholders pursuant to Sections 8.04, 8.10 and 8.11 on such Payment Date.

         "Class MF-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class MF-2 Principal Balance and

         (b) (i) if the Payment Date is before the Stepdown Date for the Group I Certificates or a Group I Trigger Event exists, the Group I Formula Principal Distribution Amount less distributions on such Payment Date in respect of the Class AF and Class MF-1 Formula Principal Distribution Amounts; and

             (ii) if the Payment Date is on or after the Stepdown Date for the
                  Group I Certificates and no Group I Trigger Event exists, the excess of

                  (A) the aggregate Class AF, Class MF-1 and Class MF-2 Principal Balances, less distributions on such Payment Date in respect of the Class AF and Class MF-1 Formula Principal Distribution Amounts, over


                                      1-21

                  (B)      the lesser of

                           (x) 79.00% of the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                           (y) the Group I Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group I OC Floor.

         "Class MF-2 Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class MF-2 Current Interest Amount for such Payment Date over the amount actually paid on the Class MF-2 Certificates in respect of the Class MF-2 Current Interest Amount on such Payment Date.

         "Class MF-2 Interest Rate" means a floating rate per annum equal to the lesser of (a) 6.981% per annum and (b) the Adjusted Group I Net WAC Cap Rate.

         "Class MF-2 Principal Balance" means, as to any Payment Date, the Original Class MF-2 Principal Balance minus the sum of

         (a) all amounts distributed to Holders of Class MF-2 Certificates on prior Payment Dates on account of principal, plus

         (b) all Class MF-2 Allocated Realized Loss Amounts prior to such Payment Date.

         "Class MV Certificates" means the Class MV-1 and Class MV-2 Certificates, collectively.

         "Class MV-1 Allocated Realized Loss Amount" means, with respect to any Payment Date, that portion, if any, of the Realized Loss Amount for such Payment Date allocated to the Class MV-1 Certificates in accordance with Section 8.12(b).

         "Class MV-1 Allocated Realized Loss Interest Amount" means, with respect to any Payment Date, interest accrued during the related Accrual Period at the Class MV-1 Interest Rate on the Unpaid Class MV-1 Realized Loss Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to Section 8.04(e)(iv)).

         "Class MV-1 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of

         (a) the amount of interest that the Class MV-1 Certificates would have been entitled to receive on such Payment Date (but not in excess of 15.00% per annum) had the Class MV-1 Interest Rate not been calculated based on the Adjusted Group II Net WAC Cap Rate, over


                                      1-22

         (b) the amount of interest that the Class MV-1 Certificates received on such Payment Date based on the Adjusted Group II Net WAC Cap Rate.

         "Class MV-1 Certificate" means any one of the Class MV-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class MV-1 Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class MV-1 Interest Rate on the Class MV-1 Principal Balance.

         "Class MV-1 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class MV-1 Certificateholders pursuant to Sections 8.04, 8.09, 8.10 and 8.11 on such Payment Date.

         "Class MV-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class MV-1 Principal Balance and

         (b) (i) if the Payment Date is before the Stepdown Date for the Group II Certificates or a Group II Trigger Event exists, the Group II Formula Principal Distribution Amount less distributions on such Payment Date in respect of the Class AV Formula Principal Distribution Amount; and

             (ii) if the Payment Date is on or after the Stepdown Date for the
                  Group II Certificates and no Group II Trigger Event exists, the excess of

                  (A) the aggregate Class AV and Class MV-1 Principal Balances, less distributions on such Payment Date in respect of the Class AV Formula Principal Distribution Amount, over

                  (B)      the lesser of

                           (x) 68.50% of the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                           (y) the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group II OC Floor.

         "Class MV-1 Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class MV-1 Current Interest Amount for such Payment Date over the


                                      1-23
amount actually paid on the Class MV-1 Certificates in respect of the Class MV-1 Current Interest Amount on such Payment Date.

         "Class MV-1 Interest Rate" means a floating rate per annum equal to the least of (a) LIBOR plus the Class MV-1 Margin, (b) the Adjusted Group II Net WAC Cap Rate and (c) 15% per annum.

         "Class MV-1 Margin" means 1.50%.

         "Class MV-1 Principal Balance" means, as to any Payment Date, the Original Class MV-1 Principal Balance minus the sum of

         (a) all amounts distributed to Holders of Class MV-1 Certificates on prior Payment Dates on account of principal, plus

         (b) all Class MV-1 Allocated Realized Loss Amounts prior to such Payment Date.

         "Class MV-2 Allocated Realized Loss Amount" means, with respect to any Payment Date, that portion, if any, of the Realized Loss Amount for such Payment Date allocated to the Class MV-2 Certificates in accordance with Section 8.12(b).

         "Class MV-2 Allocated Realized Loss Interest Amount" means, with respect to any Payment Date, interest accrued during the related Accrual Period at the Class MV-2 Interest Rate on the Unpaid Class MV-2 Realized Loss Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to Section 8.04(e)(vi)).

         "Class MV-2 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any of

         (a) the amount of interest that the Class MV-2 Certificates would have been entitled to receive on such Payment Date (but not in excess of 15.00% per annum) had the Class MV-2 Interest Rate not been calculated based on the Adjusted Group II Net WAC Cap Rate, over

         (b) the amount of interest that the Class MV-2 Certificates received on such Payment Date based on the Adjusted Group II Net WAC Cap Rate.

         "Class MV-2 Certificate" means any one of the Class MV-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class MV-2 Current Interest Amount" means, with respect to any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Class MV-2 Interest Rate on the Class MV-2 Principal Balance.


                                      1-24

         "Class MV-2 Distribution Amount" means, for any Payment Date, the amount to be distributed to the Class MV-2 Certificateholders pursuant to Sections 8.04, 8.09, 8.10 and 8.11 on such Payment Date.

         "Class MV-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

         (a)      the Class MV-2 Principal Balance and

         (b) (i) if the Payment Date is before the Stepdown Date for the Group II Certificates or a Group II Trigger Event exists, the Group II Formula Principal Distribution Amount less distributions on such Payment Date in respect of the Class AV and Class MV-1 Formula Principal Distribution Amounts; and

             (ii) if the Payment Date is on or after the Stepdown Date for the
                  Group II Certificates and no Group II Trigger Event exists, the excess of

                  (A) the aggregate Class AV, Class MV-1 and Class MV-2 Principal Balances, less distributions on such Payment Date in respect of the Class AV and Class MV-1 Formula Principal Distribution Amounts, over

                  (B)      the lesser of

                           (x) 80.50% of the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), and

                           (y) the Group II Pool Scheduled Principal Balance with respect to such Payment Date (after giving effect to unscheduled principal collections received during the related Due Period), less the Group II OC Floor.

         "Class MV-2 Interest Carry Forward Amount" means, with respect to any Payment Date, the excess, if any, of the Class MV-2 Current Interest Amount for such Payment Date over the amount actually paid on the Class MV-2 Certificates in respect of the Class MV-2 Current Interest Amount on such Payment Date.

         "Class MV-2 Interest Rate" means a floating rate per annum equal to the least of (a) LIBOR plus the Class MV-2 Margin, (b) the Adjusted Group II Net WAC Cap Rate and (c) 15.00% per annum.

         "Class MV-2 Margin" means 2.15%.

         "Class MV-2 Principal Balance" means, as to any Payment Date, the Original Class MV-2 Principal Balance minus the sum of


                                      1-25

         (a) all amounts distributed to Holders of Class MV-2 Certificates on prior Payment Dates on account of principal, plus

         (b) all Class MV-2 Allocated Realized Loss Amounts prior to such Payment Date.

         "Class P Certificate" means the Class P Certificate, executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit R and evidencing the aggregate of the Class P(F) and Class P(V) Interests.

         "Class P Certificate Pass-Through Rate" means a fixed rate of 0.00% per annum.

         "Class P Certificateholder" shall mean Green Tree Finance Corp.--Two.

         "Class P Distribution Amount" means, for any Payment Date, that portion of the Remaining Excess Cashflow eligible for distribution in respect of the Class P Certificate in accordance with the priorities set forth in Section 8.04(f)(ii) and all Prepayment Charges distributed pursuant to Section 8.07(f).

         "Class P(F) Interest" means an interest evidenced by the Class P Certificate and designated a "regular interest" in the Subsidiary REMIC for purposes of the REMIC Provisions.

         "Class P(F) Principal Balance" means the Original Principal Balance of the Class P(F) Interest less all amounts previously distributed to the Class P Certificateholder in respect of the Class P(F) Interest pursuant to Section 8.04(f)(ii).

         "Class P Principal Balance" means, for any Payment Date, the Original Class P Principal Balance of the Class P Certificate less all amounts previously distributed to the Class P Certificateholder pursuant to Section 8.04(f)(ii).

         "Class Principal Balance" means any of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class MF-1, Class MF-2, Class BF-1, Class BF-2, Class AV-1, Class MV-1, Class MV-2, Class BV-1, Class BV-2 or Class P Principal Balances, as appropriate.

         "Class P(V) Interest" means an interest evidenced by the Class P Certificate and designated a "regular interest" in the Subsidiary REMIC for purposes of the REMIC Provisions.

         "Class P(V) Principal Balance" means the Original Principal Balance of the Class P(V) Interest less all amounts previously distributed to the Class P Certificateholder in respect of the Class P(V) Interest pursuant to Section 8.04(f)(ii).

         "Class R Certificate" means a Certificate for Home Equity Loans, Series 2002-C, bearing the designation "Class R," executed and delivered by the Trustee and authenticated by the Certificate Registrar, substantially in the Form of Exhibit Q, and evidencing the aggregate of the Class R-I, Class R-II and Class R-III Interests designated as "residual interests" in the Subsidiary REMIC, Intermediate REMIC and Master REMIC, respectively, for purposes of the REMIC provisions.


                                      1-26

         "Class R Certificateholder" means the person in whose name a Class R Certificate is registered on the Certificate Register.

         "Class R-I Interest" means the uncertificated interest designated as the "residual interest" in the Subsidiary REMIC for purposes of the REMIC provisions.

         "Class R-II Interest" means the uncertificated interest designated as the "residual interest" in the Intermediate REMIC for purposes of the REMIC Provisions.

         "Class R-III Distribution Amount" means, for any Payment Date, that portion of the Amount Available eligible for distribution in respect of the Class R-III Interest in accordance with the priorities set forth in Sections 8.04(f)(iii) and 12.04(d)(iv).

         "Class R-III Interest" means the uncertificated interest designated as the "residual interest" in the Master REMIC for purposes of the REMIC Provisions.

         "Class S-1F Interest" and "Class S-1V Interest" means, respectively, a regular interest in the Subsidiary REMIC, which is held as an asset of the Intermediate REMIC, is entitled to monthly distributions as provided in Section 8.07(d) and (e), respectively, and has the Original Principal Balance and bears interest at the Pass-Through Rate specified in Section 2.05(d).

         "Class S-2F Interest" means, respectively, any one of the Class S-2F(1) Interest, Class S-2F(2) Interest, Class S-3F(3) Interest, Class S-2F(4) Interests, Class S-2F(5) Interests, Class S-2F(6) Interests, Class S-2F(7) Interests, Class S-2F(8) Interests, Class S-2F(9) Interests, Class S-2F(10) Interests, Class S-2F(11) Interests, Class S-2F(12) Interests, and Class S-2F(13) Interests, each of which is a regular interest in the Subsidiary REMIC, which is held as an asset of the Intermediate REMIC, is entitled to monthly distributions as provided in Section 8.07(d), and has the Original Principal Balance and bears interest at the Pass-Through Rate specified in Section 2.05(d)(i).

         "Class S-2V Interest" means, respectively, any one of the Class S-2V(1) Interest, Class S-2V(2) Interest, Class S-3V(3) Interest, Class S-2V(4) Interests, Class S-2V(5) Interests, Class S-2V(6) Interests, Class S-2V(7) Interests, Class S-2V(8) Interests, Class S-2V(9) Interests, Class S-2V(10) Interests, Class S-2V(11) Interests, Class S-2V(12) Interests, and Class S-2V(13) Interests, each of which is a regular interest in the Subsidiary REMIC, which is held as an asset of the Intermediate REMIC, is entitled to monthly distributions as provided in Section 8.07(e), and has the Original Principal Balance and bears interest at the Pass-Through Rate specified in Section 2.05(d).

         "CLEAR Advance Facility" has the meaning assigned in Section 5.11(f).

         "CLEAR Advance Facility Notice" has the meaning assigned in Section 5.11(g).

         "Closing Date" means July 9, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Combined LTV" means, with respect to any Loan, the percentage obtained by dividing


                                      1-27

         (a)      the sum of

                  (i)      the current principal balance of such Loan, plus

                  (ii) the outstanding principal balance, as of the date of origination of such Loan, of any loan secured by a prior lien on the property which secures the Loan (the "Collateral"), by

         (b)      the lesser of

                  (i) the appraised value of the Collateral based on an appraisal made for the originator of the Loan by an independent fee appraiser (or by an employee of the Originator who is a licensed appraiser) at the time of origination of the Loan, and

                  (ii) the sales price of the Collateral at the time of origination of the Loan; provided, that, in the case of a Loan the proceeds of which were used to refinance an existing mortgage loan, the amount described in clause (ii) shall be the amount to be used for purposes of clause (ii).

         "Computer Tape" means the computer tape generated by the Originator which provides information relating to the Loans and which was used by the Originator in selecting the Loans, and includes the master file and the history file.

         "Contributed Cash" means the sum of (a) the amount, if any, by which the Group I Amount Available exceeds the amount payable to the Class S-1F and Class S-2F Uncertificated Subsidiary Interests under Section 8.07(d) on each of the first two Payment Dates and (b) the amount, if any, by which the Group II Amount Available exceeds the amount payable to the Class S-1V and Class S-2V Uncertificated Subsidiary Interests under Section 8.07(e) on each of the first two Payment Dates.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.08.


                                      1-28

         "Corresponding Certificate Class" means, with respect to each Class of Uncertificated Intermediate Interests other than Class I-F Accrual, I-AF-IO, I-V Accrual and I-AV-IO Interests, as follows:

         Uncertificated Intermediate Interest    Corresponding Certificate Class
         ------------------------------------    -------------------------------
                     Class I-AF-1                            Class AF-1
                     Class I-AF-2                            Class AF-2
                     Class I-AF-3                            Class AF-3
                     Class I-AF-4                            Class AF-4
                     Class I-MF-1                            Class MF-1
                     Class I-MF-2                            Class MF-2
                     Class I-BF-1                            Class BF-1
                     Class I-BF-2                            Class BF-2
                     Class I-AV-1                            Class AV-1
                     Class I-MV-1                            Class MV-1
                     Class I-MV-2                            Class MV-2
                     Class I-BV-1                            Class BV-1
                     Class I-BV-2                            Class BV-2

         "Counsel for the Originator" means Briggs and Morgan, P.A., or other legal counsel for the Originator.

         "Counsel for the Seller" means Briggs and Morgan, P.A., or other legal counsel for the Seller.

         "Cumulative Realized Loss Ratio" means, for any Payment Date and

         (a) the Group I Loans, a fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for the Group I Loans for that Payment Date and the denominator of which is the sum of the Cut-off Date Group I Pool Principal Balance plus the amount on deposit in the Pre-Funding Group I Account immediately prior to the Post-Funding Payment Date; and

         (b) the Group II Loans, a fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for the Group II Loans for that Payment Date and the denominator of which is the sum of the Cut-off Date Group II Pool Principal Balance plus the amount on deposit in the Pre-Funding Group II Account immediately prior to the Post-Funding Payment Date; and

         (c) the Loans, a fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for the Loans for that Payment Date and the denominator of which is the sum of the Cut-off Date Group I Pool Principal Balance, the Cut-off Date Group II Pool Principle Balance and plus the amount on deposit in the Pre-Funding Account immediately prior to the Post-Funding Payment Date.


                                      1-29

         "Cumulative Realized Losses" means, for any Payment Date and the Group I Loans, the Group II Loans and the Loans, respectively, the sum of the Realized Losses for such Loans for that Payment Date and each preceding Payment Date since the Cut-off Date.

         "Cumulative Realized Losses Test" means, to be considered "satisfied" for any Payment Date, that the Cumulative Realized Loss Ratio for the Group I and Group II Loans, respectively, for such Payment Date is less than or equal to the percentage set forth below for the specified period:

                      Group I                                Group II
                      -------                                --------
              Month              Percentage         Month             Percentage
              -----              ----------         -----             ----------
              37-48                 4.00%           37-48               3.25%

              49-60                 5.25%           49-60               4.25%

              61-72                 6.00%           61-72               5.00%

        73 and thereafter           6.25%     73 and thereafter         5.25%


         "Custodian" means at any time an Eligible Institution, or a financial institution organized under the laws of the United States or any State, which is not an Affiliate of the Originator, which is subject to supervision and examination by Federal or State authorities and whose commercial paper or unsecured long-term debt (or, in the case of a member of a bank holding company system, the commercial paper or unsecured long-term debt of such bank holding company) has been rated, if rated by such rating company, A-1+ by S&P; or P-1 by Moody's in the case of commercial paper, or, if rated by such rating company, BBB+ or higher by S&P and Baa2 or higher by Moody's in the case of unsecured long-term debt, as is acting at such time as Custodian of the Loan Files pursuant to Section 4.01.

         "Cut-off Date" means, with respect to each Initial Loan, May 31, 2002, with respect to each Additional Loan, June 30, 2002 (or the date of origination, if later); and with respect to each Subsequent Loan, the applicable Subsequent Cut-off Date.

         "Cut-off Date Group I Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of all Group I Loans.

         Cut-off Date Group II Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of all Group II Loans.

         "Cut-off Date Principal Balance" means, with respect to any Loan, the Scheduled Principal Balance thereof on the related Cut-off Date.

         "Data" has the meaning assigned in Section 5.12(d).

         "Defaulted Loan" means a Loan with respect to which the Servicer commenced foreclosure proceedings, made a sale of such Loan to a third party for foreclosure or enforcement, or as to which there was a Delinquent Payment 180 or more days past due.

         "Definitive Certificates" has the meaning assigned in Section 9.02(e).


                                      1-30

         "Delinquent Payment" means, with respect to any Loan and any Due Period, any payment or portion of a payment of principal or interest that was scheduled to be made during such Due Period under such Loan (after giving effect to any reduction in the principal amount deemed owed on such Loan by the Obligor) and was not received or applied during such Due Period; provided, however, that with respect to any Liquidated Loan, the payment scheduled to be made in the Due Period in which such Loan became a Liquidated Loan shall not be deemed a Delinquent Payment.

         "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of

         (a) one Class AF-1 Certificate evidencing $107,938,000 in Original Class AF-1 Principal Balance,

         (b) one Class AF-2 Certificate evidencing $15,125,000 in Original Class AF-2 Principal Balance,

         (c) one Class AF-3 Certificate evidencing $52,937,000 in Original Class AF-3 Principal Balance,

         (d) one Class AF-4 Certificate evidencing $41,250,000 in Original Class AF-4 Principal Balance,

         (e) one Class AF-IO Certificate evidencing $123,750,000 in Original Class AF-IO Notional Amount,

         (f) one Class MF-1 Certificate evidencing $19,938,000 in Original Class MF-1 Principal Balance,

         (g) one Class MF-2 Certificate evidencing $17,187,000 in Original Class MF-2 Principal Balance,

         (h) one Class BF-1 Certificate evidencing $13,063,000 in Original Class BF-1 Principal Balance,

         (i) one Class AV-1 Certificate evidencing $158,500,000 in Original Class AV-1 Principal Balance,

         (j) one Class AV-IO Certificate evidencing $89,600,000 in Original Class AV-IO Notional Amount,

         (k) one Class MV-1 Certificate evidencing $14,500,000 in Original Class MV-1 Principal Balance,

         (l) one Class MV-2 Certificate evidencing $12,000,000 in Original Class MV-2 Principal Balance,


                                      1-31

         (m) one Class BV-1 Certificate evidencing $9,000,000 in Original Class BV-1 Principal Balance, and

         (n) one Class BF-2 Certificate evidencing $7,562,000 in Original Class BF-2 Principal Balance,

and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

         "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date" means the second Business Day preceding each Payment Date during the term of this Agreement.

         "Disqualified Organization" has the meaning assigned in Section 9.02(b)(3).

         "Due Period" means, for any Payment Date, a calendar month during the term of this Agreement.

         "Electronic Ledger" means the electronic master record of promissory notes of the Originator.

         "Eligible Account" means, at any time, an account which is any of the following:

         (a)      an account maintained with an Eligible Institution;

         (b) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation;

         (c) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or

         (d) an account that will not cause any of the Rating Agencies to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by each of the Rating Agencies.

         "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and whose short-term deposits have been rated, if rated by such rating company, A-1+ by S&P and


                                      1-32

P-1 by Moody's or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Moody's.

         "Eligible Investments" has the meaning assigned in Section 5.05(b).

         "Eligible Servicer" means the Originator or any Person

         (a) which is qualified to act as Servicer of the Loans under applicable federal and state laws and regulations, and

         (b) which services not less than an aggregate of $100,000,000 in outstanding principal amount of home equity loans, manufactured housing conditional sales contracts and installment loan agreements.

         "Eligible Substitute Loan" means, as to any Replaced Loan for which an Eligible Substitute Loan is being substituted pursuant to Section 3.06(b), and any Prepaid Loan for which an Eligible Substitute Loan is being substituted pursuant to Section 2.06, a Loan that

                  (i) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be made as of the date of its substitution rather than as of the applicable Cut-off Date or the Closing Date) in Sections 3.02 and 3.03 and does not cause any of the representations and warranties in Sections 3.03, 3.04 and 3.05, after giving effect to such substitution, to be incorrect,

                  (ii) after giving effect to the scheduled payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Loan or, but for such Principal Prepayment in Full, the Scheduled Principal Balance of such Prepaid Loan, as the case may be,

                  (iii) has a Loan Interest Rate that is at least equal to the Loan Interest Rate of such Replaced Loan or Prepaid Loan, as the case may be,

                  (iv) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Loan or Prepaid Loan, as the case may be,

                  (v) as of the date of its origination, was identified by the Originator under its standard underwriting criteria as the same credit grade as the Replaced Loan or Prepaid Loan, as the case may be,

                  (vi) the mortgage securing such Loan is in a lien position that is the same or better than the mortgage securing the Replaced Loan or Prepaid Loan, as the case may be,


                                      1-33

                  (vii) the Combined LTV of such Loan is not more than 100 basis points higher than the Combined LTV of the Replaced Loan or Prepaid Loan, as the case may be, and

                  (viii) has a fixed rate of interest if the Replaced Loan or Prepaid Loan is a Group I Loan and a variable rate of interest if the Replaced Loan or Prepaid Loan is a Group II Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Loans comprising a portion of the corpus of the Trust.

         "Event of Termination" has the meaning assigned in Section 7.01.

         "Expense Reimbursement Amounts" has the meaning assigned in Section 5.11(f).

         "Extra Principal Distribution Amount" means, for any Payment Date, an amount equal to the lesser of:

         (a)      with respect to the Group I Certificates,

                  (i) the excess, if any, of (x) the Required Overcollateralization Amount for the Group I Certificates over (y) the Overcollateralization Amount for the Group I Certificates minus the aggregate amount of all prior payments of Class BF-2 Extra Principal Distribution Amount, and

                  (ii)     the Group I Excess Cashflow for such Payment Date.

         (b)      with respect to the Group II Certificates,

                  (i) the excess, if any, of (x) the Required Overcollateralization Amount for the Group II Certificates over (y) the Overcollateralization Amount for the Group II Certificates, and

                  (ii)     the Group II Excess Cashflow for such Payment Date.

         "Federal Bankruptcy Code" means 11 U.S.C. Section 101 et seq.

         "FHA-Insured Loan" means a home equity loan that has been or is being reported to the Federal Housing Administration, or any successor thereto ("FHA"), as eligible for credit insurance provided by FHA pursuant to Title I of the National Housing Act.

         "FICO Score" means a credit score derived on the basis of a methodology developed by Fair Isaac and Company.


                                      1-34

         "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Loans comprising a portion of the corpus of the Trust.

         "FIFO" has the meaning assigned in Section 5.11(e).

         "Final Payment Date" means the Payment Date on which the final distribution in respect of the Certificates will be made pursuant to Section 12.04.

         "Fitch" means Fitch Ratings, or any successor thereto.

         "GNMA" means the Government National Mortgage Association, or any successor thereto.

         "Group I Amount Available" means, for any Payment Date, an amount equal to the sum of the following, in each case in respect of the Group I Loans:

         (a)      the sum of

                  (i) the amount on deposit in the Certificate Account as of the close of business on the last day of the related Due Period, plus

                  (ii) any Advances deposited in the Certificate Account with respect to such Payment Date, plus

                  (iii) any amounts transferred to the Certificate Account for the Single Interest Excess Sub-Account in respect of Group I Loans pursuant to Section 8.02(c), or from the Pre-Funding Group I Account pursuant to Section 8.08(b)(iii), that are on deposit in the Certificate Account on such Payment Date, minus

         (b)      the sum of

                  (i)      the Amount Held for Future Distribution,

                  (ii) amounts permitted to be withdrawn by the Trustee from the Certificate Account pursuant to clauses (i) through (v) of Section 8.04(a), and

                  (iii) any amounts on deposit in the Certificate Account as of the close of business on the last day of the related Due Period representing collections in respect of Principal Prepayments in Full (other than any amounts referred to in Section 2.06(vii)) on Loans for which a substitution has been made in accordance with Section 2.06.

                  provided, that, solely for purposes of Section 8.07(d), (f) and (g), this term shall be modified such that clause (b)(ii) above shall also include amounts withdrawn pursuant to Section 8.04(b)(ii); provided, further, that solely for purposes of Sections 8.07(a) and


                                      1-35

8.07(c), this term as defined above shall be modified to take into account, for any Payment Date, all corresponding amounts distributed pursuant to Section 8.07(d).

         "Group I Certificate" means a Certificate for Home Equity Loans, Series 2002-C, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-IO, Class MF-1, Class MF-2, Class BF-1, or Class BF-2 Certificate, all executed and delivered by the Trustee substantially in the form of Exhibit A, B, or C, as applicable.

         "Group I Excess Cashflow" means, for any Payment Date, the Group I Amount Available less amounts distributed on such Payment Date pursuant to
Section 8.04(b).

         "Group I Formula Principal Distribution Amount" means, for any Payment Date, the sum of the following, in each case in respect of the Group I Loans:

         (a) all scheduled payments of principal due on each outstanding Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

         (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Loans; plus

         (c) the aggregate Scheduled Principal Balance of all Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction in principal balance of any Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

         (d) the aggregate Scheduled Principal Balance of all Loans repurchased, and all amounts deposited in lieu of the repurchase of any Loan, during the prior Due Period pursuant to Section 3.06(a) or, in the event of a substitution of a Loan in accordance with Section 3.06(b), any amount required to be deposited by the Servicer in the Certificate Account during the prior Due Period pursuant to Section 3.06(b)(vi); plus

         (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account; plus

         (f) on the Post-Funding Payment Date, any amount withdrawn from the Pre-Funding Group I Account and deposited in the Certificate Account.

         "Group I Loan" means a Loan identified as such on the List of Loans.

         "Group I Net WAC Cap Rate" means, with respect to a Payment Date,

         (a)      the Weighted Average Loan Rate of the Group I Loans, minus


                                      1-36

         (b)      the sum of

                  (i) the per annum rates at which the Servicing Fee and the Backup Servicing Fee are paid;

                  (ii) a fraction, expressed as a percentage, the numerator of which is all other amounts payable to the Servicer, the Backup Servicer and the Trustee on such Payment Date pursuant to Section 8.04(b)(i) and
                           Section 8.04(c)(xii) and the denominator of which is the Group I Pool Scheduled Principal Balance on such Payment Date.

For purposes of this definition and the first Payment Date, Group I Loans shall include only those that are Initial Loans or Additional Loans.

         "Group I OC Floor" means $1,375,000, which equals 0.50% of the sum of

         (i) the Cut-off Date Group I Pool Principal Balance as of the Closing Date plus

         (ii) amounts deposited in the Pre-Funding Group I Account, if any, on the Closing Date.

         "Group I Pool Scheduled Principal Balance" means, for any Payment Date, the aggregate Scheduled Principal Balance for such Payment Date of all Group I Loans that were outstanding during the immediately preceding Due Period.

         "Group I Subaccount" means the subaccount of the Basis Risk Reserve Fund established and maintained in accordance with Section 8.10.

         "Group I Trigger Event" exists for any Payment Date if

         (a) the Average Sixty-Day Delinquency Ratio Test for the Group I Loans is not satisfied or

         (b) the Cumulative Realized Losses Test for the Group I Loans is not satisfied.

         "Group II Amount Available" means, for any Payment Date, an amount equal to the sum of the following, in each case in respect of the Group II
Loans:

         (a)      the sum of

                  (i) the amount on deposit in the Certificate Account as of the close of business on the last day of the related Due Period, plus

                  (ii) any Advances deposited in the Certificate Account with respect to such Payment Date, plus

                  (iii) any amounts transferred to the Certificate Account for the Single Interest Excess Sub-Account in respect of Group II Loans pursuant to Section


                                      1-37

                           8.02(c), or from the Pre-Funding Group II Account pursuant to Section 8.08(b)(iii), that are on deposit in the Certificate Account on such Payment Date, minus

         (b)      the sum of

                  (i)      the Amount Held for Future Distribution,

                  (ii) amounts permitted to be withdrawn by the Trustee from the Certificate Account pursuant to clauses (i) through (v) of Section 8.04(a), and

                  (iii) any amounts on deposit in the Certificate Account as of the close of business on the last day of the related Due Period representing collections in respect of Principal Prepayments in Full (other than any amounts referred to in Section 2.06(vii)) on Loans for which a substitution has been made in accordance with Section 2.06.

                  provided, that, solely for purposes of Section 8.07(e), (f) and (g), this term shall be modified such that clause (b)(ii) above shall also include amounts withdrawn pursuant to Section 8.04(d)(ii); provided, further, that solely for purposes of Sections 8.07(b) and 8.07(c), this term as defined above shall be modified to take into account, for any Payment Date, all corresponding amounts distributed pursuant to Section 8.07(e).

         "Group II Certificate" means a Certificate for Home Equity Loans, Series 2002-C, Class AV-1, Class AV-IO, Class MV-1, Class MV-2, Class BV-1, or Class BV-2 Certificate, all executed and delivered by the Trustee substantially in the form of Exhibit A, B or C, as applicable.

         "Group II Excess Cashflow" means, for any Payment Date, the Group II Amount Available less amounts distributed on such Payment Date pursuant to
Section 8.04(e).

         "Group II Formula Principal Distribution Amount" means, for any Payment Date, the sum of the following, in each case in respect of the Group II Loans:

         (a) all scheduled payments of principal due on each outstanding Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

         (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Loans; plus

         (c) the aggregate Scheduled Principal Balance of all Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction in principal balance of any Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus


                                      1-38

         (d) the aggregate Scheduled Principal Balance of all Loans repurchased, and all amounts deposited in lieu of the repurchase of any Loan, during the prior Due Period pursuant to Section 3.06(a) or, in the event of a substitution of a Loan in accordance with Section 3.06(b), any amount required to be deposited by the Servicer in the Certificate Account during the prior Due Period pursuant to Section 3.06(b)(vi); plus

         (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account; plus

         (f) on the Post-Funding Payment Date, any amount withdrawn from the Pre-Funding Group II Account and deposited in the Certificate Account.

         "Group II Loan" means a Loan identified as such on the List of Loans.

         "Group II Net WAC Cap Rate" means, with respect to a Payment Date,

         (a)      the Weighted Average Loan Rate of the Group II Loans, minus

         (b)      the sum of

                  (i) the per annum rates at which the Servicing Fee and the Backup Servicing Fee are paid;

                  (ii) a fraction, expressed as a percentage, the numerator of which is all other amounts payable to the Servicer, the Backup Servicer and the Trustee on such Payment Date pursuant to Section 8.04(d)(i) and
                           Section 8.04(e)(xiii) and the denominator of which is the Pool Scheduled Principal Balance of the Group II Loans on such Payment Date.

For purposes of this definition and the first Payment Date, Group II Loans shall include only those that are Initial or Additional Loans.

         "Group II OC Floor" means $1,000,000, which equals 0.50% of the sum of

                  (i) the Cut-off Date Group II Pool Principal Balance as of the Closing Date plus

                  (ii) amounts deposited in the Pre-Funding Group II Account, if any, on the Closing Date.

         "Group II Pool Scheduled Principal Balance" means, for any Payment Date, the aggregate Scheduled Principal Balance for such Payment Date of all Group II Loans that were outstanding during the immediately preceding Due Period.

         "Group II Subaccount" means the subaccount of the Basis Risk Reserve Fund established and maintained in accordance with Section 8.10.


                                      1-39

         "Group II Trigger Event" exists for any Payment Date if

         (a) the Average Sixty-Day Delinquency Ratio Test for the Group II Loans is not satisfied or

         (b) the Cumulative Realized Losses Test for the Group II Loans is not satisfied.

         "Initial Loan" means a Loan identified as such on the List of Loans attached hereto, the aggregate Cut-off Date Principal Balance of which is $179,325,102 in Group I Loans and $89,806,555 in Group II Loans.

         "Intermediate Adjusted Group I Net WAC Cap Rate" means, with respect to a Payment Date, the Group I Net WAC Cap Rate minus a fraction, expressed as a percentage, the numerator of which is the product of (x) the Class AF-IO Interest Rate for such Payment Date times (y) (i) the sum of the Subsidiary Interest Adjusted Principal balance of (1) for each Payment Date through October 2002, the Class S-2F(1) Interest, (2) for each Payment Date through January 2003, the Class S-2F(2) Interest, (3) for each Payment Date through April 2003, the Class S-2F(3) Interest, (4) for each Payment Date through July 2003, the Class S-2F(4) Interest, (5) for each Payment Date through October 2003, the Class S-2F(5) Interest, (6) for each Payment Date through January 2004, the Class S-2F(6) Interest, (7) for each Payment Date through April 2004, the Class S-2F(7) Interest, (8) for each Payment Date through July 2004, the Class S-2F(8) Interest, (9) for each Payment Date through October 2004, the Class S-2F(9) Interest, (10) for each Payment Date through January 2005, the Class S-2F(10) Interest, (11) for each Payment Date through April 2005, the Class S-2F(11) Interest, (12) for each Payment Date through July 2005 Payment Date, the Class S-2F(12) Interest, (13) for each Payment Date through October 2005, the Class S-2F(13) Interest, (ii) 0 after the October 2005 Payment Date; and the denominator of which is the sum of the Subsidiary Interest Adjusted Principal Balances of the Class S-1F and Class S-2F Interests.

         "Intermediate Adjusted Group II Net WAC Cap Rate" means, with respect to a Payment Date, the Group II Net WAC Cap Rate minus a fraction, expressed as a percentage, the numerator of which is the product of (x) the Class AV-IO Interest Rate for such Payment Date times (y) (i) the sum of the Subsidiary Interest Adjusted Principal Balance of (1) for each Payment Date through October 2002, the Class S-2V(1) Interest, (2) for each Payment Date through January 2003, the Class S-2V(2) Interest, (3) for each Payment Date through April 2003, the Class S-2V(3) Interest, (4) for each Payment Date through July 2003, the Class S-2V(4) Interest, (5) for each Payment Date through October 2003, the Class S-2V(5) Interest, (6) for each Payment Date through January 2004, the Class S-2V(6) Interest, (7) for each Payment Date through April 2004, the Class S-2V(7) Interest, (8) for each Payment Date through July 2004, the Class S-2V(8) Interest, (9) for each Payment Date through October 2004, the Class S-2V(9) Interest, (10) for each Payment Date through January 2005, the Class S-2V(10) Interest, (11) for each Payment Date through April 2005, the Class S-2V(11) Interest, (12) for each Payment Date through July 2005, the Class S-2V(12) Interest, (13) for each Payment Date through October 2005, the Class S-2V(13) Interest, (ii) 0 after the October 2005 Payment Date; and the denominator of which is the sum of the Subsidiary Interest Adjusted Principal Balances of the Class S-1V and Class S-2V Interests.


                                      1-40

         "Intermediate Interest Principal Balance" means, with respect to each Class of Intermediate REMIC Accretion Directed Interests, one-half the Principal Balance of the Corresponding Certificate Class; with respect to the Class I-F Accrual Interest, one-half the sum of the Group I Pool Scheduled Principal Balance, the Pre-Funded Group I Amount and the Overcollateralization Amount for the Group I Certificates; and with respect to the Class I-V Accrual Interest, one-half the sum of the Group II Pool Scheduled Principal Balance, the Pre-Funded Group II Amount and the Overcollateralization Amount for the Group II Certificates.

         "Intermediate REMIC" means the segregated pool of assets consisting of the Uncertificated Subsidiary Interests, as to which assets a separate REMIC election is to be made.

         "Intermediate REMIC Accretion Directed Interests" means the Uncertificated Intermediate Interests, other than the Class I-F Accrual Interest, the Class I-AF-IO Interest, the Class I-V Accrual Interest and the Class I-AV-IO Interest. In all cases, the principal balance of each Intermediate REMIC Accretion Directed Interest shall maintain, including after giving effect to any allocation of principal or loss, a direct and unvarying proportionality to the principal balance of its Corresponding Certificate Class.

         "Intermediate REMIC Group I Accretion Directed Interests" means the Uncertificated Intermediate Group I Interests other than the Class I-F Accrual Interest and the Class I-AF-IO Interest.

         "Intermediate REMIC Group II Accretion Directed Interests" means the Uncertificated Intermediate Group II Interests other than the Class I-V Accrual Interest and the Class I-AV-IO Interest.

         "LIBOR" means, with respect to any Accrual Period, the offered rate, as established by the Trustee, for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date for such Accrual Period. If on any LIBOR Rate Adjustment Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of Minneapolis selected by the Calculation Agent are quoting as of 11:00 A.M., Minnesota time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Accrual Period immediately preceding such Accrual Period; and provided, further, that if the result of the foregoing would be for three consecutive Payment Dates to base LIBOR on the rate applicable in the immediately preceding Accrual


                                      1-41

Period, for such third consecutive Payment Date the Calculation Agent shall instead select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

         "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         "LIBOR Cap Counterparty" means HSBC Bank USA.

         "LIBOR Rate Adjustment Date" means the second LIBOR Business Day prior to the first day of the related Accrual Period.

         "Liquidated Loan" means, with respect to any Due Period, either

         (a) a Defaulted Loan as to which the Servicer has received from the Obligor, or a third-party purchaser of the Loan, all amounts which the Servicer reasonably and in good faith expects to recover from or on account of such Loan, or

         (b)      a Loan

                  (i) upon which all or a portion of the first payment of interest due by the Obligor was added to principal, and

                  (ii) on which the Obligor failed to pay the full amount of principal due on the Loan, as computed by the Servicer;

provided, however, that any Loan which the Originator is obligated to repurchase pursuant to Section 3.06, and did so repurchase or substitute therefor an Eligible Substitute Loan in accordance with Section 3.06, shall be deemed not to be a Liquidated Loan; and provided, further, that with respect to Due Periods beginning on or after April 15, 2033, a Liquidated Loan also means any Loan as to which the Servicer has commenced foreclosure proceedings, or made a sale of the Loan to a third party for foreclosure or enforcement.

         "Liquidation Expense" means any out-of-pocket expense (exclusive of any overhead expense) which is incurred by the Servicer in connection with the liquidation of any Defaulted Loan, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for pursuing claims in bankruptcy proceedings of the related Obligor, property taxes, property preservation or restoration of the property to marketable condition.

         "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the liquidation of Defaulted Loans, whether through repossession, foreclosure sale or otherwise.

         "List of Loans" means the lists identifying each Loan constituting part of the Trust Fund and attached either to this Agreement as Exhibit L-1 or L-2 or to a Subsequent Transfer Instrument, as such lists may be amended from time to time pursuant to Section 2.06 or


                                      1-42

Section 3.06(b) to add Eligible Substitute Loans and delete Replaced Loans or Prepaid Loans, as the case may be. Each List of Loans shall set forth as to each Loan identified on it

         (a)      the Cut-off Date Principal Balance,

         (b)      the amount of monthly payments due from the Obligor,

         (c)      the Loan Interest Rate, and

         (d)      the maturity date.

         "Loan" means each closed-end home equity loan identified as such in the List of Loans, which Loan is to be assigned and conveyed by the Seller to the Trust, and includes, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto after the applicable Cut-off Date.

         "Loan File" means, as to each Loan,

         (a) the original promissory note (or executed lost note affidavit, together with a copy of the note) duly endorsed in blank or in the name of the Trustee for the benefit of the Certificateholders,

         (b) the original or a copy of the mortgage, deed of trust or security deed or similar evidence of a lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if available,

         (c) if such Loan was originated by a lender other than the Originator, the original or a copy of an assignment of the mortgage, deed of trust or security deed by such lender to the Originator,

         (d) an assignment of the mortgage, deed of trust or security deed in recordable form to the Trustee or in blank, and

         (e)      any extension, modification or waiver agreements.

         "Loan Interest Rate" means, as to any Loan, the annual rate of interest specified in the Loan.

         "Master REMIC" means the segregated pool of assets consisting of the Uncertificated Intermediate Interests and the Contributed Cash, as to which a separate REMIC election is to be made.

         "Monthly Report" has the meaning assigned in Section 6.01.

         "Monthly Servicing Fee" means, for any Payment Date and (a) the Group I Loans, one-twelfth of the product of 0.50% and the Group I Pool Scheduled Principal Balance as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date) and (b) the Group II Loans, one-twelfth of the product of 0.50% and the Group II Pool Scheduled


                                      1-43

Principal Balance as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date).

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto; provided, that, if Moody's no longer has a rating outstanding on any Class of Certificates, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Originator or the Trustee), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Net Liquidation Loss" means, as to a Liquidated Loan, the difference between

         (a)      the Repurchase Price of such Loan, and

         (b) the Net Liquidation Proceeds with respect to such Liquidated Loan, where such difference is a positive number.

         "Net Liquidation Proceeds" means, as to a Liquidated Loan, the proceeds received, or, for Loans which become Liquidated Loans pursuant to the last proviso in the definition of "Liquidated Loan," the estimated proceeds to be received, as of the last day of the Due Period in which such Loan became a Liquidated Loan, from the Obligor, from a third-party purchaser of the Loan, under insurance, or otherwise, net of Liquidation Expenses.

         "Net Simple Interest Excess" means, for the Simple Interest Qualifying Loans and any Due Period, the excess, if any, of the aggregate amount of Simple Interest Excess (net of reimbursement to the Servicer for simple interest advances on previous Payment Dates pursuant to Section 8.02(c) over the amount of Simple Interest Shortfall.

         "Net Simple Interest Shortfall" means, for the Simple Interest Qualifying Loans and any Due Period, the excess, if any, of the aggregate Simple Interest Shortfalls over the aggregate Simple Interest Excess (net of reimbursement to the Servicer for simple interest advances on previous Payment Dates pursuant to Section 8.02) for the related Due Period.

         "Non-Recoverable Liquidation Expense" means, as to any Liquidation Expense that has not yet been incurred by the Servicer, any portion of the amount of such prospective Liquidation Expense which the Servicer reasonably determines would, when combined with all Liquidation Expenses previously incurred with respect to that Loan, exceed the Related Proceeds, and as to any Liquidation Expense that has been incurred by the Server, any portion of the amount of such Liquidation Expense that has subsequently been determined by the Servicer to exceed the Related Proceeds, when combined with all Liquidation Expenses previously incurred with respect to that Loan. In determining whether a Liquidation Expense would be or has become a Non-Recoverable Liquidation Expense, the Servicer may not take into account the possibility that it might recover any amounts as the result of a deficiency judgment against the related Obligor.

         "NRSRO" means any nationally recognized statistical rating organization.


                                      1-44

         "Obligor" means the person who owes payments under a Loan.

         "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Originator or of the Seller and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Originator, the Seller or the Servicer, as applicable, acceptable to the Trustee, the Originator and the Seller.

         "Original Aggregate Certificate Principal Balance" means $475,000,000.

         "Original Aggregate Group I Certificate Principal Balance" means $275,000,000.

         "Original Aggregate Group II Certificate Principal Balance" means $200,000,000.

         "Original Class Notional Amount" means as to each of the Class AF-IO, Class AV-IO, and Class B-3I Certificates, the amount set forth with respect to such Class in Section 2.05(b).

         "Original Class Principal Balance" means as to each Class of Certificates (other than the Class AF-IO, Class AV-IO, Class B-3I and Class P Certificates), the amount set forth with respect to such Class in Section 2.05(b).

         "Original Principal Balance" means as to each Class of Uncertificated Intermediate Interests (other than the Class I-AF-IO Interest and Class I-AV-IO Interest) and Uncertificated Subsidiary Interests, Class P(F) Interest and Class P(V) Interest, the respective amount set forth with respect to such Class in Sections 2.05(c) and 2.05(d).

         "Overcollateralization Amount" means, for any Payment Date and

         (a) the Group I Certificates, the amount, if any, by which the Group I Pool Scheduled Principal Balance on such Payment Date exceeds the Aggregate Group I Certificate Principal Balance on such Payment Date after giving effect to distributions in respect of principal on the Group I Certificates on such Payment Date, and

         (b) the Group II Certificates, the amount, if any, by which the Group II Pool Scheduled Principal Balance on such Payment Date exceeds the Aggregate Group II Certificate Principal Balance on such Payment Date, after giving effect to distributions in respect of principal on the Group II Certificates on such Payment Date.

         "P&I Advance Facility" has the meaning assigned in Section 5.11(a).

         "P&I Advance Facility Notice" has the meaning assigned in Section 5.11(b).

         "P&I Reimbursement Amounts" has the meaning assigned in Section
5.11(a).

         "Partial Principal Prepayment" means


                                      1-45

         (a) any Principal Prepayment other than a Principal Prepayment in Full, and

         (b) any cash amount deposited in the Certificate Account pursuant to the proviso in Section 3.06(a) or pursuant to Section 3.06(b).

         "Pass-Through Rate" means, with respect to each Class of Certificates, the rate set forth for such Class in Section 2.05(b), with respect to each Class of Uncertificated Intermediate Interests, the rate set forth in Section 2.05(c), and with respect to each Class of Uncertificated Subsidiary Interests, the rate set forth in Section 2.05(d).

         "Paying Agent" has the meaning assigned in Section 8.01(c).

         "Payment Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in August 2002.

         "Percentage Interest" means, as to any Certificate or the Class R Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to:

         (a) as to any Certificate other than the Class B-3I and Class P Certificates, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the Original Class Principal Balance of the related Class, and

         (b) as to the Class B-3I, Class P and Class R Certificates, the percentage specified on the face of such Certificate.

The aggregate Percentage Interests for each Class of Certificates and the Class R Certificate shall equal 100%, respectively.

         "Permitted Transferee" means, in the case of a transfer of the Class R Certificate, a Person that is not a Plan or a Disqualified Organization, except as permitted by Sections 9.02(b)(2) and (3), respectively.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" has the meaning assigned in Section 9.02(b)(2).

         "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the Aggregate Certificate Principal Balance at such time and the denominator of which is the Original Aggregate Certificate Principal Balance.

         "Pool Scheduled Principal Balance" means, for any Payment Date, the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance.


                                      1-46

         "Post-Funding Payment Date" means the Payment Date on, or the first Payment Date after, the last day of the Pre-Funding Period.

         "Pre-Funded Amount" means, with respect to any date of determination, the sum of the Pre-Funded Group I Amount and the Pre-Funded Group II Amount.

         "Pre-Funded Group I Amount" means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Group I Account, after giving effect to any sale of Subsequent Loans to the Trust on such date.

         "Pre-Funded Group II Amount" means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Group II Account, after giving effect to any sale of Subsequent Loans to the Trust on such date.

         "Pre-Funding Account" means the account so designated, established and maintained pursuant to Section 8.08.

         "Pre-Funding Group I Account" means the subaccount of the Pre-Funding Account so designated, established and maintained pursuant to Section 8.08.

         "Pre-Funding Group II Account" means the subaccount of the Pre-Funding Account so designated, established and maintained pursuant to Section 8.08.

         "Pre-Funding Period" means the period beginning on the Closing Date and ending on the earliest of

         (a) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000.00, or

         (b)      the close of business on August 14, 2002, or

         (c)      the date on which an Event of Termination occurs.

         "Prepaid Loan" has the meaning assigned in Section 2.06.

         "Prepayment Charges" means all prepayment premiums, penalties and similar charges paid by any Obligor in connection with, and as a condition to, prepayment in part or in full of a Loan.

         "Principal Prepayment" means a payment or other recovery of principal on a Loan (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a partial prepayment, upon the next scheduled payment date on such Loan) to reduce the outstanding principal amount due on such Loan prior to the date or dates on which such principal amount is due.

         "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Loan.


                                      1-47

         "Rating Agencies" means S&P and Moody's.

         "Realized Loss Amount" means, as to any Payment Date, and

         (a) the Group I Certificates, the excess, if any, of the Aggregate Group I Certificate Principal Balance, less distributions in respect of principal on the Group I Certificates on such Payment Date, but prior to any reduction in Class Principal Balances of Group I Certificates as a result of any Realized Loss Amount for such Payment Date, over the Group I Pool Scheduled Principal Balance with respect to such Payment Date; and

         (b) the Group II Certificates, the excess, if any, of the Aggregate Group II Certificate Principal Balance, less distributions in respect of principal on the Group II Certificates on such Payment Date, but prior to any reduction in Class Principal Balances of Group II Certificates as a result of any Realized Loss Amount for such Payment Date, over the Group II Pool Scheduled Principal Balance with respect to such Payment Date.

         "Realized Losses" means, for any Payment Date and the Group I Loans, the Group II Loans and the Loans, respectively, the aggregate Net Liquidation Losses for all such Loans that became Liquidated Loans during the related Due Period.

         "Record Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

         "Regular Certificates" means a Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-IO, Class MF-1, Class MF-2, Class BF-1, Class BF-2, Class AV-1, Class AV-IO, Class MV-1, Class MV-2, Class BV-1, Class BV-2 or Class B-3I Certificate.

         "Related Proceeds" means, with respect to any Liquidation Expense paid by the Servicer in connection with the servicing of a Loan, collections from the related Obligor or in respect of Liquidation Proceeds or a Repurchase Price recovered by the Servicer in respect of such Loan or any real estate securing such Loan.

         "Remaining Excess Cashflow" means, for any Payment Date, the sum of the Group I Excess Cashflow and Group II Excess Cashflow, less amounts distributed on that Payment Date under Sections 8.04(c) and 8.04(e).

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

         "REMIC Provisions" means the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and any temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         "REO" means Loans as to which the real estate collateral has been foreclosed upon and is owned by the Trust.


                                      1-48

         "Replaced Loan" has the meaning assigned in Section 3.06(b).

         "Repurchase Price" means, with respect to a Loan to be repurchased pursuant to Section 3.06 or which becomes a Liquidated Loan, an amount equal to

         (a) the remaining principal amount outstanding on such Loan (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Loan pursuant to Section 8.02), plus

         (b) interest at the weighted average pass-through rate on such Loan from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Loan pursuant to Section 8.02) through the date of such repurchase or liquidation, plus

         (c) without duplication, the amount necessary to reimburse all Advances in respect of such Loan on the date of repurchase.

         "Required Overcollateralization Amount" means, for any Payment Date and

         (a)      the Group I Certificates,

                  (i) prior to the Group I Stepdown Date, an amount equal to 3.00% of the Cut-off Date Group I Principal Balance as of the Closing Date plus the Pre-Funded Group I Amount, if any, on the Closing Date; and

                  (ii) on or after the Group I Stepdown Date, an amount equal to 6.00% of the Group I Pool Scheduled Principal Balance on such Payment Date, but in no event (x) less than the Group I OC Floor in each case, or (y) greater than the Group I Pool Scheduled Principal Balance on such Payment Date.

         (b)      the Group II Certificates,

                  (i) prior to the Group II Stepdown Date, an amount equal to 2.25% of the Cut-off Date Group II Principal Balance as of the Closing Date plus the Pre-Funded Group II Amount, if any, on the Closing Date; or

                  (ii) on or after the Group II Stepdown Date, an amount equal to 4.50% of the Group II Pool Scheduled Principal Balance on such Payment Date, but in no event (x) less than the Group II OC Floor in each case, or (y) greater than the Group II Pool Scheduled Principal Balance on such Payment Date.

         "Residual Interests" means the Class R-I, Class R-II and Class R-III Interests, each one evidencing the sole class of "residual interests" in the Subsidiary REMIC, Intermediate REMIC and Master REMIC, respectively, and represented in the aggregate by the Class R Certificate.


                                      1-49

         "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto; provided, that, if S&P no longer has a rating outstanding on any Class of the Certificates, then references herein to "S&P" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Originator or the Trustee), and references herein to ratings by or requirements of S&P shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Scheduled Principal Balance" means, with respect to any Loan and any Payment Date or Cut-off Date, the principal balance of such Loan as of the due date in the Due Period immediately preceding such Payment Date or Cut-off Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments received during such Due Period and all prior Due Periods and to the payment of principal due on such due date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor. If for any Loan the Cut-off Date is the date of origination of the Loan, its Scheduled Principal Balance as of the Cut-off Date is the principal balance of the Loan on its date of origination. If for any Loan the Cut-off Date is the last day of a Due Period, its Scheduled Principal Balance is the principal balance of the Loan determined in accordance with the first sentence of this definition as of the due date in the Due Period ending on the Cut-off Date.

         "Senior Enhancement Percentage" means, for any Payment Date and

         (a) the Group I Certificates or Group I Loans, a fraction, expressed as a percentage, obtained by dividing:

                  (i)      the excess of

                           (A) the Group I Pool Scheduled Principal Balance on the prior Payment Date, over

                           (B)      the Class AF Principal Balance by

                  (ii) the Group I Pool Scheduled Principal Balance on the prior Payment Date; and


                                      1-50

         (b) the Group II Certificates or Group II Loans, a fraction, expressed as a percentage, obtained by dividing:

                  (i)      the excess of

                           (A) the Group II Pool Scheduled Principal Balance on the prior Payment Date, over

                           (B)      the Class AV-1 Principal Balance by

                  (ii) the Group II Pool Scheduled Principal Balance on the prior Payment Date; and

         (c) the Certificates or the Loans, a fraction, expressed as a percentage, obtained by dividing:

                  (i)      the excess of

                           (A) the Pool Scheduled Principal Balance on the prior Payment Date, over

                           (B) the sum of the Class AF and Class AV-1 Principal Balance by

                  (ii) the Pool Scheduled Principal Balance on the prior Payment Date.

         "Service Transfer" has the meaning assigned in Section 7.02.

         "Service Transfer Date" has the meaning assigned in Section 7.02.

         "Service Transfer Notice" has the meaning assigned in Section 7.02.

         "Service Transfer Notice Date" has the meaning assigned in Section
7.02.

         "Servicer" means the Originator until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

         "Servicer Expense Advance" has the meaning assigned in Section 5.11(f).

         "Servicer Termination Cumulative Loss Test" means, to be considered "satisfied" for any Payment Date, that the Cumulative Realized Loss Ratio for the Loans for such Payment Date is less than or equal to the percentage set forth below for the specified period:

                                 Month               Percentage
                                 -----               ----------
                                 37-48                 7.25%
                                 49-60                 8.25%
                                 61-72                 8.75%
                           73 and thereafter           9.00%


                                      1-51

         "Servicer Termination Delinquency Test" means, to be considered "satisfied" for any Payment Date, that the three month rolling average of the Loans that are 60 days or more delinquent as of such Payment Date (including
REO) does not exceed 42.25% of the related Senior Enhancement Percentage.

         "Servicer's Assignee" has the meaning assigned in Section 5.11(a) and
Section 5.11(f), as applicable.

         "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

         "Simple Interest Excess" means, as of any Determination Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the scheduled payment received from the Obligor for such Loan allocable to interest with respect to the related Due Period, over (ii) 30 days' interest on the principal balance of such Loan at the Loan Interest Rate.

         "Simple Interest Excess Sub-Account" means a sub-account of the collection account established and maintained by the Servicer.

         "Simple Interest Qualifying Loan" means, as of any Determination Date, any simple interest mortgage loan that was neither prepaid in full during the related Due Period, nor delinquent with respect to a payment that became due during the related Due Period as of the close of business on the Determination Date following such Due Period.

         "Simple Interest Shortfall" means as of any Determination Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) 30 days' interest on the principal balance of such Loan at the Loan Interest Rate, over (ii) the portion of the scheduled payment received from the Obligor for such Loan Interest allocable to interest with respect to the related Due Period.

         "Sixty-Day Delinquency Ratio" means, for any Payment Date and

         (a) the Group I Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Group I Loans that were delinquent 60 days or more as of the end of the related Due Period (including such Loans in foreclosure, as to which the Obligor is in bankruptcy proceedings, or which are REO), and the denominator of which is the Group I Pool Scheduled Principal Balance for such Payment Date.

         (b) the Group II Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Group II Loans that were delinquent 60 days or more as of the end of the related Due Period (including such Loans in foreclosure, as to which the Obligor is in bankruptcy proceedings,


                                      1-52
                  or which are REO), and the denominator of which is the Group II Pool Scheduled Principal Balance for such Payment Date.

         "SPV" has the meaning assigned in Section 5.11(a).

         "Stepdown Date" means

         (a) with respect to the Group I Certificates, the earlier of (a) the later of (i) the Payment Date in August 2005 and (ii) the first Payment Date on which the Class AF Principal Balance is less than or equal to 52.00% of the Group I Pool Scheduled Principal Balance on such Payment Date and (b) the Payment Date on which the Class AF Principal Balance has been reduced to zero.

         (b) with respect to the Group II Certificates, the earlier of (a) the later of (i) the Payment Date in August 2005 and (ii) the first Payment Date on which the Class AV Principal Balance is less than or equal to 54.00% of the Group II Pool Scheduled Principal Balance on such Payment Date and (b) the Payment Date on which the Class AV Principal Balance has been reduced to zero.

         "Subsequent Cut-off Date" means, with respect to a Subsequent Loan, the last day of the month in which the Subsequent Transfer Date occurs or the last day of the preceding month, as specified by the Seller in the related loan schedule.

         "Subsequent Loan" means a Group I or Group II Loan, as applicable, sold by the Seller to the Trust pursuant to Section 2.03, such Loan being identified as such in the Subsequent Transfer Instrument.

         "Subsequent Transfer Date" means, with respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Loans are sold to the Trust.

         "Subsequent Transfer Instrument" means each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Seller substantially in the form of Exhibit O, by which the Seller sells Subsequent Loans to the Trust.

         "Subsidiary Interest Adjusted Principal Balance" means, as to any Payment Date and each Class of Uncertificated Subsidiary Interests, the Subsidiary Interest Principal Balance of such Class less its allocable share of the amount, if any, as of the preceding Payment Date, by which (a) the aggregate Subsidiary Interest Principal Balance of the Class S-1F and Class S-2F Interests exceeded the sum of the Group I Pool Scheduled Principal Balance plus the Pre-Funded Group I Amount, such excess to be allocated in accordance with the priorities described in Section 8.07(d)(iii) and (b) the aggregate Subsidiary Interest Principal Balance of the Class S-1V and Class S-2V Interests exceeded the sum of the Group II Pool Scheduled Principal Balance plus the Pre-Funded Group II Amount, such excess to be allocated in accordance with the priorities described in Section 8.07(e)(iii).

         "Subsidiary Interest Principal Balance" means, as to any Payment Date and each Class of Uncertificated Subsidiary Interests, the Original Principal Balance of such Class less all amounts


                                      1-53
                  distributed on prior Payment Dates under Section 8.07(b) in respect of such Class on account of principal.

         "Subsidiary REMIC" means the segregated pool of assets consisting of the following, as to which a separate REMIC election is to be made:

         (a) all the rights, benefits and obligations arising from and in connection with the Loans, including without limitation all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the applicable Cut-off Date, excluding the Contributed Cash,

         (b) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the creditor of such Loan,

         (c) all rights of the Seller under the Transfer Agreement and any Subsequent Transfer Agreement (as defined in the Transfer Agreement),

         (d) all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator,

         (e) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans,

         (f) all rights under any title insurance policies, if applicable, on any of the properties securing Loans,

         (g)      all documents contained in the Loan Files,

         (h) amounts in the Certificate Account, including all proceeds of investments, and

         (i)      all proceeds and products of the foregoing.

         "Transfer Agreement" means that Transfer Agreement between Conseco Finance Securitizations Corp., as purchaser, and Conseco Finance Corp., as seller, dated as of July 1, 2002.

         "Trust" means Conseco Finance Home Equity Loan Trust 2002-C.

         "Trust Fund" means the corpus of the Trust created by this Agreement which consists of

         (a) all the rights, benefits and obligations arising from and in connection with the Loans, including without limitation all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the applicable Cut-off Date,

         (b) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the creditor of such Loan,


                                      1-54

         (c) all rights of the Seller under the Transfer Agreement and any Subsequent Transfer Agreement (as defined in the Transfer Agreement),

         (d) all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator,

         (e) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans,

         (f) all rights under any title insurance policies, if applicable, on any of the properties securing Loans,

         (g)      all documents contained in the Loan Files,

         (h)      all rights under the Yield Maintenance Agreement,

         (i) amounts in the Certificate Account, the Capitalized Interest Account, the Pre-Funding Account, the Basis Risk Reserve Fund, and the Yield Maintenance Reserve Fund (including all proceeds of investments of funds in the Certificate Account), and

         (j)      all proceeds and products of the foregoing.

         "Trustee Advance" has the meaning assigned in Section 11.15.

         "Trustee Fee" means the fees payable to the Trustee under its agreement with Conseco Finance Corp. dated November 8, 1995, including its reasonable and customary fees as custodian, and the reasonable and customary fees of any Custodian appointed by the Trustee, including those payable under the contract dated August 15, 1997 between Conseco Finance Corp. and Wells Fargo Bank Minnesota, National Association, but in all cases only if and to the extent such fees are not paid by Conseco Finance Corp. as and when due under such agreements, which nonpayment continues for 30 days; and the reasonable and customary fees of any successor Trustee.

         "Uncertificated Intermediate Group I Interests" means the Class I-AF-1, Class I-AF-2, Class I-AF-3, Class I-AF-4, Class I-AF-IO(1), Class I-AF-IO(2), Class I-AF-IO(3), Class I-AF-IO(4), Class I-AF-IO(5), Class I-AF-IO(6), Class I-AF-IO(7), Class I-AF-IO(8), Class I-AF-IO(9), Class I-AF-IO(10), Class I-AF-IO
(11), Class I-AF-IO (12), Class I-AF-IO(13), Class I-MF-1, Class I-MF-2, Class I-BF-1, Class I-BF-2, and Class I-F Accrual Interests, collectively.

         "Uncertificated Intermediate Group II Interests" means the Class I-AV-1, Class I-AV-IO(1), Class I-AV-IO(2), Class I-AV-IO(3), Class I-AV-IO(4), Class I-AV-IO(5), Class I-AV-IO(6), Class I-AV-IO(7), Class I-AV-IO(8), Class I-AV-IO(9), Class I-AV-IO(10), Class I-AV-IO (11), Class I-AV-IO (12), Class I-AV-IO(13), Class I-MV-1, Class I-MV-2, Class I-BV-1, Class I-BV-2 and Class I-V Accrual Interests, collectively.


                                      1-55

         "Uncertificated Intermediate Interests" means the uncertificated Intermediate Group I and Group II Interests, collectively.

         "Uncertificated Subsidiary Interests" means the Class S-1F, Class S-2F, Class S-1V and Class S-2V Interests, collectively.

         "Underwriters" means Lehman Brother Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Underwriting Agreement" means the Underwriting Agreement and related Terms Agreement, each dated July 2, 2002, among the Originator, the Seller and the Underwriters.

         "Unpaid Class AF Basis Risk Carryover Shortfall" means, as to any Payment Date, the sum of the Unpaid Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Basis Risk Carryover Shortfalls.

         "Unpaid Class AF Interest Carry Forward Amount" means, as to any Payment Date and each Class of Class AF Certificates, the excess of

         (a) the aggregate amount of all Class AF Interest Carry Forward Amounts in respect of such Class, over

         (b) the sum of all payments in reduction of the Unpaid Class AF Interest Carry Forward Amount of such Class on all previous Payment Dates pursuant to Section 8.04(c)(ii),

plus interest (to the extent payment thereof is legally permissible) at the related Pass-Through Rate for such Payment Date on the Unpaid Class AF Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.04(c)(ii)), accrued during the related Accrual Period.

         "Unpaid Class AF-1 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class AF-1 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Unpaid Class AF-1 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Section 8.10;

plus interest (to the extent payment thereof is legally permissible) at the Class AF-1 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group I Net WAC Cap Rate) on the Unpaid Class AF-1 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.10), accrued during the related Accrual Period.

         "Unpaid Class AF-2 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of


                                      1-56

         (a) the aggregate amount of all Class AF-2 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Unpaid Class AF-2 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Section 8.10;

plus interest (to the extent payment thereof is legally permissible) at the Class AF-2 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group I Net WAC Cap Rate) on the Unpaid Class AF-2 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.10), accrued during the related Accrual Period.

         "Unpaid Class AF-3 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class AF-3 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Unpaid Class AF-3 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Section 8.10;

plus interest (to the extent payment thereof is legally permissible) at the Class AF-3 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group I Net WAC Cap Rate) on the Unpaid Class AF-3 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.10), accrued during the related Accrual Period.

         "Unpaid Class AF-4 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class AF-4 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Unpaid Class AF-4 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Section 8.10;

plus interest (to the extent payment thereof is legally permissible) at the Class AF-4 Interest Rate for such Payment Date (calculated without giving effect to the Group I Net WAC Cap Rate) on the Unpaid Class AF-4 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to Section 8.10), accrued during the related Accrual Period.

         "Unpaid Class AF-IO Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class AF-IO Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of the Unpaid Class AF-IO Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(c)(ii),


                                      1-57
plus interest (to the extent payment thereof is legally permissible) at the Class AF-IO Interest Rate for such Payment Date on the Unpaid Class AF-IO Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to Section 8.04(c)(ii)), accrued during the related Accrual Period.

         "Unpaid Class AV Basis Risk Carryover Shortfall" means, as to any Payment Date, the Unpaid Class AV-1 Basis Risk Carryover Shortfall.

         "Unpaid Class AV Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class AV Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of the Unpaid Class AV Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(e)(ii),

plus interest (to the extent payment thereof is legally permissible) at the Class AV Interest Rate for such Payment Date on the Unpaid Class AV Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.04(e)(ii)), accrued during the related Accrual Period.

         "Unpaid Class AV-1 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class AV-1 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Unpaid Class AV-1 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Section 8.10;

plus interest (to the extent payment thereof is legally permissible) at the Class AV-1 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group II Net WAC Cap Rate) on the Unpaid Class AV-1 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.10), accrued during the related Accrual Period.

         "Unpaid Class AV-IO Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class AV-IO Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of Unpaid Class AV-IO Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(e)(ii),

plus interest (to the extent payment thereof is legally permissible) at the Class AV-IO Interest Rate for such Payment Date on the Unpaid Class AV-IO Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction


                                      1-58
thereof on such Payment Date pursuant to Section 8.04(e)(ii)), accrued during the related Accrual Period.

         "Unpaid Class BF-1 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class BF-1 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Unpaid Class BF-1 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Section 8.10,

plus interest (to the extent payment thereof is legally permissible) at the Class BF-1 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group I Net WAC Cap Rate) on the Unpaid Class BF-1 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.10), accrued during the related Accrual Period.

         "Unpaid Class BF-1 Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class BF-1 Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of Unpaid Class BF-1 Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(c)(vii),

plus interest (to the extent payment thereof is legally permissible) at the Class BF-1 Interest Rate for such Payment Date on the Unpaid Class BF-1 Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.04(c)(vii)), accrued during the related Accrual Period.

         "Unpaid Class BF-1 Realized Loss Amount" means, with respect to any Payment Date,

         (a) the sum of all Class BF-1 Allocated Realized Loss Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class BF-1 Realized Loss Amount on all previous Payment Dates pursuant to Section 8.04(c)(viii).

         "Unpaid Class BF-1 Realized Loss Interest Amount" means, with respect to any Payment Date,

         (a) the sum of all Class BF-1 Allocated Realized Loss Interest Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class BF-1 Realized Loss Interest Amount on all previous Payment Dates pursuant to Section 8.04(c)(viii).


                                      1-59

         "Unpaid Class BF-2 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class BF-2 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Unpaid Class BF-2 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Section 8.10,

plus interest (to the extent payment thereof is legally permissible) at the Class BF-2 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group I Net WAC Cap Rate) on the Unpaid Class BF-2 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.10), accrued during the related Accrual Period.

         "Unpaid Class BF-2 Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class BF-2 Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of Unpaid Class BF-2 Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(c)(ix),

plus interest (to the extent payment thereof is legally permissible) at the Class BF-2 Interest Rate for such Payment Date on the Unpaid Class BF-2 Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.04(c)(ix)), accrued during the related Accrual Period.

         "Unpaid Class BF-2 Realized Loss Amount" means, with respect to any Payment Date,

         (a) the sum of all Class BF-2 Allocated Realized Loss Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class BF-2 Realized Loss Amount on all previous Payment Dates pursuant to Section 8.04(c)(x).

         "Unpaid Class BF-2 Realized Loss Interest Amount" means, with respect to any Payment Date,

         (a) the sum of all Class BF-2 Allocated Realized Loss Interest Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class BF-2 Realized Loss Interest Amount on all previous Payment Dates pursuant to Section 8.04(c)(x).

         "Unpaid Class BV-1 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class BV-1 Basis Risk Carryover Shortfalls, over


                                      1-60

         (b) the sum of all payments in reduction of Unpaid Class BV-1 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Sections 8.09 and 8.10,

plus interest (to the extent payment thereof is legally permissible) at the Class BV-1 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group II Net WAC Cap Rate) on the Unpaid Class BV-1 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to Sections 8.09 and 8.10), accrued during the related Accrual Period.

         "Unpaid Class BV-1 Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class BV-1 Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of Unpaid Class BV-1 Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(e)(vii),

plus interest (to the extent payment thereof is legally permissible) at the Class BV-1 Interest Rate for such Payment Date on the Unpaid Class BV-1 Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.04(e)(vii)), accrued during the related Accrual Period.

         "Unpaid Class BV-1 Realized Loss Amount" means, with respect to any Payment Date,

         (a) the sum of all Class BV-1 Allocated Realized Loss Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class BV-1 Realized Loss Amount on all previous Payment Dates pursuant to Section 8.04(e)(viii).

         "Unpaid Class BV-1 Realized Loss Interest Amount" means, with respect to any Payment Date,

         (a) the sum of all Class BV-1 Allocated Realized Loss Interest Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class BV-1 Realized Loss Interest Amount on all previous Payment Dates pursuant to Section 8.04(e)(viii).

         "Unpaid Class BV-2 Basis Risk Carryover Shortfall" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class BV-2 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Unpaid Class BV-2 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Sections 8.09 and 8.10,


                                      1-61
plus interest (to the extent payment thereof is legally permissible) at the Class BV-2 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group II Net WAC Cap Rate) on the Unpaid Class BV-2 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to Sections 8.09 and 8.10), accrued during the related Accrual Period.

         "Unpaid Class BV-2 Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class BV-2 Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of Unpaid Class BV-2 Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(e)(ix),

plus interest (to the extent payment thereof is legally permissible) at the Class BV-2 Interest Rate for such Payment Date on the Unpaid Class BV-2 Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.04(e)(ix)), accrued during the related Accrual Period.

         "Unpaid Class BV-2 Realized Loss Amount" means, with respect to any Payment Date,

         (a) the sum of all Class BV-2 Allocated Realized Loss Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class BV-2 Realized Loss Amount on all previous Payment Dates pursuant to Section 8.04(e)(x).

         "Unpaid Class BV-2 Realized Loss Interest Amount" means, with respect to any Payment Date,

         (a) the sum of all Class BV-2 Allocated Realized Loss Interest Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class BV-2 Realized Loss Interest Amount on all previous Payment Dates pursuant to Section 8.04(e)(x).

         "Unpaid Class MF-1 Basis Risk Carryover Shortfall" means, with respect to the Class MF-1 Certificates and as to any Payment Date, the excess of

         (a) the aggregate amount of all Class MF-1 Basis Risk Carryover Shortfalls over

         (b) the sum of all payments in reduction of Class MF-1 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to
                  Section 8.10,

plus interest (to the extent payment thereof is legally permissible) at the Class MF-1 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group I Net WAC Cap Rate) on the Unpaid Class MF-1 Basis Risk Carryover Shortfall for the immediately preceding


                                      1-62

Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to Section 8.10), accrued during the related Accrual Period.

         "Unpaid Class MF-1 Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class MF-1 Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of Unpaid Class MF-1 Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(c)(iii),

plus interest (to the extent payment thereof is legally permissible) at the Class MF-1 Interest Rate for such Payment Date on the Unpaid Class MF-1 Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.04(c)(iii)), accrued during the related Accrual Period.

         "Unpaid Class MF-1 Realized Loss Amount" means, with respect to any Payment Date,

         (a) the sum of all Class MF-1 Allocated Realized Loss Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class MF-1 Realized Loss Amount on all previous Payment Dates pursuant to Section 8.04(c)(iv).

         "Unpaid Class MF-1 Realized Loss Interest Amount" means, with respect to any Payment Date,

         (a) the sum of all Class MF-1 Allocated Realized Loss Interest Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class MF-1 Realized Loss Interest Amount on all previous Payment Dates pursuant to Section 8.04(c)(iv).

         "Unpaid Class MF-2 Basis Risk Carryover Shortfall" means, with respect to the Class MF-2 Certificates and as to any Payment Date, the excess of

         (a) the aggregate amount of all Class MF-2 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Class MF-2 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to
                  Section 8.10,

plus interest (to the extent payment thereof is legally permissible) at the Class MF-2 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group I Net WAC Cap Rate) on the Unpaid Class MF-2 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to
Section 8.10), accrued during the related Accrual Period.


                                      1-63

         "Unpaid Class MF-2 Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class MF-2 Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of Unpaid Class MF-2 Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(c)(v),

plus interest (to the extent payment thereof is legally permissible) at the Class MF-2 Interest Rate for such Payment Date on the Unpaid Class MF-2 Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to
Section 8.04(c)(v)), accrued during the related Accrual Period.

         "Unpaid Class MF-2 Realized Loss Amount" means, with respect to any Payment Date,

         (a) the sum of all Class MF-2 Allocated Realized Loss Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class MF-2 Realized Loss Amount on all previous Payment Dates pursuant to Section 8.04(c)(vi).

         "Unpaid Class MF-2 Realized Loss Interest Amount" means, with respect to any Payment Date,

         (a) the sum of all Class MF-2 Allocated Realized Loss Interest Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class MF-2 Realized Loss Interest Amount on all previous Payment Dates pursuant to Section 8.04(c)(vi).

         "Unpaid Class MV-1 Basis Risk Carryover Shortfall" means, with respect to the Class MV-1 Certificates and as to any Payment Date, the excess of

         (a) the aggregate amount of all Class MV-1 Basis Risk Carryover Shortfalls over

         (b) the sum of all payments in reduction of Class MV-1 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Sections 8.09 and 8.10,

plus interest (to the extent payment thereof is legally permissible) at the Class MV-1 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group II Net WAC Cap Rate) on the Unpaid Class MV-1 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to Sections 8.09 and 8.10), accrued during the related Accrual Period.

         "Unpaid Class MV-1 Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class MV-1 Interest Carry Forward Amounts, over


                                      1-64

         (b) the sum of all payments in reduction of Unpaid Class MV-1 Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(e)(iii),

plus interest (to the extent payment thereof is legally permissible) at the Class MV-1 Interest Rate for such Payment Date on the Unpaid Class MV-1 Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment made in reduction thereof on such Payment Date pursuant to
Section 8.04(e)(iii)), accrued during the related Accrual Period.

         "Unpaid Class MV-1 Realized Loss Amount" means, with respect to any Payment Date,

         (a) the sum of all Class MV-1 Allocated Realized Loss Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class MV-1 Realized Loss Amount on all previous Payment Dates pursuant to Section 8.04(e)(iv).

         "Unpaid Class MV-1 Realized Loss Interest Amount" means, with respect to any Payment Date,

         (a) the sum of all Class MV-1 Allocated Realized Loss Interest Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class MV-1 Realized Loss Interest Amount on all previous Payment Dates pursuant to Section 8.04(e)(iv).

         "Unpaid Class MV-2 Basis Risk Carryover Shortfall" means, with respect to the Class MV-2 Certificates and as to any Payment Date, the excess of

         (a) the aggregate amount of all Class MV-2 Basis Risk Carryover Shortfalls, over

         (b) the sum of all payments in reduction of Class MV-2 Basis Risk Carryover Shortfalls on all previous Payment Dates pursuant to Sections 8.09 and 8.10,

plus interest (to the extent payment thereof is legally permissible) at the Class MV-2 Interest Rate for such Payment Date (calculated without giving effect to the Adjusted Group II Net WAC Cap Rate) on the Unpaid Class MV-2 Basis Risk Carryover Shortfall for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to Sections 8.09 and 8.10), accrued during the related Accrual Period.

         "Unpaid Class MV-2 Interest Carry Forward Amount" means, as to any Payment Date, the excess of

         (a) the aggregate amount of all Class MV-2 Interest Carry Forward Amounts, over

         (b) the sum of all payments in reduction of Unpaid Class MV-2 Interest Carry Forward Amount on all previous Payment Dates pursuant to Section 8.04(e)(v),


                                      1-65
plus interest (to the extent payment thereof is legally permissible) at the Class MV-2 Interest Rate for such Payment Date on the Unpaid Class MV-2 Interest Carry Forward Amount for the immediately preceding Payment Date (after giving effect to any payment in reduction thereof on such Payment Date pursuant to
Section 8.04(e)(v)), accrued during the related Accrual Period.

         "Unpaid Class MV-2 Realized Loss Amount" means, with respect to any Payment Date,

         (a) the sum of all Class MV-2 Allocated Realized Loss Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class MV-2 Realized Loss Amount on all previous Payment Dates pursuant to Section 8.04(e)(vi).

         "Unpaid Class MV-2 Realized Loss Interest Amount" means, with respect to any Payment Date,

         (a) the sum of all Class MV-2 Allocated Realized Loss Interest Amounts, minus

         (b) the sum of all amounts distributed in respect of the Unpaid Class MV-2 Realized Loss Interest Amount on all previous Payment Dates pursuant to Section 8.04(e)(vi).

         "Unpaid Intermediate Interest Shortfall" means, with respect to each Class of Uncertificated Intermediate Interests and any Payment Date, the amount, if any, by which the amount distributed on such Class on such Payment Date pursuant to Section 8.07(a)(i) or 8.07(b)(i), as applicable, less than the amount specified in such Section.

         "Unpaid Subsidiary Interest Shortfall" means, with respect to each Class of Uncertificated Subsidiary Interests and any Payment Date, the amount, if any, by which the amount distributed on such Class on such Payment Date pursuant to Section 8.07(d)(ii) or Section 8.07 (e)(ii), as applicable, is less than the amount specified in such Section.

         "Weighted Average Debt Consolidation Percentage" means the weighted average, by Scheduled Principal Balance, of Loans the proceeds of which were used by the related Obligors for the purpose of debt consolidation.

         "Weighted Average Loan Rate" means, for any Payment Date and the Loans, the Group I Loans or the Group II Loans, as applicable, the weighted average (determined by Scheduled Principal Balance as of the preceding Payment Date, or, if no preceding Payment Date, the Closing Date) of the Loan Interest Rates for all such Loans that were outstanding during the immediately preceding month.

         "Weighted Average Pass-Through Rate" means, for any Payment Date and:

         (a) the Group I Certificates, the sum of the weighted average (expressed as a percentage and rounded to four decimal places) of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-IO, Class MF-1, Class MF-2, Class BF-1 and Class BF-2 Pass-Through Rates, weighted on the basis of the respective Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-IO, Class MF-1, Class


                                      1-66

                  MF-2, Class BF-1 and Class BF-2 Principal Balances or Notional Amount, as applicable, for such Payment Date; and

         (b) the Group II Certificates, the sum of the weighted average (expressed as a percentage and rounded to four decimal places ) of the Class AV-1, Class AV-IO, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Pass-Through Rates, weighted on the basis of the respective Class AV-1, Class AV-IO, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Principal Balances or Notional Amount, as applicable, for such Payment Date.

         "Yield Maintenance Agreement" means the Yield Maintenance Agreement, effective as of July 3, 2002, between the Trust and the LIBOR Cap Counterparty, relating to the Class AV-1, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Certificates.

         "Yield Maintenance Reserve Fund" means the trust account created and maintained pursuant to Section 8.09 in the name of the Trust in an Eligible Institution.

         SECTION 1.03 Calculations. Except as otherwise provided in this Agreement,

         (a) interest payable on the Class AF-2, Class AF-3, Class AF-4, Class AF-IO, Class MF-1, Class MF-2, Class BF-1, Class BF-2 and Class AV-IO Certificates for each Accrual Period shall be calculated on the basis of a 360-day year comprised of twelve 30-day months, and

         (b) interest payable on the Class AF-1, Class AV-1, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Certificates for each Accrual Period shall be calculated on the basis of actual days in a 360-day years.


                                      1-67

                                   ARTICLE II

                    ESTABLISHMENT OF TRUST; TRANSFER OF LOANS

         SECTION 2.01 Closing.

         (a) There is hereby created, by the Seller as settlor, a separate trust which shall be known as Conseco Finance Home Equity Loan Trust 2002-C. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders and the Class R Certificateholder.

         (b) The Seller hereby transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust, by execution and delivery of an assignment substantially in the form of Exhibit D hereto, all the right, title and interest of the Seller in and to the Initial Loans and Additional Loans, including all rights to receive payments on or with respect to the Initial Loans and Additional Loans due after the applicable Cut-off Date, all rights of the Seller under the Transfer Agreement and all other assets now or hereafter included in the Trust Fund. Each such transfer and assignment is intended by the Seller to be a sale of such assets for all purposes, including, without limitation, the Federal Bankruptcy Code, to the end that all such assets will hereafter cease to be the property of the Seller and would not be includable in the estate of the Seller or the Originator for purposes of Section 541 of the Federal Bankruptcy Code.

         (c) Although the parties intend that each conveyance pursuant to this Agreement of the Seller's right, title and interest in and to the Loans (including the Subsequent Loans) shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be loans, the parties intend that the rights and obligations of the parties to such loans shall be established pursuant to the terms of this Agreement. If the conveyances are deemed to be loans, the parties further intend and agree that the Originator and the Seller shall be deemed to have granted to the Trustee and the Originator and the Seller do hereby grant to the Trustee, a perfected first-priority security interest in the Trust Fund and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificate or Class R Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         SECTION 2.02 Conditions to the Closing. On or before the Closing Date, the Seller shall deliver or cause to be delivered the following documents to the
Trustee:

         (a) The List of Loans attached to this Agreement as Exhibits L-1 and L-2, certified by the Chairman of the Board, President or any Vice President of the Seller.

         (b) A certificate of an officer of the Originator substantially in the form of Exhibit E hereto on behalf of the Seller and the Originator.

         (c) An Opinion of Counsel for the Seller substantially in the form of Exhibit F hereto.


                                      2-1

         (d) A letter, acceptable to the Underwriters, from PricewaterhouseCoopers LLP or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Loans on a statistical sampling basis and setting forth the results of such review.

         (e) Copies of resolutions of the board of directors of the Seller or of the executive committee of the board of directors of the Seller approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Seller.

         (f) Officially certified recent evidence of due incorporation and good standing of the Seller under the laws of the State of Minnesota and of the Originator under the laws of the State of Delaware.

         (g) An Officer's Certificate listing the Servicer's Servicing Officers.

         (h) Officer's Certificate relating to coverage of the Servicer under the Errors and Omissions Protection Policy.

         (i) Evidence of deposit in the Certificate Account of all funds received with respect to the Loans from the Cut-off Date to the Closing Date, other than principal due on or before the Cut-off Date, together with an Officer's Certificate to the effect that such amount is correct.

         (j) The Loan Files for the Initial Loans and Additional Loans and an Officer's Certificate confirming that the Originator has reviewed the original or a copy of each related promissory note and each related Loan File, that each such Loan and Loan File conforms in all material respects with the List of Loans and that each such Loan File is complete in accordance with the definition thereof and has been delivered to the Trustee (or its custodian).

         (k) An executed copy of the Transfer Agreement.

         (l) Evidence of the deposit of $43,808,665 in the Pre-Funding Group I Account and of $31,962,084 in the Pre-Funding Group II Account.

         (m) Evidence of the deposit of $173,994 in the Capitalized Interest Account ($113,739 for the Group I Certificates and $59,354 for the Group II Certificates).

         (n) Letters from each of the Rating Agencies evidencing the following ratings for the Certificates:

            Class                      S&P Rating           Moody's Rating
-------------------------------   ---------------------  ---------------------
             AF-1                         AAA                    Aaa
             AF-2                         AAA                    Aaa
             AF-3                         AAA                    Aaa
             AF-4                         AAA                    Aaa
            AF-IO                         AAA                    Aaa
             MF-1                          AA                    Aa2


                                      2-2

             MF-2                          A                      A2
             BF-1                         BBB                    Baa2
             BF-2                          BB                    Ba2
             AV-1                         AAA                    Aaa
            AV-IO                         AAA                    Aaa
             MV-1                          AA                    Aa2
             MV-2                          A                      A2
             BV-1                         BBB                    Baa2

         (o) Evidence of the deposit of $5,000 in the Basis Risk Reserve Fund ($2500 in each of the Group I Subaccount and Group II Subaccount).

         (p) An executed copy of the Yield Maintenance Agreement.

         SECTION 2.03 Conveyance of the Subsequent Loans.

         (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Account, the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust by execution and delivery of a Subsequent Transfer Instrument, all the right, title and interest of the Seller in and to the Subsequent Loans identified on the List of Loans attached to the Subsequent Transfer Instrument, including all rights to receive payments on or with respect to the Subsequent Loans due after the related Subsequent Cut-off Date, and all items with respect to such Subsequent Loans in the related Loan Files. The transfer to the Trustee by the Seller of the Subsequent Loans shall be absolute and is intended by the Seller, the Trustee, the Certificateholders and the Class R Certificateholder to constitute and to be treated as a sale of the Subsequent Loans by the Seller or the Originator to the Trust. Such transfer and assignment is intended by the Seller to be a sale of such assets for all purposes, including, without limitation, the Federal Bankruptcy Code, to the end that all such assets will hereafter cease to be the property of the Seller and would not be includable in the estate of the Seller for purposes of Section 541 of the Federal Bankruptcy Code.

         The purchase price paid by the Trustee shall be one hundred percent (100%) of the aggregate Cut-off Date Principal Balances of such Subsequent Loans. The purchase price of Subsequent Loans shall be paid solely with amounts in the Pre-Funding Account. This Agreement shall constitute a fixed price contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

         (b) The Seller shall transfer to the Trustee the Subsequent Loans, and the Trustee shall release funds from the Pre-Funding Group I Account or the Pre-Funding Group II Account, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:


                                      2-3

                  (i) the Seller shall have provided the Trustee with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Loans;

                  (ii) the Seller shall have delivered the related Loan File for each Subsequent Loan to the Trustee at least two Business Days prior to the Subsequent Transfer Date;

                  (iii) the Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit O, which shall include a List of Loans identifying the related Subsequent Loans and shall specify a Subsequent Cut-off Date of no later than July 31, 2002;

                  (iv) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Seller shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (v) such sale and transfer shall not result in a material adverse tax consequence to the Trust (including the Master REMIC, Intermediate REMIC, or Subsidiary REMIC) or the Certificateholders or Class R Certificateholder;

                  (vi)     the Pre-Funding Period shall not have ended;

                  (vii) the Seller shall have delivered to the Trustee an Officer's Certificate, substantially in the form attached hereto as Exhibit P, and a copy of an executed Subsequent Transfer Agreement, in the form of Exhibit A to the Transfer Agreement, between the Originator, as seller, and the Seller, as buyer, dated as of the Subsequent Transfer Date, and all conditions precedent described in Section 6 of the Subsequent Transfer Agreement shall have been satisfied;

                  (viii) the Seller and the Originator shall have delivered to the Trustee Opinions of Counsel addressed to S&P, Moody's and the Trustee with respect to the transfer of the Subsequent Loans substantially in the form of the Opinions of Counsel delivered to the Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters; and

                  (ix) no Subsequent Loan will have a Combined LTV greater than 100%.

         (c) On or before the last day of the Pre-Funding Period, the Seller shall deliver to the Trustee:

                  (i) A letter from PricewaterhouseCoopers LLC or another nationally recognized accounting firm retained by the Seller (with copies provided to S&P, Moody's, the Underwriters and the Trustee) that is in form,


                                      2-4
                           substance and methodology the same as that delivered under Section 2.02(d) of this Agreement, except that it shall address the Subsequent Loans and their conformity in all material respects to the characteristics described in Sections 2.03(b)(ix) and 3.04(b) of this Agreement.

                  (ii) Evidence that, as a result of the purchase by the Trust of the Subsequent Loans, none of the ratings assigned to the Certificates as of the Closing Date by S&P or Moody's will be reduced, withdrawn or qualified.

                  (iii) Evidence that the aggregate Cut-off Date Principal Balances of the Subsequent Loans, not specifically identified as Subsequent Loans as of the Closing Date, do not exceed 25% of the Original Aggregate Certificate Principal Balance.

         SECTION 2.04 Acceptance by Trustee.

         (a) On the Closing Date and each Subsequent Transfer Date, if the conditions set forth in Section 2.02 and 2.03, respectively, have been satisfied, the Trustee shall deliver a certificate to the Seller substantially in the form of Exhibit G hereto (an "Acknowledgment") acknowledging conveyance of the Loans identified on the applicable List of Loans and the related Loan Files to the Trustee and declaring that the Trustee, directly or through a Custodian, will hold all Loans that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and the Class R Certificateholder.

         (b) The Trustee or a Custodian shall review each Loan File, as described in Exhibit G, within 60 days of the Closing Date or later receipt by it of the Loan File. If, in its review of the Loan Files, as described in Exhibit G, the Trustee or a Custodian discovers a breach of the representations or warranties set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05 of this Agreement, or in the Officer's Certificates delivered pursuant to Section 2.02(j) or 2.03(b)(vii) of this Agreement, the Trustee or Custodian, as the case may be, shall notify the Seller and the Originator shall cure such breach or repurchase or replace such Loan pursuant to Section 3.06.

         SECTION 2.05 REMIC Provisions.

         (a) The Originator, as Servicer, and each holder of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, by acceptance thereof, each agree that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC for its first taxable year shall provide an election for the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC, as the case may be (excluding the Pre-Funding Account and the Basis Risk Reserve Fund), to be treated as a REMIC under the Code for such taxable year and all subsequent taxable years, and the Trustee shall sign such return. In furtherance of the foregoing, the Trustee (at the direction of the Originator, the Seller or the Servicer), the Originator, the Seller and the Servicer shall take, or refrain from taking, all such action as is necessary to maintain the status of the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC as a REMIC under the


                                      2-5

REMIC Provisions of the Code, including, but not limited to, the taking of such action as is necessary to cure any inadvertent termination of REMIC status.


                                      2-6

         (b) The Regular Certificates are being issued in sixteen classes and are hereby designated by the Seller as the "regular interests" in the Master REMIC for the purposes of Section 860G(a)(1) of the Code. The following terms of the Regular Certificates are irrevocably established as of the Closing Date:

                                                                         Original Class
                                                                       Principal Balance
                                  Interest Rate Per Annum                 (or Notional             Assumed Final
Class                               (Pass-Through Rate)                     Amount)              Maturity Date(1)
-----------------------  ------------------------------------------  -----------------------    --------------------
Class AF-1               A floating rate equal to the least of
                         one month LIBOR plus .20% per year, the
                         Adjusted Group I Net WAC Cap Rate,
                         and 15.00% per year                         $      107,938,000           August 15, 2033

Class AF-2               The lesser of 3.827% per year or the
                         Adjusted Group I Net WAC Cap Rate           $       15,125,000           August 15, 2033

Class AF-3               The lesser of 4.580% per year of the
                         Adjusted Group I Net WAC Cap Rate           $       52,937,000           August 15, 2033

Class AF-4               The lesser of 5.972% per year or the
                         Adjusted Group I Net WAC Cap Rate           $       41,250,000           August 15, 2033

Class AF-IO              The lesser of 7.50% per year or the
                         Group I Net WAC Cap Rate (2)                $      123,750,000           August 15, 2033

Class MF-1               The lesser of 6.158% per year of the
                         Adjusted Group I Net WAC Cap Rate           $       19,938,000           August 15, 2033

Class MF-2               The lesser of 6.981% per year of the
                         Adjusted Group I Net WAC Cap Rate           $       17,187,000           August 15, 2033

Class BF-1               The lesser of 8.00% per year of the
                         Adjusted Group I Net WAC Cap Rate           $       13,063,000           August 15, 2033

Class BF-2               The lesser of 8.00% per year or the
                         Adjusted Group I Net WAC Cap Rate           $        7,562,000           August 15, 2033

Class AV-1               A floating rate equal to the least of
                         one month LIBOR plus .45% per year,
                         the Adjusted Group II Net WAC Cap, and
                         15.00% per year                             $      158,500,000           August 15, 2033

Class AV-IO              The lesser of 7.50% per year or the
                         Group II Net WAC Cap Rate (3)               $       89,600,000           August 15, 2033

Class MV-1               A floating rate equal to the least of
                         one month LIBOR plus 1.50% per year,
                         the Adjusted Group II Net WAC Cap, and
                         15.00% per year                             $       14,500,000           August 15, 2033

Class MV-2               A floating rate equal to the least of
                         one month LIBOR plus 2.15% per year,
                         the Adjusted Group II Net WAC Cap, and
                         15.00% per year                             $       12,000,000           August 15, 2033

Class BV-1               A floating rate equal to the least of
                         one month LIBOR plus 3.00% per year,
                         the Adjusted Group II Net WAC Cap, and
                         15.00% per year                             $        9,000,000           August 15, 2033


                                      2-7

Class BV-2               A floating rate equal to the least of
                         one month LIBOR plus 3.00% per year,
                         the Adjusted Group II Net WAC Cap, and
                         15.00% per year                             $        6,000,000           August 15, 2033

Class B-3I                                  (4)                               (4)                 August 15, 2033

-----------------

(1) Solely for purposes of Treas. Reg. 1.860G-1(a)(4)(iii), a hypothetical Payment Date in the month approximately 12 months following the month of the maturity date for the Loan with the latest maturity date has been designated as the "latest possible maturity date" for each class of Certificates that represents one or more of the "regular interests" in the Master REMIC.

(2) Collectively, the Class AF-IO Certificates will be entitled to receive on each Payment Date interest accrued at the Class AF-IO Pass-Through Rate on the Class AF-IO Notional Amount. For federal tax purposes, the Class AF-IO Certificates, collectively, will be entitled to 100% of the interest payable on the Class I-AF-IO Interest.

(3) Collectively, the Class AV-IO Certificates will be entitled to receive on each Payment Date interest accrued at the Class AV-IO Pass-Through Rate on the Class AV-IO Notional Amount. For federal tax purposes, the Class AV-IO Certificates, collectively, will be entitled to 100% of the interest payable on the Class I-AV-IO Interest.

(4) The Class B-3I Certificate is a REMIC regular interest for federal income tax purposes, entitled to the payment of the Class B-3I Distribution Amount and bearing interest at a rate and upon an amount described in the definition of Class B-3I Formula Principal Distribution Amount.

         The Seller does not represent that any regular interest in the Master REMIC will, in fact, mature on any given date, except that each regular interest of the Master REMIC will absolutely mature by the Assumed Final Maturity Date as indicated above. Solely for federal income tax purposes, the Master REMIC will issue a Class R-III Interest, which is hereby designated by the Seller as constituting the sole class of "residual interests" in the Master REMIC for purposes of Section 860G(a)(2) of the Code. For purposes of certification, a Class R Certificate will represent the Class R-III Interest, as well as the Class R-I and Class R-II Interests described in Section 2.05(c) and Section 2.05(d).

         (c) The Uncertificated Intermediate Interests are being issued in forty-one classes and are hereby designated by the Seller as constituting the "regular interests" in the Intermediate REMIC for the purposes of Section 860G(a)(1) of the Code. The following terms of the Uncertificated Intermediate Interests are irrevocably established as of the Closing Date:

                                                                                                   Assumed
                                                                 Original Class Principal           Final
                              Interest Rate Per Annum              Balance (or Notional         Maturity Date
       Class                    (Pass-Through Rate)                      Amount )                    (1)
-------------------- ------------------------------------------  --------------------------  --------------------
Class I-AF-1         Intermediate Adjusted Group I Net WAC          $       53,969,000         August 15, 2033
                     Cap Rate

Class I-AF-2         Intermediate Adjusted Group I Net WAC          $        7,562,500         August 15, 2033
                     Cap Rate

Class I-AF-3         Intermediate Adjusted Group I Net WAC          $       26,468,500         August 15, 2033
                     Cap Rate

Class I-AF-4         Intermediate Adjusted Group I Net WAC          $       20,625,000         August 15, 2033
                     Cap Rate

Class I-AF-IO(1)     Class I-AF-IO Interest Rate                    $       20,625,000         August 15, 2033


                                      2-8

Class I-AF-IO(2)     Class I-AF-IO Interest Rate                    $       16,500,000         August 15, 2033

Class I-AF-IO(3)     Class I-AF-IO Interest Rate                    $       13,750,000         August 15, 2033

Class I-AF-IO(4)     Class I-AF-IO Interest Rate                    $       12,375,000         August 15, 2033

Class I-AF-IO(5)     Class I-AF-IO Interest Rate                    $        9,625,000         August 15, 2033

Class I-AF-IO(6)     Class I-AF-IO Interest Rate                    $        8,250,000         August 15, 2033

Class I-AF-IO(7)     Class I-AF-IO Interest Rate                    $        6,875,000         August 15, 2033

Class I-AF-IO(8)     Class I-AF-IO Interest Rate                    $        5,500,000         August 15, 2033

Class I-AF-IO(9)     Class I-AF-IO Interest Rate                    $        5,500,000         August 15, 2033

Class I-AF-IO(10)    Class I-AF-IO Interest Rate                    $        2,750,000         August 15, 2033

Class I-AF-IO(11)    Class I-AF-IO Interest Rate                    $        4,125,000         August 15, 2033

Class I-AF-IO(12)    Class I-AF-IO Interest Rate                    $        2,750,000         August 15, 2033

Class I-AF-IO(13)    Class I-AF-IO Interest Rate                    $       15,125,000         August 15, 2033

Class I-MF-1         Intermediate Adjusted Group I Net WAC          $        9,969,000         August 15, 2033
                     Cap Rate

Class I-MF-2         Intermediate Adjusted Group I Net WAC          $        8,593,500         August 15, 2033
                     Cap Rate

Class I-BF-1         Intermediate Adjusted Group I Net WAC          $        6,531,500         August 15, 2033
                     Cap Rate

Class I-BF-2         Intermediate Adjusted Group I Net WAC          $        3,781,000         August 15, 2033
                     Cap Rate

Class I-Accrual      Intermediate Adjusted Group I Net WAC          $       74,594,000         August 15, 2033
                     Cap Rate

Class I-AV-1         Intermediate Adjusted Group II Net WAC         $       79,250,000         August 15, 2033
                     Cap Rate
Class I-AV-IO(1)     Class I-AV-IO Interest Rate                    $       12,800,000         August 15, 2033

Class I-AV-IO(2)     Class I-AV-IO Interest Rate                    $       12,800,000         August 15, 2033

Class I-AV-IO(3)     Class I-AV-IO Interest Rate                    $       11,200,000         August 15, 2033

Class I-AV-IO(4)     Class I-AV-IO Interest Rate                    $        8,000,000         August 15, 2033

Class I-AV-IO(5)     Class I-AV-IO Interest Rate                    $        6,400,000         August 15, 2033

Class I-AV-IO(6)     Class I-AV-IO Interest Rate                    $        6,400,000         August 15, 2033

Class I-AV-IO(7)     Class I-AV-IO Interest Rate                    $        4,800,000         August 15, 2033

Class I-AV-IO(8)     Class I-AV-IO Interest Rate                    $        4,800,000         August 15, 2033

Class I-AV-IO(9)     Class I-AV-IO Interest Rate                    $        3,200,000         August 15, 2033

Class I-AV-IO(10)    Class I-AV-IO Interest Rate                    $        3,200,000         August 15, 2033

Class I-AV-IO(11)    Class I-AV-IO Interest Rate                    $        3,200,000         August 15, 2033

Class I-AV-IO(12)    Class I-AV-IO Interest Rate                    $        1,600,000         August 15, 2033

Class I-AV-IO(13)    Class I-AV-IO Interest Rate                    $       11,200,000         August 15, 2033

Class I-MV-1         Intermediate Adjusted Group II Net WAC         $        7,250,000         August 15, 2033
                     Cap Rate

Class I-MV-2         Intermediate Adjusted Group II Net WAC         $        6,000,000         August 15, 2033
                     Cap Rate


                                      2-9

Class I-BV-1         Intermediate Adjusted Group II Net WAC         $        4,500,000         August 15, 2033
                     Cap Rate

Class I-BV-2         Intermediate Adjusted Group II Net WAC         $        3,000,000         August 15, 2033
                     Cap Rate

Class II - Accrual   Intermediate Adjusted Group II Net WAC         $       54,075,000         August 15, 2003
                     Cap Rate

-------------------

(1) Solely for purposes of Treas. Reg. 1.860G-1(a)(4)(iii), a hypothetical Payment Date in the month approximately 12 months following the month of the maturity date for the Loan with the latest maturity date has been designated as the "latest possible maturity date" for each class of interests that represents one or more of the "regular interests" in the Intermediate REMIC.

         The Seller does not represent that any Class of Uncertificated Intermediate Interests will, in fact, mature on any given date, except that each regular interest of the Intermediate REMIC will absolutely mature by the Assumed Final Maturity Date as indicated above. Solely for federal income tax purposes, the Intermediate REMIC will issue a Class R-II Interest, which is hereby designated by the Seller as constituting the sole class of "residual interests" in the Intermediate REMIC for purposes of Section 860G(a)(2) of the Code.

                  (d) The Uncertificated Subsidiary Interests and Class P(F) and Class P(V) Interests are being issued in thirty classes and are hereby designated by the Seller as constituting the "regular interests" in the Subsidiary REMIC for the purposes of Section 860G(a)(1) of the Code. The following terms of the Uncertificated Subsidiary Interests and Class P(F) and Class P(V) Interests are irrevocably established as of the Closing Date:


                                      2-10

                                   Interest                         Original              Assumed Final
                                Rate Per Annum                  Principal Balance         Maturity Date
       Class                  (Pass-Through Rate)              or Notional Amount              (1)
--------------------   ----------------------------------   --------------------------  -------------------
Class S-1F                 Group I Net WAC Cap Rate              $    149,188,000        August 15, 2033

Class S-2F(1)              Group I Net WAC Cap Rate              $     20,625,000        August 15, 2033

Class S-2F(2)              Group I Net WAC Cap Rate              $     16,500,000        August 15, 2033

Class S-2F(3)              Group I Net WAC Cap Rate              $     13,750,000        August 15, 2033

Class S-2F(4)              Group I Net WAC Cap Rate              $     12,375,000        August 15, 2033

Class S-2F(5)              Group I Net WAC Cap Rate              $      9,625,000        August 15, 2033

Class S-2F(6)              Group I Net WAC Cap Rate              $      8,250,000        August 15, 2033

Class S-2F(7)              Group I Net WAC Cap Rate              $      6,875,000        August 15, 2033

Class S-2F(8)              Group I Net WAC Cap Rate              $      5,500,000        August 15, 2033

Class S-2F(9)              Group I Net WAC Cap Rate              $      5,500,000        August 15, 2033

Class S-2F(10)             Group I Net WAC Cap Rate              $      2,750,000        August 15, 2033

Class S-2F(11)             Group I Net WAC Cap Rate              $      4,125,000        August 15, 2033

Class S-2F(12)             Group I Net WAC Cap Rate              $      2,750,000        August 15, 2033

Class S-2F(13)             Group I Net WAC Cap Rate              $     15,125,000        August 15, 2033

Class P(F)                             0                                       60        August 15, 2033

Class S-1V                 Group II Net WAC Cap Rate             $    108,150,000        August 15, 2033

Class S-2V(1)              Group II Net WAC Cap Rate             $     12,800,000        August 15, 2033

Class S-2V(2)              Group II Net WAC Cap Rate             $     12,800,000        August 15, 2033

Class S-2V(3)              Group II Net WAC Cap Rate             $     11,200,000        August 15, 2033

Class S-2V(4)              Group II Net WAC Cap Rate             $      8,000,000        August 15, 2033

Class S-2V(5)              Group II Net WAC Cap Rate             $      6,400,000        August 15, 2033

Class S-2V(6)              Group II Net WAC Cap Rate             $      6,400,000        August 15, 2033

Class S-2V(7)              Group II Net WAC Cap Rate             $      4,800,000        August 15, 2033

Class S-2V(8)              Group II Net WAC Cap Rate             $      4,800,000        August 15, 2033

Class S-2V(9)              Group II Net WAC Cap Rate             $      3,200,000        August 15, 2033

Class S-2V(10)             Group II Net WAC Cap Rate             $      3,200,000        August 15, 2033

Class S-2V(11)             Group II Net WAC Cap Rate             $      3,200,000        August 15, 2033

Class S-2V(12)             Group II Net WAC Cap Rate             $      1,600,000        August 15, 2033

Class S-2V(13)             Group II Net WAC Cap Rate             $     11,200,000        August 15, 2033

Class P(V)                             0                                       40        August 15, 2033

----------------------

(1) Solely for purposes of Treas. Reg. 1.860G-1(a)(4)(iii), a hypothetical Payment Date in the month approximately 12 months following the month of the maturity date for the Loan with the latest maturity date has been designated as the "latest possible maturity date" for each class of interests that represents one or more of the "regular interests" in the Subsidiary REMIC.

         The Seller does not represent that any Class of Uncertificated Subsidiary Interests or Class P(F) or Class P(V) Interest will, in fact, mature on any given date, except that each regular


                                      2-11
interest of the Subsidiary REMIC will absolutely mature by the Assumed Final Maturity Date as indicated above. Solely for federal income tax purposes, the Subsidiary REMIC will issue a Class R-I Interest, which is hereby designated by the Seller as the sole class of "residual interests" in the Subsidiary REMIC for purposes of Section 860G(a)(2) of the Code.

         (e) For any purpose for which the Group I Net WAC Cap Rate and the Adjusted Group II Net WAC Cap Rate are calculated, the interest rate on the Loans shall be appropriately adjusted to account for the difference between the monthly day count convention of the Loans (simple interest which is the same as an actual/actual convention) and the month day count convention of the regular interest issued by each REMIC created hereunder. For purposes of calculating the Net WAC Cap Rate and Adjusted Net WAC Cap Rate, for each of the interests issued by the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC, such rates shall be adjusted to equal a month day count convention based on the actual number of days in the preceding Due Period and a 360 day year so that the Loans and all regular interests created hereunder will be using the same monthly day count convention.

         (f) The Closing Date, which is the day on which each of the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC will issue all of its regular and residual interests, is hereby designated as the "startup day" of each of the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC within the meaning of Section 860G(a)(9) of the Code.

         (g) After the Closing Date, neither the Trustee, the Originator, the Seller nor any Servicer shall:

                  (i) accept any contribution of assets to the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC,

                  (ii) dispose of any portion of the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC, other than as provided in Sections 3.06, 3.08 and 8.06,

                  (iii) engage in any transaction that results in a tax described in Sections 860F(a)(2) and (5) of the Code, except as may be contemplated by Section 3.07,

                  (iv) accept any contribution after the Closing Date that is subject to the tax imposed by Section 860G(d) of the Code or

                  (v) engage in any activity or enter into any agreement that would result in the receipt by the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC of any "net income from foreclosure property" as defined in Section 860G(c)(2) of the Code, unless, prior to any such action set forth in clauses (i), (ii),
                           (iii), (iv) or (v) the Trustee shall have received an unqualified Opinion of Counsel, which opinion shall not be an expense of the Trust, stating that such action will not, directly or indirectly,

                           (A)      adversely affect the status of the
                                    Subsidiary REMIC, the Intermediate REMIC or the Master REMIC as a REMIC or the


                                      2-12
                                    status of the Uncertificated Subsidiary
                                    Interests or Class P Certificate as "regular interests" in the Subsidiary REMIC, the status of the Class R-I Interest as the sole class of "residual interests" in the Subsidiary REMIC, the status of the Uncertificated Intermediate Interests as "regular interests" in the Intermediate REMIC, the status of the Class R-II Interest as the sole class of "residual interests" in the Intermediate REMIC, the status of the Regular Certificates and the Uncertificated Master Interest as "regular interests" in the Master REMIC, or the status of the Class R-III Interest as the sole class of "residual interests" in the Master REMIC,

                           (B) affect the distributions payable hereunder to the Certificateholders, or

                           (C) result in the imposition of any lien, charge or encumbrance upon the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC.

         (h) Upon the acquisition of any real property (including interests in real property), or any personal property incident thereto, in connection with the default of a Loan, the Servicer and the Trustee (at the direction of the Servicer) shall take, or cause to be taken, such action as is necessary to sell or otherwise dispose of such property within such period as is then required by the Code in order for such property to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, unless the Servicer and the Trustee receive an Opinion of Counsel to the effect that the holding by the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC of such property subsequent to the period then permitted by the Code will not result in the imposition of any taxes on "prohibited transactions" of the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC, as defined in Section 860F of the Code, or cause the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC to fail to qualify as a REMIC at any time that the Uncertificated Subsidiary Interests, Class P Certificate, Class R Certificate, Uncertificated Intermediate Interests, Regular Certificates or Uncertificated Master Interest are outstanding. The Servicer shall manage, conserve, protect and operate such real property, or any personal property incident thereto, so that such property will not fail to qualify as "foreclosure property," as defined in Section 860G(a)(8) of the Code, and that the management, conservation, protection and operation of such property will not result in the receipt by the Subsidiary REMIC, the Intermediate REMIC or the Master REMIC of any "income from nonpermitted assets," within the meaning of Section 860F(a)(2)(B) of the Code.

         SECTION 2.06 Seller Option to Substitute for Prepaid Loans. The Seller may, at its option, substitute new loans for Loans as to which a Principal Prepayment in Full has been received by the Servicer prior to October 1, 2002 ("Prepaid Loans"), up to a maximum of 5% of the Cut-off Date Pool Principal Balance, upon satisfaction of the following conditions:

                  (i) the Seller shall have conveyed to the Trustee the Loan to be substituted for the Prepaid Loan and the Loan File related to such Loan and the Seller shall have marked the Electronic Ledger indicating that such Loan constitutes part of the Trust;


                                      2-13

                  (ii) the Loan to be substituted is an Eligible Substitute Loan and the Seller delivers an Officers' Certificate, substantially in the form of Exhibit J-3 hereto, to the Trustee certifying that such Loan is an Eligible Substitute Loan;

                  (iii) the Seller shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by the Seller as debtor, naming the Trustee as secured party and filed in Minnesota, listing such Loan to be substituted as collateral;

                  (iv) the Seller shall have delivered to the Trustee an executed assignment to the Trustee on behalf of the Trust in recordable form for the mortgage securing such Loan to be substituted;

                  (v) such substitution shall be accomplished prior to the Determination Date immediately following the calendar month in which the Principal Prepayment in Full was received by the Servicer, and no such substitution shall take place after September 14, 2002.

                  (vi) the Seller shall have delivered to the Trustee an Opinion of Counsel

                           (A) to the effect that the substitution of such Loan for such Prepaid Loan will not cause the Master, Intermediate or Subsidiary REMIC to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions, and

                           (B) to the effect of paragraph 9 of Exhibit F hereto; and

                  (vii) if the Principal Prepayment received in respect of such Prepaid Loan is greater than the Scheduled Principal Balance of the Loan to be substituted, such excess shall be distributed to Certificateholders on the related Payment Date as a prepayment of principal.

         Upon satisfaction of such conditions, the Trustee shall add such Loan to be substituted to the List of Loans.

         Any substitutions pursuant to this Section 2.06 may be accomplished on a loan-by-loan basis or on an aggregate basis as to all Prepaid Loans with respect to a given calendar month.

         SECTION 2.07 Conveyance of Uncertificated Subsidiary Interests and Uncertificated Intermediate Interests.

         (a) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the Uncertificated Subsidiary Interests for the benefit of the Holders of the Uncertificated Intermediate Interests and the Holder of the Class R-II Interest. The Trustee acknowledges receipt of the Uncertificated Subsidiary Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive


                                      2-14
use and benefit of the Holders of the Uncertificated Intermediate Interests and Holder of the Class R-II Interest. The Class R-II Interest, together with the Uncertificated Intermediate Interests, constitute the entire beneficial ownership interest in the Intermediate REMIC.

         (b) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the Uncertificated Intermediate Interests for the benefit of the holders of the Regular Certificates and the Class R-III Interest. The Trustee acknowledges receipt of the Uncertificated Intermediate Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates and the Class R-III Interest. The Class R-III Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in the Master REMIC.


                                      2-15

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Seller and the Originator make the following representations and warranties. The Trustee will rely on the representations and warranties in accepting the Loans in trust and issuing the Certificates and the Class R Certificate on behalf of the Trust. The repurchase or substitution and indemnification obligations of the Originator set forth in Section 3.06 constitute the sole remedies available to the Trust, the Certificateholders or the Class R Certificateholder for a breach of a representation or warranty of the Originator set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05 of this Agreement, or in the Officer's Certificates delivered pursuant to Sections 2.02(j) or 2.03(b)(vii) of this Agreement.

         SECTION 3.01 Representations and Warranties Regarding the Seller. The Seller represents and warrants to the Certificateholders and the Class R Certificateholder, effective on the Closing Date and each Subsequent Transfer Date, that:

         (a) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

         (b) Authorization; Binding Obligations. The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c) No Consent Required. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         (d) No Violations. The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound.


                                      3-1

         (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement, the Certificates or the Class R Certificate which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

         (f) Licensing. The Seller is duly licensed in each state in which Loans were originated to the extent the Seller is required to be licensed by applicable law in connection with the origination and servicing of the Loans.

         (g) Chief Executive Office. The chief executive office of the Seller is at 300 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639. The Seller is a corporation organized and existing under the laws of the State of Minnesota.

         (h) No Default. The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect is condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder. The Seller is not in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement.

         (i) Lawful Assignment. The Seller has duly executed a valid blanket assignment of the Loans transferred to the Trust, and has transferred all its right, title and interest in such Loans. The Assignment, any and all documents executed and delivered by the Seller pursuant to Section 2.01(a), and this Agreement each constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms.

         (j) Good Title. The Seller is the sole owner of the Loans and has the authority to sell, transfer and assign such Loans to the Trust under the terms of this Agreement. There has been no assignment, sale or hypothecation of the Loans by the Seller, other than a hypothecation which terminates upon sale of the Loans to the Trust. The Seller has good and marketable title to the Loans, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest of any type and has full right to transfer the Loans to the Trust.

         SECTION 3.02 Representations and Warranties Regarding Each Loan. The Originator has made the following representations and warranties to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders and the Class R Certificateholder, as of the Closing Date with respect to each Loan identified on the List of Loans attached to this Agreement as Exhibits L-1 and L-2 and as of each Subsequent Transfer Date with respect to each Subsequent Loan identified on the List of Loans attached to the related Subsequent Transfer Instrument:

         (a) List of Loans. The information set forth in the List of Loans is true and correct as of its date.


                                      3-2

         (b) Payments. No scheduled payment due under any Initial or Additional Loan was delinquent over 59 days as of the Cut-off Date and no scheduled payment due under any Subsequent Loan was delinquent over 29 days as of the Cut-off Date.

         (c) Costs Paid and No Waivers. The terms of the Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File. All costs, fees and expenses incurred in making, closing and perfecting the lien of the Loan have been paid. The subject real property has not been released from the lien of such Loan.

         (d) Binding Obligation. The Loan is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

         (e) No Defenses. The Loan is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Loan or the exercise of any right thereunder will not render the Loan unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         (f) Insurance Coverage. The Originator has been named as an additional insured party under any hazard insurance on the property described in the Loan, to the extent required by the Originator's underwriting guidelines. If upon origination of the Loan, the property securing the Loan was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available in the locale where the property is located), the property is covered by a flood insurance policy of the nature and in an amount which is consistent with the servicing standard set forth in Section 5.02.

         (g) Combined LTV. As of the Cut-off Date and as of the date that each Loan is transferred to the Trust, the Combined LTV for each Loan is not greater than 100%.

         (h) Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan under this Agreement or pursuant to transfers of the Certificates or Class R Certificate unlawful or render the Loan unenforceable. The Originator has duly executed a valid blanket assignment of the Loans transferred to the Seller, and has transferred all its right, title and interest in such Loans, including all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator, to the Seller. The blanket assignment, any and all documents executed and delivered by the Originator pursuant to Sections 2.01(b) and 2.03(b), and this Agreement each constitutes the legal, valid and binding obligation of the Originator enforceable in accordance with its respective terms.

         (i) Compliance with Law. At the date of origination of the Loan, all requirements of any federal and state laws, rules and regulations applicable to the Loan, including, without limitation, usury and truth in lending laws, have been complied with and the Originator shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's


                                      3-3
inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

         (j) Loan in Force. The Loan has not been satisfied or subordinated in whole or in part or rescinded, and the real estate securing such Loan has not been released from the lien of such Loan in whole or in part.

         (k) Valid Lien. The contract and/or promissory note, and the mortgage, deed of trust, security deed or other evidence of a lien on the related real property, which evidence the Loan has been duly executed and delivered by the Obligor, and the lien created thereby has been duly recorded, or has been delivered to the appropriate governmental authority for recording and will be duly recorded within 180 days, and constitutes a valid and perfected first, second or third priority lien, as the case may be, on the real estate described in such Loan.

         (l) Capacity of Parties. The signature(s) of the Obligor(s) on the contract and/or promissory note, and the mortgage, deed of trust, security deed or other evidence of a lien on the related real property, which evidence the Loan are genuine and all parties to the Loan had full legal capacity to execute such documents.

         (m) Good Title. The Originator is the sole owner of the Loan and has the authority to sell, transfer and assign such Loan to the Seller under the terms of the Transfer Agreement. There has been no assignment, sale or hypothecation of the Loan by the Originator except the usual past hypothecation of the Loan in connection with the Originator's normal banking transactions in the conduct of its business, which hypothecation terminates upon sale of the Loan to the Seller. The Originator has good and marketable title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Loan to the Seller.

         (n) No Defaults. As of the applicable Cut-off Date, there was no default, breach, violation or event permitting acceleration existing under the Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Loan (except payment delinquencies permitted by clause
(b) or (c) above). The Originator has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

         (o) Equal Installments. The Loan provides for monthly payments (except, in the case of a Balloon Loan, for the final monthly payment of such Loan) which fully amortize the Loan over its term.

         (p) Enforceability. Each Loan contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the lien provided thereby.

         (q) One Original. There is only one original executed promissory note, which promissory note has been delivered to the Trustee or its Custodian on or before the Closing Date or Subsequent Transfer Date, if a Subsequent Loan, except for 26 Group I Loans with an aggregate Scheduled Principal Balance of $1,119,138.79 and 10 Group II Loans with an


                                      3-4
aggregate Scheduled Principal Balance of $1,033,244.63 as to which the original promissory note is missing. As to each missing note the Originator has delivered to the Trustee or its Custodian a copy of the note and a lost note affidavit. The Custodian has acknowledged that it holds the loan solely as the Trustee's agent.

         (r) Genuine Documents. All documents submitted are genuine, and all other representations as to each Loan, including the List of Loans, are true and correct. Any copies of documents provided by the Originator are accurate and complete (except that, with respect to each Loan that was originated by a lender other than the Originator, the Originator makes such representation and warranty only to the best of the Originator's knowledge).

         (s) Origination. Each Loan was originated by a home equity lender in the ordinary course of such lender's business or was originated by the Originator directly.

         (t) Underwriting Guidelines. The Loan was originated or purchased in accordance with the Originator's then-current underwriting guidelines, and such underwriting guidelines required an appraisal acceptable to Fannie Mae or Freddie Mac.

         (u) Good Repair. The property described in the Loan is, to the best of the Originator's knowledge, free of damage and in good repair. (

         v) Qualified Mortgage. The Loan is a "qualified mortgage" within the meaning of the REMIC Provisions. The Originator represents and warrants that, either as of (i) the date of origination (within the meaning of the REMIC Provisions) or (ii) the Closing Date or, if a Subsequent Loan, the Subsequent Transfer Date, the fair market value of the interest in real property securing each Loan was not less than 80% of the "adjusted issue price" (in each case within the meaning of the REMIC Provisions) of such Loan.

         (w) Prepayment Term. No Prepayment Charges are payable under the Loan after the 60th month following the origination date of the Loan.

         (x) Certain Disclosure Statements. If a Group I Loan, the Obligor has executed a statement to the effect that it has received all disclosure materials required by applicable law with respect to the making of fixed-rate mortgage loans, and such statement will be retained in the Loan File.

         (y) Interest Rate and Payment Amount Adjustments. If the Loan does not provide for a fixed interest rate over the life of the Loan, the Loan Interest Rate and monthly payment have been adjusted in accordance with the terms of the Loan. All required notices of interest rate and payment amount adjustments have been sent to the Obligor on a timely basis and the computations of such adjustments were properly calculated. All Loan Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Loan.

         (z) Section 32. Other than 320 Group I Loans with an aggregate Scheduled Principal Balance of $10,806,091.00, or 4.67% of the Group I principal balance on the Closing Date, no Initial or Additional Loan is subject to the Home Ownership and Equity Protection Act of 1994, Regulation Z ("Section 32"), or any similar state law or regulation including those relating to "high cost mortgages" and "high LTV mortgages."


                                      3-5

         (aa) Single Premium Insurance. Of the Group I Initial and Additional Loans, 26 Loans, with an aggregate Scheduled Principal Balance of $2,697,168.72, or 1.17% of the Group I Pool Scheduled Principal Balance, are Loans in connection with which the Obligor purchased single premium credit insurance. Of the Group II Initial and Additional Loans, 62 Loans, with an aggregate Scheduled Principal Balance of $7,269,523.04, or 4.33% of the Group II Pool Scheduled Principal Balance, are Loans in connection with which the Obligor purchased single premium credit insurance. In connection with each such Loan, the Obligor received a written disclosure of the cost of the insurance, the term of the insurance and that its purchase was not required, and after receiving the disclosure the Obligor signed or initialed a written request for the insurance, all in compliance with Regulation Z, 12 C.F.R. 226.4(d).

         (bb) First Payment Date. If a Subsequent Loan, its first payment is due in or before the month of August 2002.

         SECTION 3.03 Additional Representations and Warranties. The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Class R Certificateholder, as of the Closing Date with respect to each Loan identified on the List of Loans attached to this Agreement as Exhibits L-1 and L-2 and as of each Subsequent Transfer Date with respect to each Subsequent Loan identified on the List of Loans attached to the related Subsequent Transfer Instrument:

         (a) Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan under this Agreement or pursuant to transfers of the Certificates or Class R Certificate unlawful or render the Loan unenforceable. The Seller has duly executed a valid blanket assignment of the Loans transferred to the Trust, and has transferred all its right, title and interest in such Loans. The blanket assignment, any and all documents executed and delivered by the Seller pursuant to Sections 2.01(b) and 2.03(b), and this Agreement each constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms.

         (b) Good Title. The Seller is the sole owner of the Loan and has the authority to sell, transfer and assign such Loan to the Trust under the terms of this Agreement. There has been no assignment, sale or hypothecation of the Loan by the Seller. The Seller has good and marketable title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Loan to the Trust.

         SECTION 3.04 Representations and Warranties Regarding the Loans in the Aggregate. The Originator has represented and warranted to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders and the Class R Certificateholder, as of the Closing Date with respect to the Initial Loans and Additional Loans, and as of each Subsequent Transfer Date with respect to the related Subsequent Loans, that:

         (a) Amounts. As of the Closing Date, the sum of the Cut-off Date Pool Principal Balance, plus the Pre-Funded Amount, equals at least the Original Aggregate Certificate Principal Balance. By Cut-off Date Principal Balance, the Initial Loans and Additional Loans


                                      3-6
plus the Subsequent Loans specifically identified as of the Closing Date represent at least 75% of the Original Aggregate Certificate Principal Balance.

         (b) Characteristics.

                  (i) Group I Loans. The Group I Loans have the following characteristics:

                           A. Loan Type. Each Group I Loan is a fixed rate loan.

                           B. Secured. Each is secured by a mortgage, deed of trust or security deed creating a first, second or third lien on the related real estate.

                           C. Term. None has a remaining maturity of more than 360 months; no Initial Group I Loan has a final scheduled payment date later than June 16, 2032, no Additional Group I Loan has a final scheduled payment date later than July 5, 2032 and no Subsequent Group I Loan has a final scheduled payment date later than September 30, 2032.

                           D. Principal Balance. No Group I Loan had a principal balance at origination of more than $650,000.

                           E. Combined LTV. The weighted average (by Scheduled Principal Balance) Combined LTV of the Group I Loans as of the Post-Funding Payment Date is not more than 100 basis points more than such ratio with respect to the Initial Group I Loans.

                           F. Loan Interest Rate; WAC. No Initial Group I Loan has a Loan Interest Rate less than 3.98%. No Additional or Subsequent Group I Loan has a Loan Interest Rate less than 5.00%. The weighted average (by Scheduled Principal Balance) of the Loan Interest Rates of the Group I Loans as of the Cut-off Date will be greater than 12.00% and as of the Post-Funding Payment Date, will not be more than 25 basis points less than the weighted average of the Loan Interest Rates of the Initial Group I Loans.

                           G. Debt Consolidation. The percentage (by Scheduled Principal Balance) of the Group I Loans which are identified by the Originator as debt consolidation loans is not more than 12%.

                           H. Debt-to-Income. The weighted average (by Scheduled Principal Balance) of the debt-to-income ratios of the Obligors on the Group I Loans is not more than 44.50%.

                           I.       Collateral Type. The percentage (by
                                    Scheduled Principal Balance) of the Group I
                                    Loans secured by owner-occupied dwellings is at least 96% and by single-family dwellings is at least 92% as of the Post-Funding Date.


                                      3-7

                           J. Underwriting Criteria. The percentage (by Scheduled Principal Balance) of the Group I Loans as of the Post-Funding Payment Date which are identified by the Originator under its standard underwriting criteria as "B," "C," and "D" credits will not be more than 100 basis points, 100 basis points, and 0 basis points, respectively, more than the percentage of Initial Group I Loans identified as "B," "C," and "D" credits.

                           K. Lien Priority. By Scheduled Principal Balance, not more than 21.75% of the Group I Loans are secured by a second priority lien and not more than 0.25% of the Group I Loans are secured by a third priority lien as of the Post-Funding Date.

                           L.       FHA-Insured. No Group I Loan is an
                                    FHA-Insured Loan.

                  (ii) Group II Loans. The Group II Loans have the following characteristics:

                           A.       Loan Type. Each Group II Loan is an
                                    adjustable rate loan.

                           B. Security. Each is secured by a mortgage, deed of trust or security deed creating a first lien on the related real estate.

                           C. Term. None has a remaining maturity of more than 360 months; no Initial Group II Loan has a final scheduled payment date later than May 20, 2032, no Additional Group II Loan has a final scheduled payment date later than June 30, 2032 and no Subsequent Group II Loan has a final scheduled payment date later than September 30, 2032.

                           D. Principal Balance. No Group II Loan had a principal balance at origination of more than $650,000.

                           E. LTV. The weighted average (by Scheduled Principal Balance) LTV of the Group II Loans as of the Post-Funding Payment Date is not more than 100 basis points more than such ratio with respect to the Initial Group II Loans.

                           F. Loan Interest Rate; WAC. No Initial or Additional Group II Loan has a Loan Interest Rate less than 6.00%. No Subsequent Group II Loan has a Loan Interest Rate less than 6.00%. The weighted average (by Scheduled Principal Balance) of the Loan Interest Rates of the Group II Loans as of the Post-Funding Payment Date is not more than 25 basis points less than the weighted average of the Loan Interest Rates of the Initial Group II Loans.

                           G. Debt Consolidation. The percentage (by Scheduled Principal Balance) of the Group II Loans which are identified by the Originator as debt consolidation loans is not more than 3%.


                                      3-8

                           H. Debt-to-Income. The weighted average (by Scheduled Principal Balance) of the debt-to-income ratios of the Obligors on the Group II Loans is not more than 43.50% as of the Post-Funding Payment Date.

                           I.       Collateral Type. The percentage (by
                                    Scheduled Principal Balance) of the Group II
                                    Loans as of the Post-Funding Payment Date secured by owner-occupied dwellings is at least 97% and by single-family dwellings is at least 92% as of the Post-Funding Date.

                           J. Underwriting Criteria. The percentage (by Scheduled Principal Balance) of the Group II Loans as of the Post-Funding Payment Date which are identified by the Originator under its standard underwriting criteria as "B," "C," and "D" credits will not be more than 200 basis points, 100 basis points, and 0 basis points, respectively, more than the percentage of Initial Group II Loans identified as "B," "C," and "D" credits.

                           K. FHA-Insured. No Additional or Subsequent Group II Loan is an FHA-Insured Loan.

         c. Geographic Concentrations.

                  (i) Group I Loans. By Cut-off Date Principal Balance, 10.82% of the Initial and Additional Group I Loans are secured by property located in California, 10.16% in Texas, 7.89% in Florida, 5.93% in New York and 5.20% in Michigan. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group I Loans. No more than 1% of the Group I Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

                  (ii) Group II Loans. By Cut-off Date Principal Balance, 12.24% of the Initial and Additional Group II Loans are secured by property located in Texas, 9.15% in Florida, 7.88% in California and 7.02% in Georgia. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group II Loans. No more than 1% of the Group II Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

         (d) Marking Records. The Originator has caused the portions of the Electronic Ledger relating to the Loans to be clearly and unambiguously marked to indicate that such Loans constitute part of the Trust and are owned by the Trust in accordance with the terms of the Trust created hereunder.

         (e) No Adverse Selection. No adverse selection procedures have been employed in selecting the Loans.


                                      3-9

         (f) Lender Concentration. No more than 5% of the Group I Loans, by Cut-off Date Principal Balance, and not more than 15% of the Group II Loans, by Cut-off Date Principal Balance, were originated by any one lender (other than the Originator).

         (g) Home Ownership and Equity Protection Act. With respect to any Loan subject to the Home Ownership and Equity Protection Act of 1994, each such Loan has been originated and serviced in compliance with the provisions thereof.

         (h) Computer Tape. The Computer Tape made available by the Originator was complete and accurate as of its date and includes a description of the same Loans that are described in the List of Loans.

         SECTION 3.05 Representations and Warranties Regarding the Loan Files. The Originator has represented and warranted to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders and the Class R
Certificateholder that:

         (a) Possession. On the Closing Date, the Trustee or a Custodian will have possession of each original Initial Loan and Additional Loan and the related Loan File, except for the missing notes described in Section 3.02(q) as to which the Originator has delivered to the Trustee or its Custodian a copy of the lost notes and lost note affidavits. On each Subsequent Transfer Date, the Originator will have possession of each original Subsequent Loan being transferred to the Trust on that Subsequent Transfer Date and the related Loan File. There are and there will be no custodial agreements or servicing contracts in effect materially and adversely affecting the rights of the Originator to make, or cause to be made, any delivery required hereunder or under the Transfer Agreement.

         (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans and the Loan Files by the Originator pursuant to the Transfer Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         SECTION 3.06 Repurchases of Loans for Breach of Representations and Warranties.

         (a) Subject to Section 3.07, the Originator shall repurchase a Loan, at its Repurchase Price, not later than 90 days after the day on which the Originator, the Servicer, the Seller or the Trustee first discovers or should have discovered a breach of a representation or warranty set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05, or in the Officer's Certificates delivered pursuant to Sections 2.02(j) or 2.03(b)(vii), that materially and adversely affects the Trust's, the Certificateholders' or the Class R Certificateholder's interest in such Loan and which breach has not been cured within such time; provided, however, that

                  (i) in the event that a party other than the Originator first becomes aware of such breach, such discovering party shall notify the Originator in writing within five Business Days of the date of such discovery and

                  (ii) with respect to any Loan incorrectly described on the List of Loans with respect to Cut-off Date Principal Balance, which the Originator would otherwise be required to repurchase pursuant to this Section, the


                                      3-10

                           Originator may, in lieu of repurchasing such Loan, deliver to the Seller for deposit in the Certificate Account within 90 days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders and the Class R Certificateholder on the immediately following Payment Date as a collection of principal or interest on such Loan, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

         (b) On or prior to the date that is the second anniversary of the Closing Date, the Originator may, at its election, substitute an Eligible Substitute Loan for a Loan that it is obligated to repurchase pursuant to
Section 3.06(a) (such Loan being referred to as the "Replaced Loan") upon satisfaction of the following conditions:

                  (i) the Originator shall have conveyed to the Seller the Loan to be substituted for the Replaced Loan and the Loan File related to such Loan and the Originator shall have marked the Electronic Ledger indicating that such Loan constitutes part of the Trust;

                  (ii) the Loan to be substituted is an Eligible Substitute Loan and the Originator delivers an Officers' Certificate, substantially in the form of Exhibit J-2 hereto, to the Trustee certifying that such Loan is an Eligible Substitute Loan;

                  (iii) the Originator shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement identifying the Originator as debtor, naming the Seller as secured party and filed in Delaware, listing such Loan to be substituted as collateral;

                  (iv) the Originator shall have delivered to the Trustee an executed assignment to the Seller and to the Trustee on behalf of the Trust in recordable form for the mortgage securing such Loan to be substituted;

                  (v) the Originator shall have delivered to the Trustee an Opinion of Counsel

                           (A) to the effect that the substitution of such Loan for such Replaced Loan will not cause any applicable portion of the Trust to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and

                           (B) to the effect of paragraph 9 of Exhibit F hereto; and

                  (vi) if the Scheduled Principal Balance of such Replaced Loan is greater than the Scheduled Principal Balance of the Loan to be substituted, the Originator shall have delivered to the Seller for deposit in the Certificate


                                      3-11

                           Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made.

         Upon satisfaction of such conditions, the Trustee shall add such Loan to be substituted to, and delete such Replaced Loan from, the List of Loans. Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Originator becomes aware, or should have become aware, or receives written notice from the Trustee, of the breach referred to in Section 3.06(a). Promptly after any such substitution of a Loan, the Originator shall give written notice of such substitution to S&P and Moody's.

         (c) If the Originator is required to repurchase a Loan under Section 3.06(a) or has elected to substitute an Eligible Substitute Loan for a Loan under Section 3.06(b), and if the reason for such repurchase or substitution is that the Originator has failed to deliver to the Trustee the Loan File for the Loan to be repurchased or substituted for (except in the case of a failure to deliver evidence of the lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if available), then, notwithstanding the time periods set out in Sections 3.06(a) and 3.06(b), the Originator shall either

                  (i) repurchase such Loan, at its respective Repurchase Price, within 30 days of the Closing Date, or

                  (ii) substitute an Eligible Substitute Loan for the Loan within 90 days of the Closing Date.

         (d) The Originator shall defend and indemnify the Seller, the Trustee, the Certificateholders, and the Class R Certificateholder against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty.

         SECTION 3.07 No Repurchase Under Certain Circumstances. Notwithstanding any provision of this Agreement to the contrary, no repurchase or substitution pursuant to Section 3.06 shall be made unless the Originator (at its own expense) obtains for the Trustee an Opinion of Counsel addressed to the Trustee that any such repurchase or substitution would not, under the REMIC Provisions,

                  (i) cause the Master REMIC, Intermediate REMIC, or Subsidiary REMIC to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding,

                  (ii) result in a tax on prohibited transactions within the meaning of Section 860F(a)(2) of the Code, or

                  (iii) constitute a contribution after the startup day subject to tax under Section 860G(d) of the Code.


                                      3-12

The Originator shall diligently attempt to obtain such Opinion of Counsel. In the case of a repurchase or deposit pursuant to Section 3.06(a) or (b), the Originator shall, notwithstanding the absence of such opinion as to the imposition of any tax as the result of such purchase or deposit, repurchase such Loan or make such deposit and shall guarantee the payment of such tax by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 6.06 are insufficient to pay such tax and all other taxes chargeable under Section 6.06. Pursuant to
Section 6.06, the Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(i) of the Code or imposed on "contributions after startup date" under Section 860G(d) of the Code from amounts otherwise distributable to the Class R Certificateholder. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Originator pursuant to the guarantee of the Originator described above and give notice as to who should receive such payment.

         The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Originator or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Originator.

         In the event any tax that is guaranteed by the Originator pursuant to this Section 3.07 is refunded to the Trust or otherwise is determined not to be payable, the Originator shall be repaid the amount of such refund or that portion of any guarantee payment made by the Originator that is not applied to the payment of such tax.

         SECTION 3.08 Certain Representations and Warranties Regarding Perfection of the Loans. The Seller represents that:

         (a) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Loans in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

         (b) The Loans constitute "instruments," "tangible chattel paper," "promissory notes," "payment intangibles" or "accounts" within the meaning of the applicable UCC.

         (c) Seller owns and has good and marketable title to the Loans free and clear of any Lien, claim or encumbrance of any Person.

         (d) The Seller has received all consents and approvals required by the terms of the Loans to the sale of the Loans hereunder to the Trust.

         (e) The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Loans granted to the Trust hereunder.

         (f) Other than the security interest granted to the Trust pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed


                                      3-13
any of the Loans. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Loans other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

         (g) The Seller has in its possession all original copies of the mortgage notes and promissory notes that constitute or evidence the Loans. With respect to any Loan bearing a stamp indicating that such Loan has been sold to another party, such other party's interest in such Loan has been released. All financing statements filed or to be filed against the Seller in favor of the Trust in connection herewith describing the Loans contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party."


                                      3-14

                                   ARTICLE IV

           PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

         SECTION 4.01 Transfer of Loans.

         (a) On or prior to the Closing Date or the related Subsequent Transfer Date in the case of Subsequent Loans, the Originator shall deliver the Loan Files to the Trustee. The Trustee shall maintain the Loan Files at its office or with a duly appointed Custodian, who shall act as the agent of the Trustee on behalf of the Certificateholders. The Trustee may release a Loan File to the Servicer pursuant to Section 5.07. The Originator has filed a form UCC-1 financing statement regarding the sale of the Loans to the Seller, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect the security interest granted pursuant to Section 2.01(c). The Originator shall take any other actions necessary to maintain the perfection of such security interest.

         (b) The Originator shall file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust of the mortgage, deed of trust or security deed securing each Loan relating to real estate located in Maryland, and shall deliver to the Trustee an Opinion of Counsel to the effect that the recordation of assignments of the mortgages, deeds of trust and security deeds, securing Loans relating to real estate located in any State other than Maryland, is not necessary to effect the assignment to the Trustee of the Originator's lien on the real property securing such Loans.

         SECTION 4.02 Costs and Expenses. The Originator agrees to pay all reasonable costs and disbursements in connection with the vesting (including the perfection and the maintenance of perfection, as against all third parties) in the Trust of all right, title and interest in and to the Loans (including, without limitation, the mortgage or deed of trust on the related real estate granted thereby).


                                      4-1

                                   ARTICLE V

                               SERVICING OF LOANS

         SECTION 5.01 Responsibility for Loan Administration. The Servicer will have the sole obligation to manage, administer, service and make collections on the Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Loans to the Obligor. Conseco Finance Corp. if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of Conseco Finance Corp., for so long as such subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Conseco Finance Corp. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

         SECTION 5.02 Standard of Care. In managing, administering, servicing and making collections on the Loans pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar loans (including manufactured housing contracts) serviced by the Servicer; provided, however, that such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by prudent servicers of home equity loans for prudent institutional investors.

         SECTION 5.03 Records. The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Loan.

         SECTION 5.04 Inspection.

         (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Loans, which have not previously been provided to the Trust, and will cause its personnel to assist in any examination of such records by the Trustee. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Loan and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Loan in this Agreement.

         (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Loans at its principal executive office for inspection by Certificateholders.


                                      5-1

         (c) A Certificateholder holding Certificates representing in the aggregate at least 5% of the Aggregate Certificate Principal Balance shall have the rights of inspection afforded to the Trustee pursuant to this Section 5.04.

         SECTION 5.05 Certificate Account.

         (a) On or before the Closing Date, the Servicer shall establish the Certificate Account on behalf of the Trust, which shall be an Eligible Account. The Servicer shall pay into the Certificate Account as promptly as practicable (but not later than the next Business Day) following receipt thereof, all amounts received with respect to the Loans, including Prepayment Charges and all Liquidation Proceeds, other than extension fees and assumption fees, which fees shall be retained by the Servicer as compensation for servicing the Loans. The Trustee shall hold all amounts paid into the Certificate Account under this Agreement in trust for the Trustee, the Certificateholders and the Class R Certificateholder until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Certificate Account.

         (b) If the Servicer so directs, the institution maintaining the Certificate Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Certificate Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Payment Date. Any investment of funds in the Certificate Account shall be made in Eligible Investments held by a financial institution in accordance with the following requirements:

                  (i) all Eligible Investments shall be held in an account with such financial institution in the name of the Trustee, and the agreement governing such account shall be governed by the laws of the State of Minnesota,

                  (ii) with respect to securities held in such account, such securities shall be

                           (A) certificated securities (as such term is used in N.Y. U.C.C.ss. 8-102(4)(i)), securities deemed to be certificated
                                    securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware,

                           (B)      either

                                    (1)      in the possession of such
                                             institution,

                                    (2)      in the possession of a clearing
                                             corporation (as such term is used
                                             in Minn. Stat. ss. 8-102(5)) in the
                                             State of New York, registered in
                                             the name of such clearing
                                             corporation or its nominee, not
                                             endorsed for collection or
                                             surrender or any other purpose not
                                             involving transfer, not containing
                                             any evidence of a right or interest
                                             inconsistent with the Trustee's
                                             security interest therein, and held
                                             by such clearing corporation in an
                                             account of such institution,


                                      5-2

                                    (3)      held in an account of such
                                             institution with the Federal
                                             Reserve Bank of New York or the
                                             Federal Reserve Bank of
                                             Minneapolis, or

                                    (4)      in the case of uncertificated
                                             securities, issued in the name of
                                             such institution, and

                           (C) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and such institution shall have sent the Trustee a confirmation thereof, and

                  (iii) with respect to repurchase obligations held in such account, such repurchase obligations shall be identified by such institution, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and the related securities shall be held in accordance with the requirements of clause (ii) above.

Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Certificate Account and distributed on such Payment Date pursuant to Section
8.04. Any losses from such investments will be deducted from other investment earnings or from other funds in the Certificate Account. An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the Seller out of its own funds immediately as realized. The Servicer and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Certificate Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation. "Eligible Investments" are any of the following:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii)

                           (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company are rated, if rated by such rating company, at least A-1+ by S&P and P-1 by Moody's, and


                                      5-3

                           (B)      any other demand or time deposit or
                                    certificate of deposit which is fully
                                    insured by the Federal Deposit Insurance
                                    Corporation;

                  (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have a rating of AAA by S&P and Aaa by Moody's, and whose only investments are in securities described in clauses (i) and (ii) above;

                  (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

                  (v) securities that have been rated, if rated by such rating company, at least A-1+ by S&P and P-1 from Moody's, and bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating, if rated by such rating company, of at least AA from S&P and Aa2 from Moody's; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account;

                  (vi) commercial paper having a rating, if rated by such rating company, of at least A-1+ from S&P and P-1 from Moody's at the time of such investment;

                  (vii) money market funds rated at least AAAm or AAAm-G by S&P ; and

                  (viii) other obligations or securities that are acceptable to each of the Rating Agencies as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by each of the Rating Agencies below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by each of the Rating Agencies, as evidenced in writing;

provided, that, any such investment must constitute a "cash flow investment" within the meaning of the REMIC Provisions.

         The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments. The Servicer acknowledges that to the extent that regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Servicer the right to receive brokerage confirmations of security transactions as they occur, the Servicer specifically waives receipt of such confirmations; provided, that, such confirmations shall begin to be provided to the Backup Servicer upon its replacement of the Servicer.


                                      5-4

         (c) If at any time the Trustee receives notice (from any of the Rating Agencies, the Servicer or otherwise) that the Certificate Account has ceased to be an Eligible Account, the Trustee shall, as soon as practicable but in no event later than five Business Days of the Trustee's receipt of such notice, transfer the Certificate Account and all funds and Eligible Investments therein to an Eligible Account. Following any such transfer, the Trustee shall notify each of the Rating Agencies, the Backup Servicer and the Servicer of the location of the Certificate Account.

         SECTION 5.06 Enforcement.

         (a) The Servicer shall, consistent with customary servicing procedures, act with respect to the Loans in such manner as will in the Servicer's reasonable judgment maximize the receipt of principal and interest on such Loans and Liquidation Proceeds with respect to Liquidated Loans. The Servicer shall exercise its discretion, consistent with customary servicing procedures and the terms of this Agreement, with respect to the enforcement of defaulted Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Loan to a third party, the modification of such Loan, or foreclosure upon the related real property and disposition thereof.

         (b) In accordance with the standard of care specified in Section 5.02, the Servicer may, in its own name, if possible, or as agent for the Trust, commence proceedings for the foreclosure of any subject real estate, or may take such other steps that in the Servicer's reasonable judgment will maximize Liquidation Proceeds with respect to the Loan, including, for example, the sale of the Loan to a third party for foreclosure or enforcement and, in the case of any default on a related prior mortgage loan, the advancing of funds to correct such default and the advancing of funds to pay off a related prior mortgage loan, which advances are Liquidation Expenses that will be reimbursed to the Servicer out of related Liquidation Proceeds before the related Net Liquidation Proceeds are paid to Certificateholders and the Class R Certificateholder. The Servicer shall also deposit in the Certificate Account any Net Liquidation Proceeds received in connection with any Loan which became a Liquidated Loan in a prior Due Period.

         (c) The Servicer may sue to enforce or collect upon Loans, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Loan, the act of commencement shall be deemed to be an automatic assignment of the Loan to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Loan on the ground that it is not a real party in interest or a holder entitled to enforce the Loan, the Trustee on behalf of the Trust shall, at the Servicer's expense for which it will be reimbursed by the Trust, take such steps as the Servicer deems necessary to enforce the Loan, including bringing suit in its name or the names of the Certificateholders and the Class R Certificateholder.

         (d) The Servicer may grant to the Obligor on any Loan any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of the Principal Prepayment in Full of the Loan. The Servicer will not permit any rescission or cancellation of any Loan.

         (e) The Servicer shall enforce any due-on-sale clause in a Loan if such enforcement is called for under its then current servicing policies for obligations similar to the Loans,


                                      5-5
provided, that, such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Loan is permitted by the Servicer, upon conveyance of the related property the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.

         (f) Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Loan at a time when such Loan is not in default or such default is not reasonably foreseeable, if such modification or waiver would both (i) be treated as a taxable exchange under Section 1001 of the Code or any proposed, temporary or final Treasury Regulations promulgated thereunder and (ii) cause the Master REMIC, Intermediate REMIC or Subsidiary REMIC to fail to qualify as a REMIC or cause the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         SECTION 5.07 Trustee to Cooperate.

         (a) Upon payment in full on any Loan, the Servicer will notify the Trustee and Conseco Finance Corp. (if Conseco Finance Corp. is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited and may be in substantially the form of Exhibit J-4 hereto) and shall request delivery of the Loan and Loan File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Loan and Loan File to the Servicer. Upon receipt of such Loan and Loan File, each of Conseco Finance Corp. (if different from the Servicer) and the Servicer is authorized to execute an instrument in satisfaction of such Loan and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate any lien on the related real estate. The Servicer shall determine when a Loan has been paid in full; provided, that, to the extent that insufficient payments are received on a Loan credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds, without any right of reimbursement therefor (except from additional amounts recovered from the related Obligor or otherwise in respect of such Loan), and deposited in the Certificate Account.

         (b) From time to time as appropriate for servicing and foreclosing in connection with a Loan, the Trustee shall, upon written request of a Servicing Officer (which may be substantially in the form of Exhibit J-4 hereto) and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Loan and the related Loan File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Loan to be released to the Servicer with a notation that the Loan has been assigned to the Trustee. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' and Class R Certificateholder's rights and remedies with respect to Loans.

         (c) The Servicer's receipt of a Loan and/or Loan File shall obligate the Servicer to return the original Loan and the related Loan File to the Trustee when its need by the Servicer

                                      5-6
has ceased unless the Loan shall be liquidated or repurchased or replaced as described in Section 3.06 or Section 8.06.

         SECTION 5.08 Costs and Expenses. All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including payment of all fees and expenses incurred in connection with the enforcement of Loans, foreclosure upon real estate securing any such Loans and all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Originator, and, while the Originator or a subsidiary or affiliate of the Originator is the Servicer, payment of the Trustee's fees pursuant to Section 8.06 and fees and expenses of accountants, shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except as provided in this Section and except that the Servicer shall be reimbursed for any Liquidation Expense not in excess of the Related Proceeds pursuant to Section 8.04(a)(ii). The Servicer shall not incur any Liquidation Expense unless it determines in its good faith business judgment that (i) incurring such expense will increase the Net Liquidation Proceeds on the related Loan, and (ii) that the Liquidation Expense, if incurred, would not constitute a Non-Recoverable Liquidation Expense. Any Liquidation Expense previously incurred by the Servicer that is determined by the Servicer to have become a Non-Recoverable Liquidation Expense shall be reported on the related Monthly Report. The Trustee shall not be responsible for determining whether any such determination was reasonable. In the case of Conseco Finance, but not the Backup Servicer or any successor Servicer, reimbursement for Liquidation Expenses incurred in connection with filing claims in bankruptcy proceedings for those Loans for which no Liquidation Proceeds are ultimately received shall not exceed $500 per loan or $50,000 in the aggregate. So long as the Servicer is not the Originator or a subsidiary or Affiliate of the Originator, the Servicer shall be reimbursed from the Trust for any third-party costs incurred by it pursuant to Sections 5.12, 6.06, 7.02 or 11.06. The Backup Servicer shall also be reimbursed from the Trust for all extraordinary costs and expenses and all reimbursed costs and expenses shall be paid to the Backup Servicer under Section 8.04(b)(i).

         SECTION 5.09 Maintenance of Insurance. The Servicer shall at all times keep in force a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons who service a portfolio of home equity loans having an aggregate principal amount of $10,000,000 or more, and which are generally regarded as servicers acceptable to institutional investors. The Servicer shall cause to be maintained with respect to the real property securing a Loan hazard insurance (excluding flood insurance coverage) if such Loan is secured by a first priority mortgage, deed of trust or security deed or the initial principal balance of such Loan exceeds $20,000.

         SECTION 5.10 Merger or Consolidation of Servicer. Any Person into which the Servicer may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party shall be the successor of the Servicer hereunder, provided, however, that such Person shall be an Eligible Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall promptly notify each of the Rating Agencies and the Backup Servicer in the event it is a party to any merger, conversion or consolidation.


                                      5-7

         SECTION 5.11 Advance Facility.

         (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, a "P&I Advance Facility"), the documentation for which complies with Section 5.11(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances to a special-purpose bankruptcy-remote entity (an "SPV"), which in turn, directly or through other assignees and/or pledges, assigns or pledges such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund some or all Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into a P&I Advance Facility. Notwithstanding the existence of any P&I Advance Facility under which an Advance Financing Person agrees to fund Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such P&I Advance Facility. If the Servicer enters into a P&I Advance Facility, and for so long as an Advance Financing Person remains entitled to receive reimbursement for any Advances outstanding and previously unreimbursed pursuant to this Agreement, then the Servicer shall not be permitted to reimburse itself for Advances, pursuant to Section 8.04(b)(ii) of this Agreement, but instead the Servicer's assignee and designee (the "Servicer's Assignee") shall have the right to receive from the Trustee from amounts in the Certificate Account collections that the Servicer would otherwise have the right to receive from the Certificate Account, pursuant to Section 8.04(b)(ii) of this Agreement, amounts available to reimburse previously unreimbursed Advances ("P&I Reimbursement Amounts").

         (b) If the Servicer enters into a P&I Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee a written notice of the existence of such P&I Advance Facility (a "P&I Advance Facility Notice"), stating the identity of the Advance Financing Person and the related Servicer's Assignee, and specifying what Advances are covered by the P&I Advance Facility. A P&I Advance Facility may only be terminated by the joint written direction of the applicable Servicer and the related Advance Financing Person.

         (c) P&I Reimbursement Amounts shall consist solely of amounts in respect of Advances made with respect to the Delinquent Payments for which the Servicer would be permitted to reimbursement in accordance with Section 8.04(b)(ii) hereof, assuming the Servicer had made the related Advance(s).

         (d) An Advance Financing Person who receives an assignment or pledge of rights to receive P&I Reimbursement Amounts and/or whose obligations hereunder are limited to the funding of Advances shall not be required to meet the criteria for qualification as an Eligible Servicer.

         (e) The documentation establishing any P&I Advance Facility shall require that P&I Reimbursement Amounts be allocated to outstanding unreimbursed Advances on a "first-in, first out" ("FIFO") basis. In the event that, as a result of this FIFO allocation, some or all of a P&I Reimbursement Amount related to Advances that were made by a Person other than Conseco


                                      5-8

Finance Corp. or the Advance Financing Person, then the Servicer's Assignee shall be required to remit any portion of such P&I Reimbursement Amount to each person entitled to such portion of such P&I Reimbursement Amount. At any time when the Advance Financing Person shall have ceased funding Advances, including without limitation a servicing transfer pursuant to Article VII, and the Servicer's Assignee shall have received from the Certificate Account P&I Reimbursement Amounts sufficient to reimburse all Advances, the right to reimbursement for which were assigned to the Servicer's Assignee, then the Servicer's Assignee and the Advance Financing Person and the Servicer shall deliver a written notice to the Trustee terminating the P&I Advance Facility, whereupon the applicable Servicer shall again be entitled to receive from the Trustee the related P&I Reimbursement Amounts from the Certificate Account pursuant to Section 8.04(b)(ii). Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances funded by the Servicer to the extent the related P&I Reimbursement Amount(s) have not been assigned or pledged to an Advance Financing Person or related Servicer's Assignee. By way of illustration, and not by way of limiting the generality of the foregoing, if a Servicer who is a party to a P&I Advance Facility resigns or is terminated, and is replaced by a successor Servicer, and the successor Servicer directly funds Advances and does not assign or pledge the related P&I Reimbursement Amounts to an Advance Financing Person, then after all P&I Reimbursement Amounts that are owed to the predecessor Servicer and the related Advance Financing Person, which were made prior to any advances made by the successor Servicer, have been reimbursed in full, then the successor Servicer shall be entitled to receive all P&I Reimbursement Amounts collected with respect to the Loans.

         (f) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, a "CLEAR Advance Facility"), the documentation for which complies with Section 5.11(j) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Liquidation Expenses incurred by it as to which it is entitled to reimbursement pursuant to Section 8.04(a)(ii) (a "Servicer Expense Advance") to an SPV, which in turn, directly or through other assignees and/or pledges, assigns or pledges such rights to an Advance Financing Person, and/or (2) an Advance Financing Person agrees to fund some or all Servicer Expense Advances required to be incurred by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into a CLEAR Advance Facility. Notwithstanding the existence of any CLEAR Advance Facility under which an Advance Financing Person agrees to fund Servicer Expense Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to incur Liquidation Expenses pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility. If the Servicer enters into a CLEAR Advance Facility, and for so long as a CLEAR Advance Financing Person remains entitled to receive reimbursement for any Servicer Expense Advances incurred and previously unreimbursed pursuant to this Agreement, then the Trustee shall not reimburse the Servicer for Servicer Expense Advances pursuant to Section 8.04(a)(ii) of this Agreement, but instead the SPV, as the Servicer's assignee and designee (the "Servicer's Assignee"), and the Advance Financing Person, as the pledgee and assignee of the Servicer's Assignee, shall have the right to receive out of the Certificate Account collections that the Servicer would otherwise have the right to receive from the Certificate Account, pursuant to Section 8.04(a)(ii) of this Agreement, amounts available to reimburse previously unreimbursed Servicer Expense Advances ("Expense Reimbursement Amounts").


                                      5-9

         (g) If the Servicer enters into a CLEAR Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee a written notice of the existence of such Advance Facility (a "CLEAR Advance Facility Notice"), stating the identity of the Advance Financing Person and the related Servicer's Assignee, and specifying what Servicer Expense Advances are owned by the CLEAR Advance Facility. A CLEAR Advance Facility may only be terminated by the joint written direction of the applicable Servicer and the related Advance Financing Person. Once a CLEAR Advance Facility Notice has been delivered to the Trustee, and until a joint written direction that the Advance Facility has been terminated is delivered to the Trustee, no amendment to this Agreement may be made without the prior written consent of the Advance Financing Person unless a transfer of servicing has occurred pursuant to Article VII and the Advance Financing Person has received all Expense Reimbursement Amounts.

         (h) Expense Reimbursement Amounts shall consist solely of amounts in respect of Servicer Expense Advances incurred in connection with the liquidation of Loans for which the Servicer would be permitted to be reimbursed in accordance with Section 8.04(a)(ii) hereof, assuming the Servicer had incurred the related Servicer Expense Advances.

         (i) An Advance Financing Person who receives an assignment or pledge of rights to receive Expense Reimbursement Amounts and/or whose obligations hereunder are limited to the funding of Servicer Expense Advances shall not be required to meet the criteria for qualification as an Eligible Servicer.

         (j) The documentation establishing any CLEAR Advance Facility shall require that Expense Reimbursement Amounts be allocated to outstanding unreimbursed Servicer Expense Advances on a FIFO basis. In the event that, as a result of this FIFO allocation, some or all of an Expense Reimbursement Amount related to Servicer Expense Advances made by a Person other than Conseco Finance Corp. or the Advance Financing Person, then the Servicer's Assignee shall be required to remit any portion of such Expense Reimbursement Amount to each person entitled to such portion of such Expense Reimbursement Amount. At any time when the Advance Financing Person shall have ceased funding Servicer Expense Advances, including without limitation upon a servicing transfer pursuant to Article VII, and the Trustee shall have withdrawn from the Certificate Account, and remitted to the Advance Financing Person, Expense Reimbursement Amounts sufficient to reimburse all Servicer Expense Advances, the right to reimbursement for which were assigned to the Servicer's Assignee and pledged and assigned to the Advance Financing Person, then the Servicer's Assignee and the Advance Financing Person and the Servicer shall deliver a written notice to the Trustee terminating the CLEAR Advance Facility Notice, whereupon the applicable Servicer shall again be entitled to payment of the related Expense Reimbursement Amounts pursuant to Section 8.04(a)(ii). Without limiting the generality of the foregoing, the Servicer shall remain entitled to reimbursement from the Servicer's Assignee and/or the Advance Financing Person for all Servicer Expense Advances funded by the Servicer to the extent the related Expense Reimbursement Amount(s) have not been assigned or pledged to an Advance Financing Person or related Servicer's Assignee. By way of illustration, and not by way of limiting the generality of the foregoing, if a Servicer who is a party to a CLEAR Advance Facility resigns or is terminated, and is replaced by a successor Servicer, and the successor Servicer directly incurs Servicer Expense Advances with respect to a Loan and does not assign or pledge the related Expense Reimbursement Amounts to an Advance Financing Person, then after all Expense Reimbursement Amounts attributable to that Loan that


                                      5-10
are owed to the predecessor Servicer and the related Advance Financing Person, which were made prior to any Servicer Expense Advances made by the successor Servicer, have been reimbursed in full, then the successor Servicer shall be entitled to receive all Expense Reimbursement Amounts subsequently collected with respect to that Loan.

         SECTION 5.12 Backup Servicer.

         (a) Appointment Period. The Backup Servicer hereby acknowledges and agrees that any time during the period beginning on the Closing Date and ending on the date on which the Original Class Principal Balance of the Certificates has been reduced to zero (such period, the "Appointment Period"), at the sole option of the Trustee following a termination of Conseco Finance as the Servicer hereunder, the Trustee may appoint the Backup Servicer as the successor Servicer hereunder, subject to the provisions of Article VII herein relating to the termination and succession of the Servicer. The Backup Servicer shall be reimbursed under Section 8.04(b)(i) and Section 8.04(d)(i) for any and all costs and expenses incurred by it in and related to the transfer of servicing to the Backup Servicer under this Agreement. Such costs and expenses include, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Backup Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Backup Servicer to service the Contracts properly and effectively.

         (b) Transfer of Servicing. The Backup Servicer hereby agrees that, in the event that pursuant to Article VII herein it becomes a successor Servicer during the Appointment Period, as stated in Section 5.12(a) above, it shall assume, the duties of the Servicer hereunder, and the rights of the Servicer hereunder, including the rights to the compensation provided to the Servicer hereunder, subject to the provisions of Article VII herein relating to the termination and succession of the Servicer. Subject to the provisions of Article VII herein relating to the termination and succession of the Servicer, the Backup Servicer shall assume such duties and rights as expeditiously as possible, but in no event greater than 60 days after receipt of notice from the Trustee, that Conseco Finance Corp. is no longer the Servicer hereunder and that the Trustee has directed that the Backup Servicer be appointed as successor Servicer, and the Backup Servicer shall deliver at such time such written acceptance of appointment as successor Servicer hereunder as the Trustee and the Trust shall reasonably require. The Backup Servicer shall within 10 days, or whenever commercially reasonable, send notices to obligors of the servicing transfer.

         (c) Fee. For undertaking its role as Backup Servicer under this Agreement, the Backup Servicer shall be entitled to receive the Backup Servicing Fee pursuant to Section 8.04(b)(i) and Section 8.04(d)(i) for its availability during the Appointment Period.

         (d) [Reserved]

         (e) Initial Information. Conseco Finance Corp. has delivered to the Backup Servicer a complete data file for each Loan, collateral and Certificate cashflows, price and yield information for each Class of Certificates, collateral modeling assumptions, tax treatment of the collateral and the each Class of Certificates, and such other initial information as the Backup Servicer has requested.


                                      5-11

         (f) Monthly Information. On at least a monthly basis each Payment Date beginning with the Payment Date in August, 2002, Conseco Finance Corp. shall deliver to the Backup Servicer the then-current Data. The Backup Servicer shall promptly notify the Trustee, Conseco Finance Corp. and the Rating Agencies if the Backup Servicer does not receive the Data from Conseco Finance Corp. each month during the Appointment Period or if the Backup Servicer determines that the Data received by it is not sufficient to enable it to act as Servicer. Except as provided in the foregoing sentence, unless and until the Backup Servicer becomes the Servicer, the Backup Servicer will have no obligations with respect to servicing data received by it, nor any reporting obligations. If the Backup Servicer determines it reasonably requires additional information to enable it to assume the duties of Servicer, it will notify Conseco Finance Corp., the Trustee and the Rating Agencies of such additional required information and thereafter the "Data" to be delivered under this Section 5.12(f) shall include such additional information; provided that Conseco Finance Corp. shall have a reasonable time to take such action as may reasonably be required to enable it to furnish such additional information on a monthly basis.

         (g) Quarterly and Annual Information. Conseco Finance Corp. will provide to the Backup Servicer, on a quarterly basis, copies of all Form 1099 and Form 1066 filings, and, on an annual basis, copies of all Form 1099 and Schedule Q filings.

         (h) Periodic Inspection. During the Appointment Period, Conseco Finance Corp. will permit the Backup Servicer, upon reasonable notice and during normal working hours, to perform periodic, on-site due diligence reviews of Conseco Finance Corp.'s performance of its obligations as Servicer and to review all records in the custody of Conseco Finance Corp. relating to the Loans. The Backup Servicer will conduct all such reviews in a manner which does not unreasonably interfere with the normal operations of Conseco Finance Corp. or customer or employee relations. The Backup Servicer will be entitled to reimbursement for all reasonable expenses incurred with regard to such inspections under Section 8.04(b)(ii). Without otherwise limiting the scope of the examination that the Backup Servicer may make, the Backup Servicer may, using generally accepted auditing procedures, verify the status of each loan and review the Electronic Ledger and records relating thereto for (i) conformity to the servicing records provided pursuant to Section 5.12(e) and (ii) compliance with the representations in this Agreement regarding the Contracts. If Conseco Finance Corp. in any way materially changes its servicing system or reporting format, it will promptly notify the Backup Servicer.

         (i) Confidential Information. The Backup Servicer agrees to hold any servicing information in confidence and to disclose such information only as required by this Agreement, applicable law or as necessary in the course of prudent servicing practices.

         (j) Limitation of Liability. The Backup Servicer, as Servicer, shall have no liability for errors in withholding tax as required by Section 3.07, provided that no provision of this Agreement shall be construed to relieve the Backup Servicer from liability for its own negligence.

         (k) Successor Backup Servicer. The Backup Servicer may at any time resign and be discharged from its obligations under this Agreement, provided that a successor Backup Servicer acceptable (as evidenced in writing) to the Rating Agencies shall have executed and delivered to the Servicer, the Originator, the Trustee and the predecessor Backup Servicer, an instrument


                                      5-12
accepting such appointment and agreeing to be bound by the terms of this Agreement. Upon such acceptance, the resignation of the predecessor Backup Servicer shall become effective. The predecessor Backup Servicer shall cooperate in effecting the transfer of its obligations to the successor.

         (l) Termination. The Backup Servicer and the Trust hereby acknowledge and agree that all obligations of the Backup Servicer hereunder shall terminate upon the expiration of the Appointment Period.


                                      5-13

                                   ARTICLE VI

                             REPORTS AND TAX MATTERS

         SECTION 6.01 Monthly Reports. No later than one Business Day following each Determination Date, the Servicer shall deliver to the Trustee, the Backup Servicer and the Rating Agencies a Monthly Report, substantially in the form of Exhibit M hereto.

         SECTION 6.02 Officer's Certificate. Each Monthly Report pursuant to
Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit H, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

         SECTION 6.03 Other Data. In addition, the Originator and (if different from the Originator) the Servicer shall, on request of the Trustee or any of the Rating Agencies, furnish the Trustee and/or any such Rating Agencies such underlying data as may be reasonably requested.

         SECTION 6.04 Annual Report of Accountants. On or before May 1 of each year, commencing May 1, 2003, Conseco Finance, if it is the Servicer, at its expense shall cause PricewaterhouseCoopers LLP, or another firm of independent public accountants which is a member of the American Institute of Certified Public Accountants, to issue to the Servicer a report that such firm has examined selected documents, records and management's assertions relating to loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted attestation standards requires it to report.

         SECTION 6.05 Statements to Certificateholders and the Class R Certificateholder.

         (a) The Servicer shall prepare and furnish to the Trustee the statements specified below relating to the Class AF, Class AF-IO, Class MF, Class BF, Class AV, Class AV-IO, Class MV, Class BV, Class B-3I, Class P and Class R Certificates on or before the third Business Day next preceding each Payment Date.

         (b) Concurrently with each distribution to Certificateholders, the Trustee shall, so long as it has received the Monthly Report from the Servicer, forward or cause to be forwarded by mail to each Holder of a Class AF, Class AF-IO, Class MF, Class BF, Class AV, Class AV-IO, Class MV, Class BV, Class B-3I, Class P and Class R Certificate and (if the Originator is not the Servicer) the Originator a statement setting forth the following:

                  (i) the amount of such distribution to Holders of each Class of Certificates allocable to interest (separately identifying any Unpaid Class Interest Carry Forward Amount, Unpaid Class Basis Risk Carryover Shortfall and Unpaid Class Realized Loss Interest Amount included);


                                      6-1

                  (ii) the amount of such distribution to Holders of each Class of Certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments, any Extra Principal Distribution Amount for the Group I Certificates and Group II Certificates, respectively, any Class BF-2 Extra Principal Distribution Amount and payments in respect of any Allocated Realized Loss Amounts);

                  (iii) the Class Interest Carry Forward Amount, Unpaid Class Interest Carry Forward Amount (after giving effect to any payment to be made in reduction thereof on such Payment Date), Class Basis Risk Carryover Shortfall and Unpaid Class Basis Risk Carryover Shortfall (after giving effect to any payment to be made in reduction thereof on such Payment Date), if any, for each Class;

                  (iv) the Class Allocated Realized Loss Interest Amount, Unpaid Class Realized Loss Interest Amount (after giving effect to any payment to be made in reduction thereof on such Payment Date) and Unpaid Class Realized Loss Amount (after giving effect to any payment to be made in reduction thereof on such Payment Date), if any, for each of the Class MF, Class BF, Class MV and Class BV Certificates;

                  (v) the amount, if any, by which the Formula Principal Distribution Amount for each Class of Certificates exceeds the principal distributed to that Class;

                  (vi)     the Pool Factor;

                  (vii) the Class Principal Balance for each Class and the notional principal amount for the Class AF-IO Certificates and Class AV-IO Certificates, after giving effect to the distribution of principal and any Class Allocated Realized Loss Amount on such Payment Date;

                  (viii) the Group I and Group II Pool Scheduled Principal Balance, the Overcollateralization Amount for the Group I and Group II Certificates and the Required Overcollateralization Amount for the Group I and Group II Certificates on such Payment Date;

                  (ix) the Cumulative Realized Losses for the Group I Loans and the Group II Loans as of the last day of the calendar month preceding such Payment Date;

                  (x) the amount of the Monthly Servicing Fee and Backup Servicing Fee with respect to the immediately preceding Due Period;

                  (xi)     the Class R-III Distribution Amount (if any);


                                      6-2

                  (xii) the number and aggregate Scheduled Principal Balances of the Group I Loans and Group II Loans that are (A) delinquent (1) 30-59 days, (2) 60-89 days, and (3) 90 or more days, and (B) that are in bankruptcy;

                  (xiii) the number and aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans that became Defaulted Loans during the immediately preceding Due Period;

                  (xiv) the number and aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans that were Defaulted Loans as of the last day of the immediately preceding Due Period;

                  (xv) the number and aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans that became Liquidated Loans during the immediately preceding Due Period and the related Net Liquidation Losses;

                  (xvi) the number and aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans (x) in foreclosure, (y) as to which foreclosure of the related real property lien was completed during the related Due Period, exclusive of any such Loans that are Liquidated Loans and (z) foreclosed upon and in the Servicer's inventory (REO); and

                  (xvii) the amount of Prepayment Charges collected by the Servicer during the related Due Period and any distribution to Holders of the Class P Certificate allocable to Prepayment Charges.

         In the case of information furnished pursuant to clauses (i) through
(viii) above, the amounts shall be expressed as a dollar amount per $1,000 denomination of each Certificate.

         (c) Copies of all reports and statements provided to the Trustee for the Certificateholders shall also be provided to the Rating Agencies and the Class R Certificateholder.

         (d) In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year.

         SECTION 6.06 Payment of Taxes. The Servicer shall be responsible for and agrees to prepare, make and timely file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's


                                      6-3
execution of any and all such tax returns, statements and documents. The Servicer, if and for so long as it is a Class R Certificateholder, shall be designated the "tax matters person" on behalf of the Trust in the same manner as a partnership may designate a "tax matters partner," as such term is defined in
Section 6231(a)(7) of the Code. To the extent permitted by the REMIC Provisions, any subsequent holder of the Class R Certificate, by acceptance thereof, irrevocably designates and appoints the Servicer as its agent to perform the responsibilities of the "tax matters person" on behalf of the Trust if, and during such time as, the Servicer is not the holder of the Class R Certificate. The Servicer may, at its expense if the Originator or a subsidiary or affiliate of the Originator is the Servicer, and otherwise subject to reimbursement under
Section 5.08 and 8.04(b), retain such outside assistance as it deems necessary in the performance of its obligations under this paragraph. The Servicer shall provide to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMICs.

         Each of the Holders of the Certificates or the Class R Certificate, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust. The Servicer, as tax matters person or as agent for the tax matters person, shall represent the Trust in connection with all examinations of the Trust's affairs by tax authorities, including resulting administrative and judicial proceedings. Each of the Holders of the Certificates and the Class R Certificate, by acceptance thereof, agrees to cooperate with the Servicer in such matters and to do or refrain from doing any or all things reasonably required by the Servicer to conduct such proceedings, provided, that, no such action shall be required by the Servicer of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

         The Class R Certificateholder shall pay, on behalf of the Trust, any foreign, federal, state or local income, property, excise, sales, receipts or any other similar or related taxes or charges which may be imposed upon the Master REMIC, Intermediate REMIC, or Subsidiary REMIC or otherwise and shall, to the extent provided in Section 10.06, be entitled to be reimbursed out of the Certificate Account or, if such tax or charge results from a failure by the Trustee, the Originator or any Servicer to comply with the provisions of Section
2.04 or 3.07, or a failure by any Servicer to comply with the provisions of this
Section 6.06, the Trustee, the Originator or such Servicer, as the case may be, shall indemnify the Class R Certificateholder for the payment of any such tax or charge. The Trustee shall be entitled to withhold from amounts otherwise distributable to the Class R Certificateholder any taxes or charges payable by the Class R Certificateholder hereunder.

         In the event the Class R Certificate is transferred to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code, pursuant to
Section 860D(a)(6)(B) of the Code the Originator shall provide to the Internal Revenue Service and the persons specified in Sections 860(E)(e)(5) and (6) of the Code all information necessary for the application of Section 860E(e) and any other applicable provision of the Code with respect to the transfer of the Class R Certificate to such disqualified organization including, without limitation, a computation showing the present value of the total anticipated excess inclusions with respect to such Class R Certificate for periods after the transfer as defined in the REMIC Provisions. In addition, to the extent required by the REMIC Provisions, the Originator shall, upon the written request of persons designated in Section 860E(e)(5) of the Code, furnish to such requesting party and the


                                      6-4

Internal Revenue Service information sufficient to compute the present value of anticipated excess inclusions within 60 days of the receipt of such written request.


                                      6-5

                                  ARTICLE VII

                                SERVICE TRANSFER

         SECTION 7.01 Events of Termination. "Event of Termination" means the occurrence of any of the following:

                  (i) any failure by the Servicer to make any payment or deposit required to be made hereunder (including an Advance) and the continuance of such failure for a period of four Business Days;

                  (ii) failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days;

                  (iii) any assignment or delegation by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment or delegation;

                  (iv) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs;

                  (v) the Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

                  (vi)     the failure of the Servicer to be an Eligible
                           Servicer;

                  (vii) if Conseco Finance Corp. is the Servicer, Conseco Finance Corp.'s servicing rights under its master seller-servicer agreement with GNMA are terminated by GNMA; or

                  (viii) if Conseco Finance Corp. is the Servicer, either the Servicer Termination Delinquency Test or the Servicer Termination Cumulative Loss Test for any Payment Date is not satisfied.


                                      7-1

         SECTION 7.02 Transfer. If an Event of Termination has occurred and is continuing, either the Trustee or Certificateholders, in the aggregate, representing 25% or more of the Aggregate Certificate Principal Balance, by notice in writing to the Servicer and the Backup Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such notice being herein called a "Service Transfer Notice" and such termination being herein called a "Service Transfer"). On receipt of such Service Transfer Notice (or, if later, on a date designated therein) (the date of receipt of such Service Transfer Notice being herein called a "Service Transfer Notice Date," and the later of the Service Transfer Notice Date or such designated date being herein called a "Service Transfer Date"), all authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), may pass to and be vested in the Backup Servicer, or in the event the Backup Servicer is the Servicer being terminated or the Trustee or its designee will otherwise become the Servicer as hereinafter provided in this Section 7.02, the Trustee or its designee pursuant to and under this Section 7.02; and, without limitation, the Backup Servicer, if appointed as Servicer, or the Trustee or its designee, as appropriate, is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such Service Transfer Notice. The Trustee shall provide the Backup Servicer (unless it is the Servicer being terminated) with a copy of any Service Transfer Notice on the Service Transfer Notice Date. The Backup Servicer (unless it is the Servicer being terminated) shall take over the servicing responsibilities of the Servicer under this Agreement and become the Servicer no later than sixty days after the Service Transfer Notice Date (if such Service Transfer Notice appoints the Backup Servicer as the Servicer); provided, that, if the Backup Servicer either (i) is incapable of acting as Servicer, or (ii) fails to become the Servicer prior to the Service Transfer Date, then the Trustee or its designee shall become the Servicer. The Trustee or its designee, as appropriate, shall cause all assignments of mortgages, deeds of trust or security deeds securing the Loans to be duly recorded. Each of the Originator and the Servicer agrees to cooperate with the Backup Servicer or the Trustee or its designee, as appropriate, in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Backup Servicer or the Trustee or its designee, as appropriate, for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Loans in such electronic form as the new servicer may reasonably request and (ii) any Loan Files in the Servicer's possession.

         SECTION 7.03 Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Backup Servicer (if appointed by the Trustee) or the Trustee or its designee, as appropriate, shall be the successor in all respects to the terminated Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the terminated Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that


                                      7-2

                  (i) neither the Backup Servicer, the Trustee, nor any successor servicer shall assume any obligations of the Originator pursuant to Section 3.06, and

                  (ii) neither the Backup Servicer, the Trustee, nor any successor servicer shall be liable for any acts or omissions of the terminated Servicer occurring prior to such Service Transfer or for any breach by the terminated Servicer of any of its obligations contained herein or in any related document or agreement.

As compensation therefor, the Backup Servicer or the Trustee or its designee, as appropriate, shall be entitled to receive reasonable compensation out of the Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it and the Backup Servicer shall be unwilling so to act, or shall, if it and the Backup Servicer are legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed the Monthly Servicing Fee, and in the case of the Backup Servicer, be less than the Monthly Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 7.04 Notification to Certificateholders and Class R Certificateholder.

         (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, to the Backup Servicer, to S&P, to Moody's, to the Certificateholders and to the Class R Certificateholder at their respective addresses appearing on the Certificate Register.

         (b) Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to the Backup Servicer, to S&P, to Moody's, to the Certificateholders and to the Class R Certificateholder at their respective addresses appearing on the Certificate Register.

         SECTION 7.05 Effect of Transfer.

         (a) After the Service Transfer, the Trustee or new Servicer shall notify Obligors to make payments directly to the new Servicer that are due under the Loans after the effective date of the Service Transfer.

         (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Loans and the new Servicer shall have all of such obligations, except (i) that the Backup Servicer shall have no responsibility or obligation for any act or omission of the replaced Servicer and (ii) that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own


                                      7-3
account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

         (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Originator pursuant to Article X and Sections 3.07, 11.06 and 11.12(vi)) other than those relating to the management, administration, servicing or collection of the Loans after the Service Transfer.

         SECTION 7.06 Transfer of Certificate Account. Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish a new account or accounts in trust for the Certificateholders and the Class R Certificateholder conforming with the requirements of this Agreement at the corporate trust department of the Trustee or with an institution other than the Servicer and promptly cause the Trustee to transfer all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof.


                                      7-4

                                  ARTICLE VIII

                                    PAYMENTS

         SECTION 8.01 Monthly Payments.

         (a) Subject to the terms of this Article VIII, each Holder of a Certificate or Class R Certificate as of a Record Date shall be paid on the next succeeding Payment Date by check mailed to such Certificateholder or Class R Certificateholder at the address for such Certificateholder or Class R Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates of a Class with an aggregate Percentage Interest of at least 5% of such Class and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Payment
Date), the sum equal to such Certificateholder's or Class R Certificateholder's Percentage Interest of the Class AF-1 Distribution Amount, the Class AF-2 Distribution Amount, the Class AF-3 Distribution Amount, the Class AF-4 Distribution Amount, the Class AF-IO Distribution Amount, the Class MF-1 Distribution Amount, the Class MF-2 Distribution Amount, the Class BF-1 Distribution Amount, the Class BF-2 Distribution Amount, the Class AV-1 Distribution Amount, the Class AV-IO Distribution Amount, the Class MV-1 Distribution Amount, the Class MV-2 Distribution Amount, the Class BV-1 Distribution Amount, the Class BV-2, Distribution Amount, the Class B-3I Distribution Amount, the Class P Distribution Amount and the Class R-III Distribution Amount, as applicable. Final payment of any Certificate or the Class R Certificate shall be made only upon presentation and surrender of such Certificate or Class R Certificate at the office or agency of the Paying Agent.

         (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates. Neither the Trustee, the Certificate Registrar, the Seller nor the Originator shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Certificates as set forth in Exhibits A through C hereto, the Class B-3I Certificate as set forth in Exhibit I hereto and the Class R Certificate as set forth in Exhibit Q hereto.

         (c) The Trustee shall either act as the paying agent or appoint an Eligible Institution to be the paying agent (in either such case, the "Paying Agent") to make the payments to the Certificateholders and the Class R Certificateholder required hereunder. The Trustee's corporate trust operations department, with an office at 180 East Fifth Street, Third Floor, St. Paul, Minnesota 55101, Attention: Tamara Schultz-Fugh, shall initially act as Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and the Class R Certificateholder and that it will notify the Trustee of any


                                      8-1
failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates and the Class R Certificate.

         SECTION 8.02 Advances.

         (a) Not later than the Business Day immediately preceding each Payment Date, the Servicer shall advance to the trust (each such advance, an "Advance") all Delinquent Payments for the immediately preceding Due Period and all preceding Due Periods by depositing the aggregate amount of such Delinquent Payments in the Certificate Account; provided, however, that the Servicer shall be obligated to advance Delinquent Payments for a Loan only to the extent that the Servicer, in its sole discretion, expects to be able to recover such Advances from subsequent collections on such Loan, including, without limitation, Net Liquidation Proceeds and Repurchase Prices in respect of any such Advances; and provided, further, that the Servicer will not be obligated to advance Delinquent Payments with respect to any Loan that has become a Liquidated Loan. If the Servicer or the Backup Servicer fails to advance all Delinquent Payments required under this Section 8.02, the Trustee shall be obligated to advance such Delinquent Payments pursuant to Section 11.15.

         (b) The Servicer and the Trustee shall be entitled to reimbursement of an Advance from subsequent funds available therefor in the Certificate Account in accordance with Section 8.04(b) and Section 8.04(d).

         (c) The Servicer will deposit in the Simple Interest Excess Sub-Account on or prior to each Determination Date an amount equal to the Net Simple Interest Excess for the preceding Due Period. The Servicer will withdraw amounts on deposit in the Simple Interest Excess Sub-Account in respect of the Group I Loans and Group II Loans for deposit to the Certificate Account prior to each Payment Date to pay Net Simple Interest Shortfalls on the Group I and Group II Loans, respectively.

         (d) All funds in the Simple Interest Excess Sub-Account may be invested in Eligible Investments. So long as no Event of Termination shall have occurred and be continuing, any net investment earnings on funds held in the Simple Interest Excess Sub-Account are for the account of the Servicer. The Servicer will be required to reimburse the Simple Interest Excess Sub-Account for any net investment losses.

         SECTION 8.03 [Reserved].

         SECTION 8.04 Permitted Withdrawals from the Certificate Account; Payments.

         (a) The Trustee shall, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to Section 5.05 that are attributable to the Loans for the following purposes:

                  (i) to pay to the Originator with respect to each Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.06, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;


                                      8-2

                  (ii) only on each Payment Date, prior to the Trustee's remittance of the Amount Available pursuant to
                           Section 8.04(b) or 8.04(d), as applicable, to pay to the Servicer, the Servicer's Assignee or the Advance Financing Person, as appropriate, the amounts of any Liquidation Expense as to which Related Proceeds, net of any Liquidation Expense previously reimbursed pursuant to this Section 8.04(a) with respect to the related Loan, exceed such Liquidation Expense;

                  (iii) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein;

                  (iv) to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d), but not out of collections in respect of any Loan that constitute Related Proceeds, to the extent a Liquidation Expense has been paid by the Servicer with respect to that Loan which has not yet been reimbursed; or

                  (v) to make payments in the amounts and in the manner provided for in clauses (b) through (f) of Section 8.04.

         (b) On each Payment Date, the Trustee shall make the following distributions by 11:00 a.m. (New York time) of the Group I Amount Available remaining after payment of the amounts specified in Section 8.04(a)(i)-(iv) in respect of the Group I Loans, for such Payment Date in the following order of priority, subject to Section 8.04(g):

                  (i) Servicing Fee, Backup Servicing Fee and Trustee Fee. To pay the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to Section
                           5.08 or Section 11.06 and, to the extent not payable by the Originator, the Seller or the Servicer under this Agreement or, if so payable, not paid thereby, to pay the Backup Servicing Fee and any other fees, expenses or indemnification owed to the Backup Servicer pursuant to this Agreement (provided that any such indemnification paid pursuant to this
                           Section 8.04(b)(i) and Section 8.04(d)(i) shall not exceed $100,000 during any 12-month period or $1,000,000 in the aggregate) and the Trustee Fee and any other compensation owed to the Trustee pursuant to Section 11.06 (in each case to the extent attributable to Group I Loans and, if not attributable specifically to Group I or Group II Loans, to be allocated as between the Group I and Group II Amount Available pro rata based on the respective Group I and Group II Pool Scheduled Principal Balance);

                  (ii) Advances. To reimburse the Servicer or Trustee or pay to the Servicer's Assignee, as appropriate, for Advances made with respect to Delinquent Payments on Group I Loans for prior Payment Dates, (A) from that portion of the Group I Amount Available representing collections with respect to the related Group I Loan or (B) from any portion of the Group I Amount Available to the extent necessary to reimburse the Servicer or


                                      8-3

                           Trustee or pay to the Servicer's Assignee, as appropriate, for Advances in respect of Group I Loans that the Servicer or the Trustee, as applicable, does not expect to recover from subsequent collections on the related Loan;

                  (iii) Class AF and Class AF-IO Interest. The Class AF Current Interest Amount and the Class AF-IO Current Interest Amount, to the Class AF and Class AF-IO Certificates concurrently (or, if the remaining Group I Amount Available is not sufficient to pay such amounts in full, such remaining amount pro rata among the Class AF Certificates and the Class AF-IO Certificates based upon the ratio of (x) the Class Current Interest Amount for each such Class to (y) the aggregate of the Class Current Interest Amount for all such Classes);

                  (iv) Class MF-1 Interest. The Class MF-1 Current Interest Amount to the Class MF-1 Certificates;

                  (v) Class MF-2 Interest. The Class MF-2 Current Interest Amount to the Class MF-2 Certificates;

                  (vi) Class BF-1 Interest. The Class BF-1 Current Interest Amount to the Class BF-1 Certificates;

                  (vii) Class BF-2 Interest. The Class BF-2 Current Interest Amount to the Class BF-2 Certificates;

                  (viii) Class AF Principal. The Class AF Formula Principal Distribution Amount to the Class AF Certificates in the following order of priority:

                           (A) to the Class AF-1 Certificates until the Class AF-1 Principal Balance has been reduced to zero;

                           (B) to the Class AF-2 Certificates, until the Class AF-2 Principal Balance has been reduced to zero;

                           (C) to the Class AF-3 Certificates, until the Class AF-3 Principal Balance has been reduced to zero; and

                           (D) to the Class AF-4 Certificates, until the Class AF-4 Principal Balance has been reduced to zero;

                  (ix) Class MF-1 Principal. The Class MF-1 Formula Principal Distribution Amount to the Class MF-1 Certificates until the Class MF-1 Principal Balance has been reduced to zero;

                  (x) Class MF-2 Principal. The Class MF-2 Formula Principal Distribution Amount to the Class MF-2 Certificates until the Class MF-2 Principal Balance has been reduced to zero;


                                      8-4

                  (xi) Class BF-1 Principal. The Class BF-1 Formula Principal Distribution Amount to the Class BF-1 Certificates until the Class BF-1 Principal Balance has been reduced to zero;

                  (xii) Class BF-2 Principal. The Class BF-2 Formula Principal Distribution Amount to the Class BF-2 Certificates until the Class BF-2 Principal Balance has been reduced to zero;

         (c) The Trustee shall make the following deposits and distributions by 11:00 a.m. (New York time), to the extent of the Group I Excess Cashflow, plus the amount, if any, described in Section 8.04(e)(xii), for such Payment Date and in the following order of priority:

                  (i) Extra Principal Distribution Amount. To the Class AF, Class MF and Class BF Certificates, the Extra Principal Distribution Amount for the Group I Certificates in the order provided in clause (viii) through (xii) of Section 8.04(b);

                  (ii) Unpaid Class AF and Class AF-IO Interest Carry Forward Amounts. The Unpaid Class AF Interest Carry Forward Amount and the Unpaid Class AF-IO Interest Carry Forward Amount, to the Class AF and Class AF-IO Certificates concurrently in accordance with their respective Unpaid Class Interest Carry Forward Amounts (or, if the amount remaining is not sufficient to pay such amounts in full, pro rata among the Class AF Certificates and the Class AF-IO Certificates based upon the ratio of (x) the Unpaid Class Interest Carry Forward Amount for each such Class to (y) the aggregate of the Unpaid Class Interest Carry Forward Amount for all such Classes);

                  (iii) Unpaid Class MF-1 Interest Carry Forward Amount. The Unpaid Class MF-1 Interest Carry Forward Amount, to the Class MF-1 Certificates;

                  (iv) Unpaid Class MF-1 Realized Loss Interest Amount and Unpaid Class MF-1 Realized Loss Amount. The Unpaid Class MF-1 Realized Loss Interest Amount and then the Unpaid Class MF-1 Realized Loss Amount, to the Class MF-1 Certificates;

                  (v) Unpaid Class MF-2 Interest Carry Forward Amount. The Unpaid Class MF-2 Interest Carry Forward Amount, to the Class MF-2 Certificates;

                  (vi) Unpaid Class MF-2 Realized Loss Interest Amount and Unpaid Class MF-2 Realized Loss Amount. The Unpaid Class MF-2 Realized Loss Interest Amount and then the Unpaid Class MF-2 Realized Loss Amount, to the Class MF-2 Certificates;

                  (vii) Unpaid Class BF-1 Interest Carry Forward Amount. The Unpaid Class BF-1 Interest Carry Forward Amount, to the Class BF-1 Certificates;


                                      8-5

                  (viii) Unpaid Class BF-1 Realized Loss Interest Amount and Unpaid Class BF-1 Realized Loss Amount. The Unpaid Class BF-1 Realized Loss Interest Amount and then the Unpaid Class BF-1 Realized Loss Amount, to the Class BF-1 Certificates;

                  (ix) Unpaid Class BF-2 Interest Carry Forward Amount. The Unpaid Class BF-2 Interest Carry Forward Amount, to the Class BF-2 Certificates;

                  (x) Unpaid Class BF-2 Realized Loss Interest Amount and Unpaid Class BF-2 Realized Loss Amount. The Unpaid Class BF-2 Realized Loss Interest Amount and then the Unpaid Class BF-2 Realized Loss Amount, to the Class BF-2 Certificates;

                  (xi) Unpaid Basis Risk Carryover Shortfall. From amounts otherwise payable to the Class B-3I Certificates on such Payment, to the Basis Risk Reserve Fund, Group I Subaccount, the sum of all Unpaid Basis Risk Carryover Shortfalls for the Class AF, Class AF-IO, Class MF-1, Class MF-2, Class BF-1 and Class BF-2 Certificates;

                  (xii) Backup Servicer. To the Backup Servicer any indemnification owed to it and not paid pursuant to
                           Section 8.04(b)(i), 8.04(d)(ii) or 8.04(e)(xiii);

                  (xiii) Class B-F2 Extra Principal Distribution Amount. To the Class BF-2 Certificates, the lesser of

                           (A) any Group I Excess Cashflow remaining after payment of the amounts described in clauses
                                    (i) through (xii), above, and

                           (B) the Class BF-2 Principal Balance, less distributions of principal to the Class BF-2 Certificates pursuant to Sections 8.04(b)(xii) and 8.04(c)(i) on such Payment Date.

         (d) On each Payment Date, the Trustee shall make the following distributions by 11:00 a.m. (New York time) of the Group II Amount Available remaining, after payment of the amounts specified in Section 8.04(a)(i)-(iv) in respect of the Group II Loans, for such Payment Date in the following order of priority, subject to Section 8.04(g):

                  (i) Servicing Fee, Backup Servicing Fee and Trustee Fee. To pay the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to Section
                           5.08 or Section 11.06 and, to the extent not payable by the Originator, the Seller or the Servicer under this Agreement or, if so payable, not paid thereby, to pay the Backup Servicing Fee and any other fees, expenses or indemnification owed to the Backup Servicer pursuant to this Agreement (provided that any such indemnification paid pursuant to this
                           Section 8.04(d)(i) and Section 8.04(b)(i) shall not exceed $100,000 during any 12-month period or $1,000,000 in the aggregate) and the Trustee Fee and any other compensation owed to the Trustee pursuant to Section 11.06 (in each case to the extent attributable to the Group II Loans


                                      8-6
                           and, if not attributable specifically to Group II or Group I Loans, to be allocated as between the Group II and Group I Amount Available pro rata based on the respective Group II and Group I Pool Scheduled Principal Balance);

                  (ii) Advances. To reimburse the Servicer or Trustee or pay to the Servicer's Assignee, as appropriate, for Advances made with respect to Delinquent Payments on Group II Loans for prior Payment Dates, (A) from that portion of the Group II Amount Available representing collections with respect to the related Group II Loan or (B) from any portion of the Group II Amount Available to the extent necessary to reimburse the Servicer or Trustee or pay to the Servicer's Assignee, as appropriate, for Advances in respect of Group II Loans that the Servicer or the Trustee, as applicable, does not expect to recover from subsequent collection on the related Loan;

                  (iii) Class AV and Class AV-IO Interest. The Class AV Current Interest Amount and the Class AV-IO Current Interest Amount, to the Class AV and Class AV-IO Certificates concurrently (or, if the remaining Group II Amount Available is not sufficient to pay such amounts in full, such remaining amount pro rata among the Class AV Certificates and the Class AV-IO Certificates based upon the ratio of (x) the Class Current Interest Amount for each such Class to (y) the aggregate of the Class Current Interest Amount for all such Classes);

                  (iv) Class MV-1 Interest. The Class MV-1 Current Interest Amount to the Class MV-1 Certificates;

                  (v) Class MV-2 Interest. The Class MV-2 Current Interest Amount to the Class MV-2 Certificates;

                  (vi) Class BV-1 Interest. The Class BV-1 Current Interest Amount to the Class BV-1 Certificates;

                  (vii) Class BV-2 Interest. The Class BV-2 Current Interest Amount to the Class BV-2 Certificates;

                  (viii) Class AV Principal. The Class AV Formula Principal Distribution Amount to the Class AV Certificates until the Class AV-1 Principal Balance has been reduced to zero;

                  (ix) Class MV-1 Principal. The Class MV-1 Formula Principal Distribution Amount to the Class MV-1 Certificates until the Class MV-1 Principal Balance has been reduced to zero;

                  (x) Class MV-2 Principal. The Class MV-2 Formula Principal Distribution Amount to the Class MV-2 Certificates until the Class MV-2 Principal Balance has been reduced to zero;


                                      8-7

                  (xi) Class BV-1 Principal. The Class BV-1 Formula Principal Distribution Amount to the Class BV-1 Certificates until the Class BV-1 Principal Balance has been reduced to zero; and

                  (xii) Class BV-2 Principal. The Class BV-2 Formula Principal Distribution Amount to the Class BV-2 Certificates until the Class BV-2 Principal Balance has been reduced to zero.

         (e) The Trustee shall make the following deposits and distributions by 11:00 a.m. (New York time), to the extent of the Group II Excess Cashflow for such Payment Date and in the following order of priority:

                  (i) Extra Principal Distribution Amount. To the Class AV, Class MV and Class BV Certificates, the Extra Principal Distribution Amount for the Group II Certificates in the order provided in clause (viii) through (xii) of Section 8.04(d);

                  (ii) Unpaid Class AV and Class AV-IO Interest Carry Forward Amounts. The Unpaid Class AV Interest Carry Forward Amount and the Unpaid Class AV-IO Interest Carry Forward Amount, to the Class AV and Class AV-IO Certificates concurrently in accordance with their respective Unpaid Class Interest Carry Forward Amounts (or, if the amount remaining is not sufficient to pay such amounts in full, pro rata among the Class AV Certificates and the Class AV-IO Certificates based upon the ratio of (x) the Unpaid Class Interest Carry Forward Amount for each such Class to (y) the aggregate of the Unpaid Class Interest Carry Forward Amount for all such Classes);

                  (iii) Unpaid Class MV-1 Interest Carry Forward Amount. The Unpaid Class MV-1 Interest Carry Forward Amount, to the Class MV-1 Certificates;

                  (iv) Unpaid Class MV-1 Realized Loss Interest Amount and Unpaid Class MV-1 Realized Loss Amount. The Unpaid Class MV-1 Realized Loss Interest Amount and then the Unpaid Class MV-1 Realized Loss Amount, to the Class MV-1 Certificates;

                  (v) Unpaid Class MV-2 Interest Carry Forward Amount. The Unpaid Class MV-2 Interest Carry Forward Amount, to the Class MV-2 Certificates;

                  (vi) Unpaid Class MV-2 Realized Loss Interest Amount and Unpaid Class MV-2 Realized Loss Amount. The Unpaid Class MV-2 Realized Loss Interest Amount and then the Unpaid Class MV-2 Realized Loss Amount, to the Class MV-2 Certificates;

                  (vii) Unpaid Class BV-1 Interest Carry Forward Amount. The Unpaid Class BV-1 Interest Carry Forward Amount, to the Class BV-1 Certificates;


                                      8-8

                  (viii) Unpaid Class BV-1 Realized Loss Interest Amount and Unpaid Class BV-1 Realized Loss Amount. The Unpaid Class BV-1 Realized Loss Interest Amount and then the Unpaid Class BV-1 Realized Loss Amount, to the Class BV-1 Certificates;

                  (ix) Unpaid Class BV-2 Interest Carry Forward Amount. The Unpaid Class BV-2 Interest Carry Forward Amount, to the Class BV-2 Certificates;

                  (x) Unpaid Class BV-2 Realized Loss Interest Amount and Unpaid Class BV-2 Realized Loss Amount. The Unpaid Class BV-2 Realized Loss Interest Amount and then the Unpaid Class BV-2 Realized Loss Amount, to the Class BV-2 Certificates;

                  (xi) Unpaid Basis Risk Carryover Shortfall. From amounts otherwise payable to the Class B-3I Certificates on such Payment Date, to the Basis Risk Reserve Fund, Group II Subaccount, the sum of all Unpaid Basis Risk Carryover Shortfalls for the Class AV, Class AV-IO, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Certificates, after taking into account (with respect to the Class AV, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Certificates) any amounts to be applied to the payment thereof in accordance with
                           Section 8.09 hereof;

                  (xii) Group I Shortfall. To the Trustee for distribution to the Group I Certificateholders in accordance with
                           Section 8.04(e), the lesser of

                           (A) any Group II Excess Cashflow remaining after payment of the amounts described in clauses
                                    (i) through (xi) of Section 8.04(e) and

                           (B) the sum of the amount, if any, by which the Group I Amount Available is insufficient to pay the Class AF, Class AF-IO, Class MF and Class BF Current Interest Amounts and the amount, if any, by which the Group I Excess Cashflow is insufficient to pay amounts described in clauses (i) through (xi) of
                                    Section 8.04(e); and

                  (xiii) Backup Servicer. To the Backup Servicer any indemnification owed to it and not paid pursuant to
                           Section 8.04(d)(i), 8.04(b)(i) or 8.04(c)(xii).

         (f) Remaining Excess Cashflow. On each Payment Date, the Trustee shall make the following distributions by 11:00 a.m. (New York time) from the Remaining Excess Cashflow for such Payment Date in the following order of priority:

                  (i)      Class P and Class B-3I Certificates.

                           (A) To the Class P Certificate, an amount equal to the aggregate Prepayment Charges not paid to the Class P Certificate on prior Payment Dates; and


                                      8-9

                           (B) To the Class B-3I Certificateholders the Class B-3I Distribution Amount;

                  (ii) Class P Certificate. Provided the Payment Date is one subsequent to the month in which Prepayment Charges are no longer collectible on any Loan, to the Class P Certificateholder any amount payable to the Class P Certificateholder in respect of principal pursuant to
                           Section 8.07(f); and

                  (iii) Class R Certificate. The balance, if any, of the Remaining Excess Cashflow

                           (A) first, to the Class R Certificateholder, as reimbursement for any taxes or charges paid by the Class R Certificateholder pursuant to
                                    Section 6.06, and

                           (B)      any remainder to the Class R
                                    Certificateholder in respect of the Class
                                    R-III Interest.

         (g) Notwithstanding the priorities set forth above, any Pre-Funded Group I Amount and Pre-Funded Group II Amount deposited in the Certificate Account shall be applied solely to pay principal of the Class AF-1 and Class AV-1 Certificates, respectively, until reduced to zero, and any amount withdrawn from the Capitalized Interest Account and deposited in the Certificate Account shall be applied solely as described in Section 8.11.

         (h) If the Trustee shall not have received the applicable Monthly Report by any Payment Date, the Trustee shall, in accordance with this Section 8.04, distribute all funds then in the Certificate Account to Certificateholders, to the extent of such funds, on such Payment Date.

         SECTION 8.05 Reassignment of Repurchased and Replaced Loans. Upon receipt by the Trust, by deposit in the Certificate Account, of the Repurchase Price under Section 3.06(a), or upon receipt by the Trust of an Eligible Substitute Loan under Section 3.06(b) and receipt by the Trust, by deposit in the Certificate Account, of any additional amount under Section 3.06(b)(vi), and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit J-1 or J-2, as applicable, the Trustee shall convey and assign to the Originator all of the Certificateholders' right, title and interest in the repurchased Loan or Replaced Loan without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee. Upon such deposit of the Repurchase Price or receipt of such Eligible Substitute Loan and related deposit of any additional amount under Section 3.06(b)(vi), the Servicer shall be deemed to have released any claims to such Loan as a result of Advances with respect to such Loan.

         SECTION 8.06 Class R Certificateholder's Purchase Option.

         (a) Beginning on the Payment Date when the condition set forth in subsection (b)(i) hereof is satisfied as of the last day of the related Due Period, the Class R Certificateholder shall, subject to subsection (b) hereof, have the option to purchase all of the Loans and all property acquired in respect of any Loan remaining in the Trust at a price (such price being referred to as the "Minimum Purchase Price") equal to the greater of:


                                      8-10

                           (i) the sum of (A) 100% of the principal balance of each Loan (other than any Loan as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (y) below), together with accrued and unpaid interest on each such Loan at a rate per annum equal to the Weighted Average Pass-Through Rate, plus
                                    (B) the fair market value of such acquired property (as reasonably determined by the Servicer as of the close of business on the third Business Day preceding the date of such purchase), and

                           (ii) the Aggregate Certificate Principal Balance as of the date of such purchase (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of principal in respect of the Loans) plus an amount necessary to pay the Class AF Current Interest Amount, any Unpaid Class AF Interest Carry Forward Amount, any Unpaid Class AF Basis Risk Carryover Shortfall, the Class AF-IO Current Interest Amount, any Unpaid Class AF-IO Interest Carry Forward Amount, the Class MF-1 Current Interest Amount, any Unpaid Class MF-1 Interest Carry Forward Amount, any Class MF-1 Realized Loss Interest Amount, any Class MF-1 Realized Loss Amount, any Unpaid Class MF-1 Basis Risk Carryover Shortfall, the Class MF-2 Current Interest Amount, any Unpaid Class MF-2 Interest Carry Forward Amount, any Class MF-2 Realized Loss Interest Amount, any Class MF-2 Realized Loss Amount, any Unpaid Class MF-2 Basis Risk Carryover Shortfall, the Class BF-1 Current Interest Amount, any Unpaid Class BF-1 Interest Carry Forward Amount, any Class BF-1 Realized Loss Interest Amount, any Class BF-1 Realized Loss Amount, any Unpaid Class BF-1 Basis Risk Carryover Shortfall, the Class BF-2 Current Interest Amount, any Unpaid Class BF-2 Interest Carry Forward Amount, any Class BF-2 Realized Loss Interest Amount, any Class BF-2 Realized Loss Amount, any Unpaid Class BF-2 Basis Risk Carryover Shortfall, the Class AV Current Interest Amount, any Unpaid Class AV Interest Carry Forward Amount, any Unpaid Class AV-1 Basis Risk Carryover Shortfall, the Class AV-IO Current Interest Amount, any Unpaid Class AV-IO Interest Carry Forward Amount, the Class MV-1 Current Interest Amount, any Unpaid Class MV-1 Interest Carry Forward Amount, any Class MV-1 Realized Loss Interest Amount, any Class MV-1 Realized Loss Amount, any Unpaid Class MV-1 Basis Risk Carryover Shortfall, the Class MV-2 Current Interest Amount, any Unpaid Class MV-2 Interest Carry Forward Amount, any Class MV-2 Realized Loss Interest Amount, any Class MV-2 Realized Loss Amount, any Unpaid Class MV-2 Basis Risk Carryover Shortfall, the Class BV-1 Current Interest Amount, any Unpaid Class BV-1 Interest


                                      8-11

                                    Carry Forward Amount, any Class BV-1
                                    Realized Loss Interest Amount, any Class
                                    BV-1 Realized Loss Amount, any Unpaid Class
                                    BV-1 Basis Risk Carryover Shortfall, the
                                    Class BV-2 Current Interest Amount, any
                                    Unpaid Class BV-2 Interest Carry Forward
                                    Amount, any Class BV-2 Realized Loss
                                    Interest Amount, any Class BV-2 Realized
                                    Loss Amount, any Unpaid Class BV-2 Basis
                                    Risk Carryover Shortfall and the Class B-3I
                                    Distribution Amount due on the Payment Date occurring in the calendar month following such purchase date (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of interest in respect of the Loans at a rate per annum equal to the Weighted Average Pass-Through Rate).

         If the option to purchase the Loans is then held by the Class R Certificateholder, the Minimum Purchase Price on a Payment Date on which all Loans will be purchased and all Certificates paid shall not exceed the sum of (x) the purchase price described above plus (y) if the Class R Certificateholder is not the Class B-3I Certificateholder, the Class B-3I Distribution Amount for such Payment Date (otherwise zero).

         (b) The purchase by the Class R Certificateholder of all of the Loans pursuant to this Section 8.06 shall be conditioned upon:

                  (i) the Aggregate Certificate Principal Balance at the time of any such purchase aggregating not more than 10% of the Original Aggregate Certificate Principal Balance,

                  (ii) such purchase being made pursuant to a plan of complete liquidation in accordance with Section 860F of the Code, as provided in Section 12.04, and

                  (iii) the Class R Certificateholder having provided the Trustee, the Servicer, the Backup Servicer and the Depository (if any) with at least 30 days' written notice specifying the purchase date and setting forth its calculations of the purchase price.

         (c) The Trustee shall acknowledge in writing its receipt of notice given under Section 8.06(b). On the purchase date specified in its notice, the Class R Certificateholder shall deliver the Minimum Purchase Price and the amount specified in Section 8.06(b)(v) to the Trustee, in immediately available funds, and deposit the purchase price in the Certificate Account for distribution in accordance with Section 12.04, and the Trustee and the Servicer shall release to the Class R Certificateholder the Loan Files for all the purchased Loans. The Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

         (d) The Class R Certificateholder may assign its rights under this
Section 8.06, separately from its other rights as Holder of the Class R Certificate, by giving written notice of such assignment to the Trustee and the Servicer. Following the Trustee's receipt of such notice


                                      8-12
of assignment, the Trustee shall recognize only such assignee (or its assignee in turn) as the Person entitled to exercise the purchase option set forth in
Section 8.06(a).

         (e) The Servicer shall notify the Trustee, any assignee described in
Section 8.06(d), and the Class R Certificateholder (whether or not the Class R Certificateholder has then assigned its rights under this Section 8.06 pursuant to subsection (d)), no later than two Business Days after the Determination Date occurring in the first Due Period which includes the date on which the Aggregate Certificate Principal Balance first becomes less than or equal to 10% of the Aggregate Certificate Principal Balance, to the effect that the Aggregate Certificate Principal Balance, is then less than or equal to 10% of the Aggregate Certificate Principal Balance.

         SECTION 8.07 Intermediate REMIC and Subsidiary REMIC Distributions.

         (a) Intermediate Group I. On each Payment Date, the Uncertificated Intermediate Group I Interests (or other appropriate Interest or account as the context implies) shall receive distributions, to the extent of the Group I Amount Available, in the following order of priority:

                  (i) Interest. To each such Class, pro rata based on its respective entitlement, accrued interest as follows:

                           (A) To each Class other than the Class I-AF-IO Interests, one-twelfth of the Intermediate Adjusted Group I Net WAC Cap Rate times the Intermediate Interest Principal Balance of such Class; provided, that interest accrued on the Class I-F Accrual Interest shall be paid as principal to the Intermediate REMIC Group I Accretion Directed Interests pursuant to Section 8.07(a)(ii), and added to the Intermediate Interest Principal Balance of the Class I-F Accrual Interest, in an amount equal to the sum of (x) one-half the sum of the Extra Principal Distribution Amount for the Group I Certificates and any Class BF-2 Extra Principal Distribution Amount for that Payment Date plus (y) any amount by which one-half the aggregate of such Extra Principal Distribution Amounts and Class BF-2 Extra Principal Distribution Amounts on prior Payment Dates exceeds the aggregate amount so paid to the Intermediate REMIC Group I Accretion Directed Interests and added to the Class I-F Accrual Interest (such excess not to accrue interest);

                           (B) To each Class I-AF-IO Interest, interest equal to the sum of:

                                    (1)      with respect to the Class
                                             I-AF-IO(1) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(1) Interest from and including
                                             the Closing Date through the
                                             October 2002 Payment Date, and (B)
                                             0.0% thereafter;

                                    (2)      with respect to the Class
                                             I-AF-IO(2) Interest, interest (A)
                                             at the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(2) Interest


                                      8-13
                                             from and including the Closing Date
                                             through the January 2003 Payment
                                             Date and (B) 0.0% thereafter;

                                    (3)      with respect to the Class
                                             I-AF-IO(3) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(3) Interest from and including
                                             the Closing Date through the April
                                             2003 Payment Date, and (B) 0.0%
                                             thereafter;

                                    (4)      with respect to the Class
                                             I-AF-IO(4) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(4) Interest from and including
                                             the Closing Date through the July
                                             2003 Payment Date, and (B) 0.0%
                                             thereafter;

                                    (5)      with respect to the Class
                                             I-AF-IO(5) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(5) Interest from and including
                                             the Closing Date through the
                                             October 2003 Payment Date, and (B)
                                             0.0% thereafter;

                                    (6)      with respect to the Class
                                             I-AF-IO(6) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(6) Interest from and including
                                             the Closing Date through the
                                             January 2004 Payment Date, and (B)
                                             0.0% thereafter;

                                    (7)      with respect to the Class
                                             I-AF-IO(7) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(7) Interest from and including
                                             the Closing Date through the April
                                             2004 Payment Date, and (B) 0.0%
                                             thereafter;

                                    (8)      with respect to the Class
                                             I-AF-IO(8) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(8) Interest from and including
                                             the Closing Date through the July
                                             2004 Payment Date, and (B) 0.0%
                                             thereafter;

                                    (9)      with respect to the Class
                                             I-AF-IO(9) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(9) Interest from and including
                                             the Closing Date through the
                                             October 2004 Payment Date, and (B)
                                             0.0% thereafter;

                                    (10)     with respect to the Class
                                             I-AF-IO(10) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary


                                      8-14

                                             Interest Adjusted Principal Balance
                                             of the Class S-2F(10) Interest from
                                             and including the Closing Date
                                             through the January 2005 Payment
                                             Date, and (B) 0.0% thereafter;

                                    (11)     with respect to the Class
                                             I-AF-IO(11) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(11) Interest from and
                                             including the Closing Date through
                                             the April 2005 Payment Date, and
                                             (B) 0.0% thereafter;

                                    (12)     with respect to the Class
                                             I-AF-IO(12) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(12) Interest from and
                                             including the Closing Date through
                                             the July 2005 Payment Date, and (B)
                                             0.0% thereafter;

                                    (13)     with respect to the Class
                                             I-AF-IO(13) Interest, interest at
                                             (A) the Class I-AF-IO Interest Rate
                                             on the Subsidiary Interest Adjusted
                                             Principal Balance of the Class
                                             S-2F(13) Interest from and
                                             including the Closing Date through
                                             the October 2005 Payment Date, and
                                             (B) 0.0% thereafter;

                           (C) any Unpaid Intermediate Interest Shortfall with respect to such Class.

                  (ii) Principal. To the Class I-F Accrual Interest, principal in an amount equal to one-half the principal distributed on the Class AF, Class MF and Class BF Certificates on such Payment Date; and to each Intermediate REMIC Group I Accretion Directed Interest, principal (including that payable to the Intermediate REMIC Group I Accretion Directed Interests as described in Section 8.07(a)(i)(A)) in an amount equal to one-half the principal distributed to its Corresponding Certificate Class on such Payment Date. Realized losses shall be allocated to each Class of Uncertificated Intermediate Group I Interests in an amount sufficient to reduce the Intermediate REMIC Principal Balance of

                           (A) the Class I-F Accrual Interest to one-half the sum of (1) the Group I Pool Scheduled Principal Balance, (2) the Pre-Funded Group I Amount and (3) the Overcollateralization Amount for the Group I Certificates, and

                           (B) each Class of Intermediate REMIC Group I Accretion Directed Interests to one-half the Class Principal Balance of its Corresponding Certificate Class after giving effect to distributions on such Payment Date.

         (b) Intermediate Group II. On each Payment Date, the Uncertificated Intermediate Group II Interests (or other appropriate Interest or account as the context implies) shall receive distributions, to the extent of the Group II Amount Available, in the following order of priority:

                  (i) Interest. To each such Class, pro rata based on its respective entitlement, accrued interest as follows:


                                      8-15

                           (A) To each such Class other than the Class I-AV-IO Interests, one-twelfth of the Intermediate Adjusted Group II Net WAC Cap Rate times the Intermediate Interest Principal Balance of such Class; provided, that, interest accrued on the Class I-V Accrual Interest shall be paid as principal to the Intermediate REMIC Group II Accretion Directed Interests pursuant to Section 8.07(b)(ii), and added to the Intermediate Interest Principal Balance of the Class I-V Accrual Interest, in an amount equal to the sum of (x) one-half the sum of the Extra Principal Distribution Amount for the Group II Certificates for that Payment Date plus
                                    (y) any amount by which one-half the
                                    aggregate of such Extra Principal
                                    Distribution Amounts on prior Payment Dates exceeds the aggregate amount so paid to the Intermediate REMIC Group II Accretion Directed Interests and added to the Class I-V Accrual Interest (such excess not to accrue interest);

                           (B) To each Class I-AV-IO Interest, interest equal to the sum of:

                                    (1)     with respect to the Class I-AV-IO(1)
                                            Interest, interest at (A) the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(1) Interest from and including
                                            the Closing Date through the October
                                            2002 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (2)     with respect to the Class I-AV-IO(2)
                                            Interest, interest (A) at the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(2) Interest from and including
                                            the Closing Date through the January
                                            2003 Payment Date and (B) 0.0%
                                            thereafter;

                                    (3)     with respect to the Class I-AV-IO(3)
                                            Interest, interest at (A) the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(3) Interest from and including
                                            the Closing Date through the April
                                            2003 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (4)     with respect to the Class I-AV-IO(4)
                                            Interest, interest at (A) the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(4) Interest from and including
                                            the Closing Date through the July
                                            2003 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (5)     with respect to the Class I-AV-IO(5)
                                            Interest, interest at (A) the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(5) Interest from and including
                                            the Closing Date through the October
                                            2003 Payment Date, and (B) 0.0%
                                            thereafter;


                                      8-16

                                    (6)     with respect to the Class I-AV-IO(6)
                                            Interest, interest at (A) the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(6) Interest from and including
                                            the Closing Date through the January
                                            2004 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (7)     with respect to the Class I-AV-IO(7)
                                            Interest, interest at (A) the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(7) Interest from and including
                                            the Closing Date through the April
                                            2004 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (8)     with respect to the Class I-AV-IO(8)
                                            Interest, interest at (A) the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(8) Interest from and including
                                            the Closing Date through the July
                                            2004 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (9)     with respect to the Class I-AV-IO(9)
                                            Interest, interest at (A) the Class
                                            I-AV-IO Interest Rate on the
                                            Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(9) Interest from and including
                                            the Closing Date through the October
                                            2004 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (10)    with respect to the Class
                                            I-AV-IO(10) Interest, interest at
                                            (A) the Class I-AV-IO Interest Rate
                                            on the Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(10) Interest from and including
                                            the Closing Date through the January
                                            2005 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (11)    with respect to the Class
                                            I-AV-IO(11) Interest, interest at
                                            (A) the Class I-AV-IO Interest Rate
                                            on the Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(11) Interest from and including
                                            the Closing Date through the April
                                            2005 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (12)    with respect to the Class
                                            I-AV-IO(12) Interest, interest at
                                            (A) the Class I-AV-IO Interest Rate
                                            on the Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(12) Interest from and including
                                            the Closing Date through the July
                                            2005 Payment Date, and (B) 0.0%
                                            thereafter;

                                    (13)    with respect to the Class
                                            I-AV-IO(13) Interest, interest at
                                            (A) the Class I-AV-IO Interest Rate
                                            on the Subsidiary Interest Adjusted
                                            Principal Balance of the Class
                                            S-2V(13) Interest from and including
                                            the Closing Date through the October
                                            2005 Payment Date, and (B) 0.0%
                                            thereafter;


                                      8-17

                           (C) any Unpaid Intermediate Interest Shortfall with respect to such Class.

                  (ii) Principal. To the Class I-V Accrual Interest, principal in an amount equal to one-half the principal distributed on the Class AV, Class MV and Class BV, Certificates on such Payment Date; and to each Intermediate REMIC Group II Accretion Directed Interest, principal (including that payable to the Intermediate REMIC Group II Accretion Directed Interests as described in Section 8.07(b)(i)(A)) in an amount equal to one-half the principal distributed to its Corresponding Certificate Class on such Payment Date. Realized losses shall be allocated to each Class of Uncertificated Group II Intermediate Interests in an amount sufficient to reduce the Intermediate REMIC Principal Balance of

                           (A) the Class I-V Accrual Interest to one-half the sum of (1) the Group II Pool Scheduled Principal Balance, (2) the Pre-Funded Group II Amount and (3) the Overcollateralization Amount for the Group II Certificates, and

                           (B) each Class of Intermediate REMIC Group II Accretion Directed Interests to one-half the Class Principal Balance of its Corresponding Certificate Class after giving effect to distributions on such Payment Date.

         (c) Class R-II. To the holder of the Class R-II Interest, any remaining Amount Available after payments in accordance with Sections 8.07(a) and (b).

         (d) S-1F and S-2F Subsidiary. On each Payment Date, the Class S-1F and S-2F Uncertificated Subsidiary Interests (or other appropriate Interest or account as the context implies) shall receive distributions, to the extent of the Group I Amount Available, in the following order of priority, provided, however, that Prepayment Charges shall be paid to the Class P Certificateholder under Section 8.07(f):

         (i) Payment of the Trustee Fee, the Servicing Fee, the Backup Servicing Fee and other items specified in Section 8.04(b)(i) and reimbursement of Advances pursuant to Section 8.04(b)(ii);

         (ii) Each Class of Class S-1F and S-2F Uncertificated Subsidiary Interests shall receive distributions of interest, pro rata based on their respective entitlements, in an amount equal to
                  (y) one-twelfth of the Group I Net WAC Cap Rate times the Subsidiary Interest Adjusted Principal Balance of such Class, plus (z) any Unpaid Subsidiary Interest Shortfall with respect to such Class;

         (iii) Distributions of principal shall be made to each Class S-1F and Class S-2F Interest sequentially, i.e., first to the Class S-1F Interest, second to the Class S-2F(1) Interest, and last (after each other Class S-2F Interest) to the Class S-2F(13) Interest, in each instance up to an amount equal to the respective Subsidiary Interest Adjusted Principal Balance.

         (iv) On each Payment Date, Realized Losses in respect of the Group I Loans shall be applied as follows: the amount by which the aggregate Subsidiary Interest Principal Balance of the Class S-1F and S-2F Interests exceeds the sum of the


                                      8-18

                  Group I Pool Scheduled Principal Balance plus the Group I Pre-Funded Amount for the preceding Payment Date shall be applied sequentially to reduce the Subsidiary Interest Principal Balance, first of the Class S-1F Interest, then of the Class S-2F(1) Interest, and last of the Class S-2F(13) Interest.

         (e) S-1V and S-2V Subsidiary. On each Payment Date, the Class S-1V and S-2V Uncertificated Subsidiary Interests (or other appropriate Interest or account as the context implies) shall receive distributions, to the extent of the Group II Amount Available, in the following order of priority, provided, however, that Prepayment Charges shall be paid to the Class P Certificateholder pursuant to Section 8.07(f):

         (i) Payment of the Trustee Fee, the Servicing Fee, the Backup Servicing Fee and other items specified in Section 8.04(d)(i) and reimbursement of Advances pursuant to Section 8.04(d)(ii);

         (ii) Each Class of Class S-1V and S-2V Uncertificated Subsidiary Interests shall receive distributions of interest, pro rata based on their respective entitlements, in an amount equal to
                  (y) one-twelfth of the Group II Net WAC Cap Rate times the Subsidiary Interest Adjusted Principal Balance of such Class, plus (z) any Unpaid Subsidiary Interest Shortfall with respect to such Class;

         (iii) Distributions of principal shall be made to each Class S-1V and Class S-2V Interest sequentially, i.e., first to the Class S-1V Interest, second to the Class S-2V(1) Interest, and last (after each other Class S-2V Interest) to the Class S-2V(13) Interest, in each instance up to an amount equal to the respective Subsidiary Interest Adjusted Principal Balance.

         (iv) On each Payment Date, Realized Losses in respect of the Group II Loans shall be applied as follows: the amount by which the aggregate Subsidiary Interest Principal Balance of the Class S-1V and S-2V Interests exceeds the sum of the Group II Pool Scheduled Principal Balance plus the Group II Pre-Funded Amount for the preceding Payment Date shall be applied sequentially to reduce the Subsidiary Interest Principal Balance, first of the Class S-1V Interest, then of the Class S-2V(1) Interest, and last of the Class S-2V(13) Interest.

         (f) Class P. After distribution of the Amount Available under Sections 8.07(d) and (e), and provided the Payment Date is one subsequent to the month in which Prepayment Charges are no longer collectible on any Loan, to the Class P Certificateholder (pro rata in respect of the Class P(F) and Class P(V) Interests) until the Class P Principal Balance is reduced to zero. On each Payment Date, Prepayment Charges shall be paid to the Class P Certificate in the amount described in Section 8.04(f)(i).

         (g) Class R-1. Any remaining Amount Available after payments in accordance with Sections 8.07(d), (e) and (f) shall be distributed to the holder of the Class R-I Interest.


                                      8-19

         SECTION 8.08 Pre-Funding Account.

         (a) On or before the Closing Date, the Trustee shall establish the Pre-Funding Account on behalf of the Trust, which must be an Eligible Account, and shall deposit therein the amount received from the Seller pursuant to
Section 2.02(l). The Pre-Funding Account shall be entitled "Pre-Funding Account, U.S. Bank National Association as Trustee for the benefit of holders of Home Equity Loan Certificates, Series 2002-C." The Trustee shall maintain within the Pre-Funding Account two subaccounts as follows: the "Pre-Funding Group I Account" and the "Pre-Funding Group II Account." Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Certificates and the Class R Certificate for the uses and purposes set forth herein.

         (b) On or before the Closing Date the Seller shall deposit in the Pre-Funding Group I Account and the Pre-Funding Group II Account the respective amounts specified in Section 2.02(l). Amounts on deposit in such Accounts shall be withdrawn by the Trustee as follows:

                  (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Group I Account an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Group I Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

                  (ii) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Group II Account an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Group II Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

                  (iii) On the Business Day immediately preceding the Post-Funding Payment Date, the Trustee shall deposit into the Certificate Account any amounts remaining in the Pre-Funding Group I Account and the Pre-Funding Group II Account, net of investment earnings.

         (c) The Pre-Funding Account shall be part of the Trust but not part of any REMIC. The Trustee on behalf of the Trust shall be the legal owner of the Pre-Funding Account. The Seller shall be the beneficial owner of the Pre-Funding Account, subject to the foregoing power of the Trustee to transfer amounts in the Pre-Funding Account to the Certificate Account. Funds in the Pre-Funding Account shall, at the direction of the Servicer, be invested in Eligible Investments of the kind described in clauses (i) and (ii)(A) of the definition of "Eligible Investments" and that mature no later than the Business Day prior to the next succeeding Payment Date. All amounts earned on deposits in the Pre-Funding Account shall be taxable to


                                      8-20
the Seller. The Trustee shall release to the Seller all investment earnings in the Pre-Funding Account on the first Payment Date after the end of the Pre-Funding Period.

         SECTION 8.09 Yield Maintenance Reserve Fund.

         (a) On or before the Closing Date, the Trustee shall establish a Yield Maintenance Reserve Fund on behalf of the Class AV, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Certificateholders. The Yield Maintenance Reserve Fund shall be an Eligible Account and shall be entitled "Yield Maintenance Reserve Fund, U.S. Bank National Association as Trustee for the benefit of holders of Home Equity Loan Certificates, Series 2002-C, Class AV, MV-1, MV-2 BV-1, BV-2." The Trustee shall demand payment of all money payable by the LIBOR Cap Counterparty under the Yield Maintenance Agreement. The Trustee shall deposit in the Yield Maintenance Reserve Fund any payment received from the LIBOR Cap Counterparty pursuant to the Yield Maintenance Agreement. On each Payment Date commencing with the Payment Date in August 2002 to and including the Payment Date in October 2005, the Trustee will distribute the amount in the Yield Maintenance Reserve Fund in the following order of priority:

                  (i) Unpaid Class AV-1 Basis Risk Carryover Shortfall. To the Class AV-1 Certificateholders, the Unpaid Class AV-1 Basis Risk Carryover Shortfall;

                  (ii) Unpaid Class MV-1 Basis Risk Carryover Shortfall. To the Class MV-1 Certificateholders, the Unpaid Class MV-1 Basis Risk Carryover Shortfall;

                  (iii) Unpaid Class MV-2 Basis Risk Carryover Shortfall. To the Class MV-2 Certificateholders, the Class MV-2 Basis Risk Carryover Shortfall;

                  (iv) Unpaid Class BV-1 Basis Risk Carryover Shortfall. To the Class BV-1 Certificateholders, the Unpaid Class BV-1 Basis Risk Carryover Shortfall;

                  (v) Unpaid Class BV-2 Basis Risk Carryover Shortfall. To the Class BV-2 Certificateholders, the Unpaid Class BV-2 Basis Risk Carryover Shortfall;

                  (vi) Payment of Remainder. Any remaining amounts in the Yield Maintenance Reserve Fund after payment to the related Certificateholders pursuant to clauses (i) through (v) above, to the Class B-3I Certificateholder, not as a distribution in respect of any interest in any REMIC.

         (b) The Yield Maintenance Reserve Fund is an outside reserve fund and shall be part of the Trust but not part of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Yield Maintenance Reserve Fund. The Class B-3I Certificateholder shall be the beneficial owner of the Yield Maintenance Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 8.09(a). Amounts in the Yield Maintenance Reserve Fund shall, at the direction of the Class B-3I Certificateholder, be invested in Eligible Investments that mature no later than the Business Day prior to the next succeeding Payment Date. All net income and gain from such investments shall be distributed to the Class B-3I Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Payment Date. All


                                      8-21
amounts earned on amounts on deposit in the Yield Maintenance Reserve Fund shall be taxable to the Class B-3I Certificateholder. Any losses on such investments shall be deposited in the Yield Maintenance Reserve Fund by the Class B-3I Certificateholder out of its own funds immediately as realized.

         SECTION 8.10 Basis Risk Reserve Fund.

         (a) On or before the Closing Date, the Trustee shall establish the Basis Risk Reserve Fund on behalf of the Trust, which must be an Eligible Account, and shall maintain within the Basis Risk Reserve Account two subaccounts, the Group I Subaccount and the Group II Subaccount. The Basis Risk Reserve Fund shall be entitled "Basis Risk Reserve Fund, U.S. Bank National Association as Trustee for the benefit of holders of Home Equity Loan Certificates, Series 2002-C."

         (b) On the Closing Date, the Trustee shall deposit in the Group I Subaccount the amount described in Section 2.02(o). On each Payment Date, the Trustee shall deposit in the Group I Subaccount any amount available for that purpose pursuant to Section 8.04(c)(xi) or Section 12.04(d)(i)(F). On each Payment Date the Trustee shall withdraw all amounts from the Group I Subaccount and pay the following amounts in the order of priority indicated:

                  (i) Unpaid Class AF Basis Risk Carryover Shortfall. To the Class AF Certificates, the Unpaid Class AF Basis Risk Carryover Shortfall, and, if the amount available therefor is not sufficient to pay the full amount of Unpaid Class AF Basis Risk Carryover Shortfall, then to each such Class of Class AF Certificates pro rata based upon its respective entitlement;

                  (ii) Unpaid Class MF-1 Basis Risk Carryover Shortfall. To the Class MF-1 Certificateholders, the Unpaid Class MF-1 Basis Risk Carryover Shortfall;

                  (iii) Unpaid Class MF-2 Basis Risk Carryover Shortfall. To the Class MF-2 Certificateholders, the Unpaid Class MF-2 Basis Risk Carryover Shortfall;

                  (iv) Unpaid Class BF-1 Basis Risk Carryover Shortfall. To the Class BF-1 Certificateholders, the Unpaid Class BF-1 Basis Risk Carryover Shortfall;

                  (v) Unpaid Class BF-2 Basis Risk Carryover Shortfall. To the Class BF-2 Certificateholders, the Unpaid Class BF-2 Basis Risk Carryover Shortfall; and

                  (vi) Payment of Remainder. Any remainder in excess of $2,500 to the Class B-3I Certificateholder. Any remainder equal to or less than $2,500 shall be retained in the Group I Subaccount until the final Payment Date when such remainder shall be so paid to the Class B-3I Certificateholder.

         (c) On the Closing Date, the Trustee shall deposit in the Group II Subaccount the amount described in Section 2.02(o). On each Payment Date, the Trustee shall deposit in the Group II Subaccount any amount available for that purpose pursuant to Section 8.04(e)(xi) or


                                      8-22

Section 12.04(d)(ii)(F). On each Payment Date the Trustee shall withdraw all amounts from the Group II Subaccount and pay the following amounts in the order of priority indicated:

                  (i) Unpaid Class AV Basis Risk Carryover Shortfall. To the Class AV-1 Certificates, the Unpaid Class AV-1 Basis Risk Carryover Shortfall;

                  (ii) Unpaid Class MV-1 Basis Risk Carryover Shortfall. To the Class MV-1 Certificateholders, the Unpaid Class MV-1 Basis Risk Carryover Shortfall, less amounts distributed to such Class under Section 8.09;

                  (iii) Unpaid Class MV-2 Basis Risk Carryover Shortfall. To the Class MV-2 Certificateholders, the Unpaid Class MV-2 Basis Risk Carryover Shortfall, less amounts distributed to such Class under Section 8.09;

                  (iv) Unpaid Class BV-1 Basis Risk Carryover Shortfall. To the Class BV-1 Certificateholders, the Unpaid Class BV-1 Basis Risk Carryover Shortfall, less amounts distributed to such Class under Section 8.09; and

                  (v) Unpaid Class BV-2 Basis Risk Carryover Shortfall. To the Class BV-2 Certificateholders, the Unpaid Class BV-2 Basis Risk Carryover Shortfall, less amounts distributed to such Class under Section 8.09; and

                  (vi) Payment of Remainder. Any remainder in excess of $2,500 to the Class B-3I Certificateholder. Any remainder equal to or less than $2,500 shall be retained in the Group II Subaccount until the final Payment Date when such remainder shall be so paid to the Class B-3I Certificateholder.

         (d) The Basis Risk Reserve Fund is an outside reserve fund and shall be part of the Trust but not part of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Basis Risk Reserve Fund. The Class B-3I Certificateholder shall be the beneficial owner of the Basis Risk Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 8.10(b) and Section 8.10(c). For all federal tax purposes, all amounts transferred by a REMIC to the Basis Risk Reserve Fund pursuant to Section 8.04(c)(xi) or Section 8.04(e)(xi) shall be treated as amounts distributed by a REMIC to the Class B-3I Certificateholder or its transferee. Funds in the Basis Risk Reserve Fund shall, at the direction of the Class B-3I Certificateholder, be invested in Eligible Investments that mature no later than the Business Day prior to the next succeeding Payment Date. All net income and gain from such investments shall be distributed to the Class B-3I Certificateholder on such Payment Date. All amounts earned on amounts on deposit in the Basis Risk Reserve Fund shall be taxable to the Class B-3I Certificateholder. Any losses on such investments shall be deposited in the Basis Risk Reserve Fund by the Class B-3I Certificateholder out of its own funds immediately as realized.

         SECTION 8.11 Capitalized Interest Account.

         (a) On or before the Closing Date, the Trustee shall establish the Capitalized Interest Account on behalf of the Trust, which must be an Eligible Account, and shall deposit therein $173,094 received from the Seller pursuant to
Section 2.02(m), $113,739 of which is in respect of the Group I Certificates (the "Group I Amount") and $59,354 of which is in respect of the


                                      8-23

Group II Certificates (the "Group II Amount"). The Capitalized Interest Account shall be entitled "Capitalized Interest Account, U.S. Bank National Association as Trustee for the benefit of holders of Home Equity Loan Certificates, Series 2002-C." On the Payment Date occurring in each of August 2002 and September 2002, if the Monthly Report for such Payment Date indicates that the Group I Amount Available (after payment of the amount specified in clauses (i) and (ii) of Section 8.04(b) and including in the Group I Amount Available only payments in respect of interest on the Group I Loans) is not sufficient to pay the Class AF Current Interest Amount, the Class AF-IO Current Interest Amount, the Class MF-1 Current Interest Amount, the Class MF-2 Current Interest Amount, the Class BF-1 Current Interest Amount, and the Class BF-2 Current Interest Amount, the Trustee shall withdraw the amount of such deficiency, or any Group I Amount remaining, if less, and shall deposit such funds in the Certificate Account for distribution on such Payment Date in order first to pay any such deficiency in respect of the Class AF and Class AF-IO Current Interest Amounts, pro rata, second to pay any such deficiency in respect of the Class MF-1 Current Interest Amount, third to pay any such deficiency in respect of the Class MF-2 Current Interest Amount, fourth to pay any such deficiency in respect of the Class BF-1 Current Interest Amount, and fifth to pay any such deficiency in respect of the Class BF-2 Current Interest Amount. On the Payment Date occurring in each of August 2002 and September 2002, if the Monthly Report for such Payment Date indicates that the Group II Amount Available (after payment of the amount specified in clauses (i) and (ii) of Section 8.04(d) and including in the Group II Amount Available only payments in respect of interest on the Group II Loans) is not sufficient to pay the Class AV Current Interest Amount, the Class AV-IO Current Interest Amount, the Class MV-1 Current Interest Amount, the Class MV-2 Current Interest Amount, the Class BV-1 Current Interest Amount and the Class BV-2 Current Interest Amount, the Trustee shall withdraw the amount of such deficiency, or any Group II Amount remaining, if less, and shall deposit such funds in the Certificate Account for distribution on such Payment Date in order first to pay any such deficiency in respect of the Class AV and Class AV-IO Current Interest Amounts, pro rata, second to pay any such deficiency in respect of the Class MV-1 Current Interest Amount, third to pay any such deficiency in respect of the Class MV-2 Current Interest Amount, fourth to pay any such deficiency in respect of the Class BV-1 Current Interest Amount, and fifth to pay any such deficiency in respect of the Class BV-2 Current Interest Amount.

         (b) The Capitalized Interest Account shall be part of the Trust but not part of the REMIC. The Trustee on behalf of the Trust shall be the legal owner of the Capitalized Interest Account. The Seller shall be the beneficial owner of the Capitalized Interest Account, subject to the foregoing power of the Trustee to transfer amounts in the Capitalized Interest Account to the Certificate Account. Funds in the Capitalized Interest Account shall, at the direction of the Seller, be invested in Eligible Investments that mature no later than the Business Day prior to the next succeeding Payment Date. All net income and gain from such investments shall be distributed to the Seller on such Payment Date. All amounts earned on amounts on deposit in the Capitalized Interest Account shall be taxable to the Seller.

         (c) Any funds remaining in the Capitalized Interest Account after the Payment Date in September 2002 shall be distributed to the Seller. After such date no further amounts shall be deposited in or withdrawn from the Capitalized Interest Account. Any losses on such investments shall be deposited in the Capitalized Interest Account by the Seller out of its own funds immediately as realized.


                                      8-24

         SECTION 8.12 Allocation of Realized Loss Amounts. On each Payment Date, Realized Losses shall be distributed to the Uncertificated Subsidiary Interests in accordance with Sections 8.07(d)(iii) and 8.07(e)(iii), and to the Uncertificated Intermediate Interests in accordance with Sections 8.07(a)(ii) and 8.07(b)(ii), and the Trustee shall allocate any Realized Loss Amount for such Payment Date to the Regular Certificates as follows:

         (a)      from the Realized Loss Amount for the Group I Certificates:

                  (i) to the Class BF-2 Certificates up to an amount equal to the Class BF-2 Principal Balance, less distributions of principal on the Class BF-2 Certificates on such Payment Date;

                  (ii)     any remainder, after allocation pursuant to clause
                           (i) above, to the Class BF-1 Certificates up to an amount equal to the Class BF-1 Principal Balance, less distributions of principal on the Class BF-1 Certificates on such Payment Date;

                  (iii)    any remainder, after allocation pursuant to clauses
                           (i) and (ii) above, to the Class MF-2 Certificates up to an amount equal to the Class MF-2 Principal Balance, less distributions of principal on the Class MF-2 Certificates on such Payment Date; and

                  (iv)     any remainder, after allocation pursuant to clauses
                           (i), (ii) and (iii) above, to the Class MF-1
                           Certificates up to an amount equal to the Class MF-1 Principal Balance, less distributions of principal on the Class MF-1 Certificates on such Payment Date.

         (b)      from the Realized Loss Amount for the Group II Certificates:

                  (i) to the Class BV-2 Certificates up to an amount equal to the Class BV-2 Principal Balance, less distributions of principal on the Class BV-2 Certificates on such Payment Date;

                  (ii)     any remainder, after allocation pursuant to clause
                           (i) above, to the Class BV-1 Certificates up to an amount equal to the Class BV-1 Principal Balance, less distributions of principal on the Class BV-1 Certificates on such Payment Date;

                  (iii)    any remainder, after allocation pursuant to clauses
                           (i) and (ii) above, to the Class MV-2 Certificates up to an amount equal to the Class MV-2 Principal Balance, less distributions of principal on the Class MV-2 Certificates on such Payment Date; and

                  (iv)     any remainder, after allocation pursuant to clauses
                           (i), (ii) and (iii) above, to the Class MV-1
                           Certificates up to an amount equal to the Class MV-1 Principal Balance, less distributions of principal on the Class MV-1 Certificates on such Payment Date.


                                      8-25

                                   ARTICLE IX

                  THE CERTIFICATES AND THE CLASS R CERTIFICATE

         SECTION 9.01 The Certificates and the Class R Certificate. The Class AF, Class AF-IO, Class MF, Class BF, Class AV, Class AV-IO, Class MV, Class BV, Class B-3I, Class R and Class P Certificates shall be substantially in the forms set forth in Exhibits A, B, C, I and Q, as applicable, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Originator. The Class AF, Class AF-IO, Class MF, Class BF, Class AV, Class AV-IO, Class MV and Class BV Certificates shall be evidenced by (i) one or more Class AF-1 Certificates evidencing $107,938,000 in Original Class AF-1 Principal Balance, (ii) one or more Class AF-2 Certificates evidencing $15,125,000 in Original Class AF-2 Principal Balance, (iii) one or more Class AF-3 Certificates evidencing $52,937,000 in Original Class AF-3 Principal Balance, (iv) one or more Class AF-4 Certificate evidencing $41,250,000 in Original Class AF-4 Principal Balance, (v) one or more Class AF-IO Certificates evidencing $123,750,000 in Original Class AF-IO Notional Balance, (vi) one ore more Class MF-1 Certificates evidencing $19,938,000 in Original Class MF-1 Principal Balance, (vii) one ore more Class MF-2 Certificates evidencing $17,187,000 in Original Class MF-2 Principal Balance, (viii) one ore more Class BF-1 Certificates evidencing $13,063,000 in Original Class BF-1 Principal Balance,
(ix) one ore more Class BF-2 Certificates evidencing $7,562,000 in Original Class BF-2 Principal Balance, (x) one or more Class AV-1 Certificates evidencing $158,500,000 in Original Class AV-1 Principal Balance, (xi) one or more Class AV-IO Certificates evidencing $89,600,000 in Original Class AV-IO Notional Balance, (xii) one or more Class MV-1 Certificates evidencing $14,500,000 in Original Class MV-1 Principal Balance, (xiii) one or more Class MV-2 Certificates evidencing $12,000,000 in Original Class MV-2 Principal Balance,
(xiv) one or more Class BV-1 Certificates evidencing $9,000,000 in Original Class BV-1 Principal Balance, (xv) one or more Class BV-2 Certificates evidencing $6,000,000 in Original Class BV-2 Principal Balance and (xvi) one Class B-3I Certificate evidencing the entire Class B-3I Notional Amount, beneficial ownership of such Classes of Certificates (other than the Class B-3I Certificate) to be held through Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. The Class B-3I Certificate shall be evidenced by a single certificate issued on the Closing Date to the Originator. The Class P Certificate shall be evidenced by a single certificate issued to the Originator or its designee. The Class R-I, Class R-II and Class R-III Interests shall be evidenced by a single Class R Certificate, issued on the Closing Date to Green Tree Finance Corp.--Two and shall represent 100% of the Percentage Interest of the Class R Certificate.

         The Certificates and the Class R Certificate shall be executed by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates or the Class R Certificate bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificate or Class R Certificate, or did not hold such offices at the date of such Certificates or Class R Certificate. No Certificate or Class R Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate or Class R Certificate has been executed by manual signature in accordance with this Section, and such signature upon any Certificate or Class R


                                      9-1

Certificate shall be conclusive evidence, and the only evidence, that such Certificates or Class R Certificate has been duly executed and delivered hereunder. All Certificates and the Class R Certificate shall be dated the date of their execution, except for those Certificates and the Class R Certificate executed on the Closing Date, which shall be dated the Closing Date.

         SECTION 9.02 Registration of Transfer and Exchange of Certificates and the Class R Certificate.

         (a) The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.03 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and the Class R Certificate and of transfers and exchanges of Certificates and the Class R Certificate as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and the Class R Certificate and transfers and exchanges of Certificates and the Class R Certificate as provided herein. The Trustee will give prompt written notice to Certificateholders, the Class R Certificateholder, the Backup Servicer and the Servicer of any change in the Certificate Registrar.

         (b)

                  (i) Subject to clauses (ii) and (iii) below, no transfer of a Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificate shall be made by the Seller or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws or is made in accordance with the Act and laws. In the event that any such transfer is to be made, and the Certificate is not a Book-Entry Certificate,

                           (A) the Originator may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Originator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Originator, and

                           (B) the Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit K attached hereto, which investment letter shall not be an expense of the Trustee or the Originator. The Class R Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Originator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (ii) No transfer of a Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificate or any interest therein shall be made to any employee benefit


                                      9-2
                           plan that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan"), unless the Plan delivers to the Originator and the Trustee, an Opinion of Counsel in form satisfactory to the Originator and the Trustee that the purchase and holding of such Class B-3I Certificate, Class BF-2, BV-2, Class P or Class R Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller, the Backup Servicer or the Servicer to any obligation or liability in addition to those undertaken in this Agreement. Unless such opinion is delivered and in the case of Definitive Certificates, each person acquiring such a Certificate or Class R Certificate will be deemed to represent to the Trustee, the Originator, the Seller, the Backup Servicer and the Servicer either

                           (A) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code, or

                           (B) that the purchase and holding of the Class B-3I Certificate, Class BF-2, BV-2, or Class R Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator or the Servicer to any obligation or liability in addition to those undertaken in this Agreement.

                  (iii) Notwithstanding anything to the contrary contained herein,

                           (A) no Class B-3I, Class BF-2, BV-2, Class P or Class R Certificate, nor any interest therein, shall be transferred, sold or otherwise disposed of to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code (a "Disqualified Organization"), including, but not limited to,

                                    (1)      the United States, a State or
                                             political subdivision thereof, a
                                             foreign government, an
                                             international organization or an
                                             agency or instrumentality of any of
                                             the foregoing,

                                    (2)      an organization (other than a
                                             cooperative described in Section
                                             521 of the Code) which is exempt
                                             from the taxes imposed by Chapter 1
                                             of the Code and not subject to the
                                             tax imposed on unrelated business
                                             income by Section 511 of the Code,
                                             or

                                    (3)      a cooperative described in Section
                                             1381(a)(2)(C) of the Code, and


                                      9-3

                           (B) prior to any registration of any transfer, sale or other disposition of a Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificate, the proposed transferee shall deliver to the Trustee, under penalties of perjury, an affidavit that such transferee is not a Disqualified Organization, with respect to which the Trustee shall have no actual knowledge that such affidavit is false, and the transferor and the proposed transferee shall each deliver to the Trustee an affidavit with respect to any other information reasonably required by the Trustee pursuant to the REMIC Provisions, including, without limitation, information regarding the transfer of non-economic residual interests and transfers of any residual interest to or by a foreign person; provided, however, that, upon the delivery to the Trustee of an Opinion of Counsel, in form and substance satisfactory to the Trustee and rendered by Independent counsel, to the effect that the beneficial ownership of the Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificate, as applicable, by any Disqualified Organization will not result in the imposition of federal income tax upon the Trust or any Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificateholder or any other person or otherwise adversely affect the status of any of the Master REMIC, Intermediate REMIC or Subsidiary REMIC as a REMIC, the foregoing prohibition on transfers, sales and other dispositions, as well as the foregoing requirement to deliver a certificate prior to any registration thereof, shall, with respect to such Disqualified Organization, terminate. Notwithstanding any transfer, sale or other disposition of a Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificate, or any interest therein, to a Disqualified Organization or the registration thereof in the Certificate Register, such transfer, sale or other disposition and any registration thereof, unless accompanied by the Opinion of Counsel described in the preceding sentence, shall be deemed to be void and of no legal force or effect whatsoever and such Disqualified Organization shall be deemed not to be a Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificateholder, as applicable, for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificate, and shall be deemed to have no interest whatsoever in such Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificate. Each Class B-3I, Class BF-2, Class BV-2, Class P or Class R Certificateholder, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this
                                    Section 9.02(b)(3).

                  (iv) Any transfer, sale or other disposition not in compliance with the provisions of this Section 9.02(b) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed not to


                                      9-4
                           be the Class B-3I Certificateholder or Class R Certificateholder, as applicable, for any purpose hereunder, including, but not limited to, the receipt of distributions on the Class B-3I Certificate or Class R Certificate, and shall be deemed to have no interest whatsoever in the Class B-3I Certificate, Class BF-2, Class BV-2, Class P or Class R Certificate.

                  (v) The Trustee shall give notice to the Rating Agencies promptly following any transfer, sale or other disposition of a Class B-3I or Class R Certificate.

         (c) At the option of a Certificateholder or a Class R Certificateholder, Certificates and the Class R Certificate may be exchanged for other Certificates or Class R Certificate of authorized denominations of a like aggregate original denomination, upon surrender of such Certificates or the Class R Certificate to be exchanged at the Corporate Trust Office. Whenever any Certificates or the Class R Certificate are so surrendered for exchange, the Trustee shall execute and deliver the Certificates or Class R Certificate which the Certificateholder or Class R Certificateholder making the exchange is entitled to receive. Every Certificate or Class R Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

         (d) Except as provided in paragraph (e) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

                  (i) registration of such Certificates may not be transferred by the Trustee except to another Depository;

                  (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates;

                  (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;

                  (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of such Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and


                                      9-5

                  (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (e) If (x)

                  (i) the Seller or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and

                  (ii) the Trustee or the Originator is unable to locate a qualified successor, or

                  (y) the Originator at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository;

the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same.

         Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Originator nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (f) On or prior to the Closing Date, there shall be delivered to the Depository one Class AF-1 Certificate, one Class AF-2 Certificate, one Class AF-3 one Class AF-4 Certificate, one Class AF-IO Certificate, one Class MF-1 Certificate, one Class MF-2 Certificate, one Class BF-1 Certificate, one Class BF-2 Certificate, one Class AV-1 Certificate, one Class AV-IO Certificate, one Class MV-1 Certificate, one Class MV-2 Certificate, and one Class BV-1 Certificate, each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class Principal Balance of each Class, respectively (or in the case of the Class AF-IO Certificate, the Class AF-IO Original Notional Amount). At any time after the Closing Date, subject to compliance with the normal procedures of the Trustee and the Depository, the Class BF-2 Certificateholders and Class BV-2


                                      9-6

Certificateholders may deliver to the Depository one Class BF-2 Certificate and one Class BV-2 Certificate, registered in the name of Cede & Co. (or other nominee of the Depository), the total face amount of which represents 100% of the Original Principal Balance of the Class BF-2 Certificate and Class BV-2 Certificate, respectively. Each such Certificate registered in the name of the Depository's nominee shall bear the following legend:

         "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         (g) Each of the Certificates (and the Class P Certificate) and the Class R Certificate shall be a "security" for purposes of Article 8, Section 102(a)(15)(8) of the Uniform Commercial Code and shall be governed by such
Article 8 as in effect in the State of Minnesota from time to time.

         SECTION 9.03 No Charge; Disposition of Void Certificates or Class R Certificate. No service charge shall be made to a Certificateholder or Class R Certificateholder for any transfer or exchange of a Certificate or a Class R Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of a Certificate or a Class R Certificate. All Certificates and Class R Certificate surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

         SECTION 9.04 Mutilated, Destroyed, Lost or Stolen Certificates or Class R Certificate. If

                  (i) any mutilated Certificate or Class R Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate or Class R Certificate, and

                  (ii) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate or Class R Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or Class R Certificate, a new Certificate or Class R Certificate of like tenor and original denomination.


                                      9-7

Upon the issuance of any new Certificate or Class R Certificate under this
Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate or Class R Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate or Class R Certificate shall be found at any time.

         SECTION 9.05 Persons Deemed Owners. Prior to due presentation of a Certificate or Class R Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate or Class R Certificate is registered as the owner of such Certificate or Class R Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Seller, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Seller, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

         SECTION 9.06 Access to List of Certificateholders' and Class R Certificateholder's Names and Addresses. The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders and the Class R Certificateholder as of the most recent Record Date. If Holders of Certificates representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance apply in writing to the Trustee (hereinafter referred to as "Applicants"), and such application states that the Applicants desire to communicate with other Certificateholders or the Class R Certificateholder with respect to their rights under this Agreement or under the Certificates or the Class R Certificate and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders and the Class R Certificateholder held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder and the Class R Certificateholder, by receiving and holding a Certificate or a Class R Certificate, agrees with the Certificate Registrar and the Trustee that none of the Originator, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders or the Class R Certificateholder hereunder, regardless of the source from which such information was derived.

         SECTION 9.07 Authenticating Agents. The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates or the Class R Certificate. For all purposes of this Agreement, the execution and delivery of Certificates or the Class R Certificate by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates or the Class R Certificate "by the Trustee."


                                      9-8

                                   ARTICLE X

                                   INDEMNITIES

         SECTION 10.01 Real Estate. The Seller and Originator will jointly and severally defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Backup Servicer, the Certificateholders and the Class R Certificateholder against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or ownership of any real estate related to a Loan by the Originator or the Servicer or any Affiliate of either; provided that the amount paid to the Backup Servicer pursuant to Section 8.04(b)(i) and 8.04(d)(i) in respect of indemnification shall not exceed $100,000 in any year or $1,000,000 in the aggregate. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Originator under this Section shall not relate to the actions of the Backup Servicer or any other subsequent Servicer after a Service Transfer.

         SECTION 10.02 Liabilities to Obligors. No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Trust, the Certificateholders or the Class R Certificateholder under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Certificateholders and the Class R Certificateholder expressly disclaim such assumption.

         SECTION 10.03 Tax Indemnification. The Originator agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Backup Servicer, the Certificateholders and the Class R Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Loans to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates and the Class R Certificate) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Originator, the Seller, the Servicer, the Backup Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder, a Class R Certificateholder or otherwise.

         SECTION 10.04 Servicer's Indemnities. The Servicer shall defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Backup Servicer, the Certificateholders and the Class R Certificateholder against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer (including the Backup Servicer if it is the Servicer) with respect to any Loan. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 10.04 shall not relate to any actions or omissions of any subsequent Servicer after a Service Transfer and a subsequent Servicer's obligations under this Section 10.04 shall not relate to any act or omission of any predecessor Servicer) and any payment of the amount owing under, or any repurchase by the Originator of, any such Loan.


                                      10-1

         SECTION 10.05 Operation of Indemnities. Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator or the Servicer has made any indemnity payments to the Trust, the Trustee, the Backup Servicer, the Certificateholders or the Class R Certificateholder pursuant to this Article and they thereafter collect any of such amounts from others, they will repay such amounts collected to the Originator or the Servicer, as the case may be, without interest.

         SECTION 10.06 REMIC Tax Matters. If a Class R Certificateholder, pursuant to Section 6.06, pays any taxes or charges imposed upon the Master REMIC, Intermediate REMIC or Subsidiary REMIC, as the case may be, or otherwise, such taxes or charges, except to the extent set forth in the following proviso, shall be expenses and costs of the Trust and the Class R Certificateholder shall be entitled to be reimbursed therefor out of the Certificate Account as provided in Section 8.04; provided, however, that any such taxes or charges shall not be expenses or costs of the Trust, nor will the Class R Certificateholder be entitled to reimbursement therefor out of the Certificate Account, if and to the extent that such taxes or charges resulted from a failure (i) by the Originator, the Trustee or any Servicer to comply with the provisions of Section 2.05, (ii) by any Servicer to comply with the provisions of Section 6.06, or (iii) by the Trustee to execute any tax returns pursuant to Section 11.11.

         SECTION 10.07 Indemnification of Backup Servicer. The Seller and Originator will jointly and severally defend and indemnify the Backup Servicer, its Affiliates, officers, directors, employees or agents against any and all costs, expenses. losses, damages, claims, actions, judgments, suits and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims arising out of actions taken or not taken by the Backup Servicer, its Affiliates, officers, directors, employees or agents under this Agreement, unless such action or inaction constitutes a breach of this Agreement or results from the negligence or willful misconduct of the Backup Servicer. To the extent the Seller and Originator fail to indemnify the Backup Servicer, its Affiliates, officers, directors, employees or agents for any amounts due under this Section 10.06 within 15 Business Days of written demand for such indemnification hereunder, the Backup Servicer, its Affiliates, officers, directors, employees or agents will be entitled to the payment of such amounts under Section 8.04(b)(i), Section 8.04(c)(xii), Section 8.04(d)(i) and
Section 8.04(e)(xiii) of this Agreement.

         SECTION 10.08 Limitation of Liability. In no event shall the Backup Servicer be liable for any consequential, incidental or punitive damages.


                                      10-2

                                   ARTICLE XI

                                   THE TRUSTEE

         SECTION 11.01 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

         (a) Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (b) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

         (d) The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance.


                                      11-1

         None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Originator, the Seller or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 11.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

         (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) The Trustee may consult with counsel and any opinion of any counsel for the Originator, the Seller or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee hereunder in good faith and in accordance with such Opinion of Counsel;

         (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (d) Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or,


                                      11-2
if paid by the Trustee, shall be reimbursed by the Servicer upon demand; provided, that, such obligation not be transferred to the Backup Servicer or other successor Servicer; and

         (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

         SECTION 11.03 Trustee Not Liable for Certificates, Class R Certificate or Loans. The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Certificates or in the Class R Certificate (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement, of the Certificates or of the Class R Certificate (other than its execution thereof) or of any Loan, Loan File or related document. The Trustee shall not be accountable for the use or application by the Servicer, the Originator or the Seller of funds paid to the Originator or the Seller, as applicable in consideration of conveyance of the Loans to the Trust by the Originator and the Seller or deposited in or withdrawn from the Certificate Account by the Servicer.

         SECTION 11.04 Trustee May Own Certificates. The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

         SECTION 11.05 Rights of Certificateholders to Direct Trustee and to Waive Events of Termination. Holders of Certificates representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders. Holders of the Certificates representing, in the aggregate, 51% or more of the Aggregate Certificate Principal Balance may on behalf of all Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.08 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.


                                      11-3

         SECTION 11.06 The Servicer to Pay Trustee's Fees and Expenses. The Servicer agrees:

                  (i) to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The covenants in this Section 11.06 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement. If any entity other than the Originator or a subsidiary or affiliate of the Originator is the Servicer, the Servicer shall be reimbursed for any costs and expenses incurred by it in this Section 11.06 pursuant to Sections 5.08 and 8.04(b), provided that, if for any Payment Date the Originator is not the Servicer, the obligations of the Servicer under this Section 11.06 shall be limited to the funds remaining after distributions under Section 8.04(b)(i) and Section 8.04(d)(i) (without taking into account any amounts to be reimbursed to the Backup Servicer under this Section 11.06) for that Payment Date.

         SECTION 11.07 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided, that, the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times have

                  (i) a long-term deposit rating from S&P of at least BBB or as shall be otherwise acceptable to S&P,


                                      11-4

                  (ii) a long-term deposit rating from Moody's of at least Baa2 or as shall be otherwise acceptable to Moody's.

         In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.08.

         SECTION 11.08 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Originator. Upon receiving such notice of resignation, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer, the Backup Servicer, and the Originator and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 and shall fail to resign after written request therefor by the Originator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Originator may remove the Trustee. If the Originator shall have removed the Trustee under the authority of the immediately preceding sentence, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.09.

         SECTION 11.09 Successor Trustee. Any successor Trustee appointed as provided in Section 11.08 shall execute, acknowledge and deliver to the Servicer, the Backup Servicer, the Originator and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Loans and the Loan Files and any related documents and statements held by it hereunder; and, if the Loans are then held by a Custodian pursuant to a custodial agreement, the predecessor Trustee and the Custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Originator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.


                                      11-5

         No successor Trustee shall accept appointment as provided in this
Section 11.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.07.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 11.09, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to the Rating Agencies and to each Certificateholder and the Class R Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 11.10 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, however, that such Person shall be eligible under the provisions of
Section 11.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Rating Agencies in the event it is a party to any merger, conversion or consolidation.

         SECTION 11.11 Tax Returns. Upon the Servicer's request, the Trustee will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Trust and the Trustee shall execute such returns.

         SECTION 11.12 Obligor Claims. In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Loans based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Loans, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. ss. 433) as amended from time to time:

                  (i) The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any home equity lender, in the arrangement, origination or making of Loans. The Trustee is the holder of the Loans only as trustee on behalf of the Certificateholders and the Class R Certificateholder, and not as a principal or in any individual or personal capacity;

                  (ii) The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders or the Class R Certificateholder for any offset defense amounts applied against Loan payments, pursuant to such legal actions;

                  (iii) The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or


                                      11-6
                           judgments, or judicially approved settlement agreements, resulting from such legal actions;

                  (iv) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders and the Class R Certificateholder;

                  (v) The Trustee will cooperate with and assist Certificateholders and the Class R Certificateholder in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

                  (vi) The Originator hereby agrees to indemnify, hold harmless and defend the Trustee, Certificateholders and the Class R Certificateholder from and against any and all liability, loss, costs and expenses of the Trustee, Certificateholders and the Class R Certificateholder resulting from any affirmative claims for recovery asserted or collected by Obligors under the Loans. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section 11.12(vi) shall not terminate upon a Service Transfer pursuant to Article VII.

         SECTION 11.13 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction having authority over the Trust, the Loans or the Obligors, the Originator and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as the Originator and the Trustee may consider necessary or desirable. If the Originator shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.07 hereunder and no notice to Certificateholders or a Class R Certificateholder of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 11.09.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 11.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding


                                      11-7
of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article XI. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any co-trustee or separate trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 11.14 Trustee and U.S. Bancorp. In the event the Trustee ceases to be a direct, wholly owned subsidiary of U.S. Bancorp, the Trustee shall promptly notify the Rating Agencies.

         SECTION 11.15 Trustee Advances.

         (a) If the Servicer fails to deposit into the Certificate Account Advances as required by Section 8.02, then the Trustee shall, subject to the provisions of paragraph (b) below, from its own funds, deposit into the Certificate Account the amount not so deposited by the Servicer on or before the Business Day preceding the related Payment Date (a "Trustee Advance").

         (b) The Trustee shall not be required to make any Trustee Advance if and to the extent that it determines in good faith that the funds, if advanced, would not be recoverable by it from subsequent amounts available in the Certificate Account in accordance with Section 8.04(b) and (d).

         (c) The Trustee shall be entitled to reimbursement of a Trustee Advance from funds subsequently available therefor in the Certificate Account in accordance with Section 8.04(b) and (d).


                                      11-8

                                  ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.01 Servicer Not to Resign; Delegation of Servicing Duties. The Originator as Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under this Agreement or under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.03.

         Notwithstanding the foregoing, Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of the Originator, for so long as said subsidiary remains, directly or indirectly, a wholly-owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder.

         The Backup Servicer, if it is the Servicer, may delegate some or all of its servicing duties to an Affiliate. Notwithstanding any such delegation, the Backup Servicer shall retain all of the rights and obligations of the Servicer hereunder.

         SECTION 12.02 Conseco Finance Corp. and Seller Not to Engage in Certain Transactions with Respect to the Trust. Neither Conseco Finance Corp. nor the Seller shall:

                  (i) Provide credit to any Certificateholder for the purpose of enabling such Certificateholder to purchase Certificates;

                  (ii) Purchase any Certificates in an agency or trustee capacity; or

                  (iii) Loan any money to the Trust (other than Advances pursuant to Section 8.02).

         SECTION 12.03 Maintenance of Office or Agency. The Trustee will maintain in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates or the Class R Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates, the Class R Certificate and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East 5th Street, Second Floor, St. Paul, Minnesota 55101. The Trustee will give prompt written notice to the Originator, the Seller, the Servicer, the Backup Servicer, the Certificateholders and the Class R Certificateholder of any change in the location of the Certificate Register or any such office or agency.

         SECTION 12.04 Termination.

         (a) The Trust created hereby and the respective obligations and responsibilities of the Originator, the Seller, the Servicer, the Guarantor and the Trustee created hereby (other than the


                                      12-1
responsibility of the Trustee to make any final distributions to Certificateholders and the Class R Certificateholder as set forth below) shall terminate on the earlier of

                  (i) the Payment Date on which the principal balance of all of the Loans is reduced to zero; or

                  (ii) the Payment Date occurring in the month following the sale of the Loans pursuant to Section 8.06;

provided, that, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and provided, further, that the Servicer's and the Originator's representations and warranties and indemnities by the Originator and the Servicer shall survive termination. Any termination of the Trust must be conducted so as to qualify as a "qualified liquidation" of the Subsidiary REMIC, Intermediate REMIC and Master REMIC, as applicable, within the meaning of the REMIC Provisions.

         (b) Any termination of the Trust must be conducted so as to qualify as a "qualified liquidation" of the Subsidiary REMIC, Intermediate REMIC and Master REMIC, as applicable, within the meaning of the REMIC Provisions. The Trustee's acknowledgment of a notice given under Section 8.06(b)(iii) shall constitute a plan of complete liquidation of the Master REMIC, Intermediate REMIC and Subsidiary REMIC within the meaning of Section 860F of the Code.

         (c) The Trustee shall give notice of the Final Payment Date to the Certificateholders, the Rating Agencies, the Backup Servicer and the Certificate Registrar. The Servicer shall direct the Trustee to give such notice ten days prior to the date the Trustee is to mail such notice. The Trustee shall mail the notice no later than the fifth Business Day of the month of the Final Payment Date. The notice shall specify:

                  (i) the Final Payment Date (which shall be a date that would otherwise be a Payment Date);

                  (ii) the Final Payment Date upon which final payment on the Certificates and the Class R Certificate will be made upon presentation and surrender of Certificates (and the Class P Certificate) and the Class R Certificate at the office or agency of the Trustee therein designated;

                  (iii)    the amount of any such final payment; and

                  (iv) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates and the Class R Certificate at the office or agency of the Trustee therein specified.

         (d) Upon presentation and surrender of the Certificates and the Class R Certificate, the Trustee shall cause to be distributed from the Certificate Account, in the following order of


                                      12-2
priority and to the Certificateholders on the Final Payment Date in proportion to their respective Percentage Interests:

                  (i) to the extent the Group I Amount Available is sufficient therefor, and in the order of priority provided for in Section 8.04(b) and (c), an amount equal to

                           (A)      concurrently (1) as to Class AF
                                    Certificates, the Class AF Principal
                                    Balance, together with any Unpaid Class AF
                                    Interest Carry Forward Amount and interest accrued during the related Accrual Period at the Interest Rate for each Class of Class AF Certificates on the related Class Principal Balance, and (2) as to the Class AF-IO Certificates, the Class AF-IO Current Interest Amount, if any, for such Payment Date, together with any Unpaid Class AF-IO Interest Carry Forward Amount,

                           (B) as to the Class MF-1 Certificates, the Class MF-1 Principal Balance, together with any Unpaid Class MF-1 Interest Carry Forward, any Unpaid Class MF-1 Realized Loss Interest Amount, any Unpaid Class MF-1 Realized Loss Amount and interest accrued during the related Accrual Period at the Class MF-1 Interest Rate on the Class MF-1 Principal Balance,

                           (C) as to Class MF-2 Certificates, the Class MF-2 Principal Balance, together with any Unpaid Class MF-2 Interest Carry Forward Amount, any Unpaid Class MF-2 Realized Loss Interest Amount, any Unpaid Class MF-2 Realized Loss Amount and interest accrued during the related Accrual Period at the Class MF-2 Interest Rate on the Class MF-2 Principal Balance,

                           (D) as to Class BF-1 Certificates, the Class BF-1 Principal Balance, together with any Unpaid Class BF-1 Interest Carry Forward Amount any Unpaid Class BF-1 Realized Loss Interest Amount, any Unpaid Class BF-1 Realized Loss Amount and interest accrued during the related Accrual Period at the Class BF-1 Interest Rate on the Class BF-1 Principal Balance,

                           (E) as to Class BF-2 Certificates, the Class BF-2 Principal Balance, together with any Unpaid Class BF-2 Interest Carry Forward Amount, any Unpaid Class BF-2 Realized Loss Interest Amount, any Unpaid Class BF-2 Realized Loss Amount and interest accrued during the related Accrual Period at the Class BF-2 Interest Rate on the Class BF-2 Principal Balance,

                           (F) to the Basis Risk Reserve Fund, Group I Subaccount, the sum of all Unpaid Class AF, Class AF-IO, Class MF-1, Class MF-2, Class BF-1 and Class BF-2 Basis Risk Carryover Shortfalls,


                                      12-3

                  (ii) to the extent the Group II Amount Available is sufficient therefore, and in the order of priority provided for in Section 8.04(d) and (e), an amount equal to

                           (A)      concurrently (1) as to Class AV
                                    Certificates, the Class AV Principal
                                    Balance, together with any Unpaid Class AV
                                    Interest Carry Forward Amount and interest accrued during the related Accrual Period at the Class AV-1 Interest Rate, the Class AV-1 Principal Balance, and (2) as to the Class AV-IO Certificates, the Class AV-IO Current Interest Amount, if any, for such Payment Date, together with any Unpaid Class AV-1 Interest Carry Forward Amount,

                           (B) as to the Class MV-1 Certificates, the Class MV-1 Principal Balance, together with any Unpaid Class MV-1 Interest Carry Forward, any Unpaid Class MV-1 Realized Loss Interest Amount, any Unpaid Class MV-1 Realized Loss Amount and interest accrued during the related Accrual Period at the Class MV-1 Interest Rate on the Class MV-1 Principal Balance,

                           (C) as to Class MV-2 Certificates, the Class MV-2 Principal Balance, together with any Unpaid Class MV-2 Interest Carry Forward Amount, any Unpaid Class MV-2 Realized Loss Interest Amount, any Unpaid Class MV-2 Realized Loss Amount and interest accrued during the related Accrual Period at the Class MV-2 Interest Rate on the Class MV-2 Principal Balance,

                           (D) as to Class BV-1 Certificates, the Class BV-1 Principal Balance, together with any Unpaid Class BV-1 Interest Carry Forward Amount any Unpaid Class BV-1 Realized Loss Interest Amount, any Unpaid Class BV-1 Realized Loss Amount and interest accrued during the related Accrual Period at the Class BV-1 Interest Rate on the Class BV-1 Principal Balance,

                           (E) as to Class BV-2 Certificates, the Class BV-2 Principal Balance, together with any Unpaid Class BV-2 Interest Carry Forward Amount, any Unpaid Class BV-2 Realized Loss Interest Amount, any Unpaid Class BV-2 Realized Loss Amount and interest accrued during the related Accrual Period at the Class BV-2 Interest Rate on the Class BV-2 Principal Balance,

                           (F) to the Basis Risk Reserve Fund, Group II Subaccount, the sum of all Unpaid Class AV, Class AV-IO, Class MV-1, Class MV-2, Class BV-1 and Class BV-2 Basis Risk Carryover Shortfalls,

                  (iii)    Any remaining Amount Available


                                      12-4

                           (A) as to the Class B-3I Certificate, the Class B-3I Formula Distribution Amount, and

                           (B) to the Class P Certificateholder, any Prepayment Charges not previously paid, and

                           (C) as to the Class P Certificate, the Class P Principal Balance,

                  (iv) to the Class R Certificateholder, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i) through (iii) above.

         SECTION 12.05 Acts of Certificateholders and Class R Certificateholder.

         (a) Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates representing, in the aggregate, 51% or more of the Aggregate Certificate Principal Balance.

         (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or the Class R Certificateholder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or the Class R Certificateholder in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Originator if made in the manner provided in this Section.

         (c) The fact and date of the execution by any Certificateholder or Class R Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (d) The ownership of Certificates and the Class R Certificate shall be proved by the Certificate Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or the Class R Certificateholder shall bind every holder of every Certificate or the Class R Certificate, as applicable, issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Originator in reliance thereon, whether or not notation of such action is made upon such Certificates or Class R Certificate.

         (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.


                                      12-5

         SECTION 12.06 Assignment or Delegation by Company. Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Holders of Certificates representing, in the aggregate, 66-2/3% or more of the Aggregate Certificate Principal Balance, and any attempt to do so without such consent shall be void.

         SECTION 12.07 Amendment.

         (a) This Agreement may be amended from time to time by the Originator, the Servicer and the Trustee, with the consent of the Backup Servicer, if the amendment materially affects its rights and obligations herein, but without the consent of any of the Certificateholders or the Class R Certificateholder, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, to make such changes as are necessary to maintain the status of the Trust as a "real estate mortgage investment conduit" under the REMIC Provisions of the Code or to otherwise effectuate the benefits of such status to the Trust, the Certificateholders or the Class R Certificateholder, including, without limitation, to implement any provision permitted by law that would enable a REMIC to avoid the imposition of any tax, or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Servicer, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the Servicer, the Originator and the Trustee, with the consent of the Backup Servicer, if the amendment materially affects its rights and obligations herein, and with the consent of Holders of Certificates representing, in the aggregate, 66-2/3% or more of the Aggregate Certificate Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment shall

                  (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Loans or distributions which are required to be made on any Certificate,

                  (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding,

                  (iii) result in the disqualification of the Master REMIC, Intermediate REMIC or Subsidiary REMIC under the Code,

                  (iv) adversely affect the status of the Master REMIC, Intermediate REMIC or Subsidiary REMIC as a REMIC or the status of the Certificates as "regular interests" in the REMIC, or


                                      12-6

                  (v) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

This Agreement may not be amended without the consent of the Class R Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which would modify in any manner the rights of the Class R Certificateholder.

         (c) This Agreement shall not be amended under this Section without the consent of 100% of the Certificateholders and the Class R Certificateholder if such amendment would result in the disqualification of the Master REMIC, Intermediate REMIC or Subsidiary REMIC under the Code.

         (d) Concurrently with the solicitation of any consent pursuant to this
Section 12.08, the Trustee shall furnish written notification to the Backup Servicer, S&P and Moody's. Promptly after the execution of any amendment or consent pursuant to this Section 12.08, the Trustee shall furnish written notification of the substance of such amendment to S&P and Moody's, each Certificateholder and Class R Certificateholder, and the Backup Servicer.

         (e) It shall not be necessary for the consent of Certificateholders and the Class R Certificateholder under this Section 12.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and the Class R Certificateholder shall be subject to such reasonable requirements as the Trustee may prescribe.

         (f) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         (g) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Originator to the effect that such amendment is authorized or permitted by this Agreement.

         (h) Upon the execution of any amendment or consent pursuant to this
Section 12.08, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder or the Class R Certificateholder hereunder shall be bound thereby.

         (i) In the absence of the consent described in subsection (d) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an unqualified Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment (i) will not adversely affect the status of the Master REMIC, Intermediate REMIC or Subsidiary REMIC as a REMIC or the status of the Certificates as "regular interests" therein, and (ii) will not cause any tax (other than any tax imposed on "net


                                      12-7
income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

         SECTION 12.08 Notices. All communications and notices pursuant hereto to the Seller, the Servicer, the Originator, the Trustee and the Rating Agencies shall be in writing and delivered or mailed to it at the appropriate following address:

         If to the Seller:

                  Conseco Finance Securitizations Corp.
                  300 Landmark Towers
                  345 St. Peter Street
                  St. Paul, Minnesota 55102-1639
                  Attention:  Chief Financial Officer
                  Telecopier Number:  (651) 293-5746

         If to the Servicer:

                  Conseco Finance Corp.
                  1100 Landmark Towers
                  345 St. Peter Street
                  St. Paul, Minnesota 55102-1639
                  Attention:  Chief Financial Officer
                  Telecopier Number:  (651) 293-5746

         If to the Backup Servicer:

                  Wells Fargo Bank Minnesota, National Association 9062 Old Annapolis Road
                  Columbia, MD 21045
                  Attention:  Conseco 2002-C

         If to the Trustee:

                  U.S. Bank National Association
                  Corporate Trust Department
                  180 East Fifth Street
                  Second Floor
                  St. Paul, Minnesota 55101
                  Attention:  Tamara Schultz-Fugh
                  Telecopier Number:  (651) 244-0089


                                      12-8

         If to S&P:

                  Standard & Poor's
                  55 Water Street
                  New York, New York  10041

                  Attention:  Mortgage Surveillance

         If to Moody's:

                  Moody's Investors Service, Inc
                  99 Church Street
                  New York, New York 10007

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

         All communications and notices pursuant hereto to a Certificateholder or the Class R Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

         SECTION 12.09 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 12.10 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 12.11 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.


                                      12-9

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 9th day of July, 2002.

                                      CONSECO FINANCE CORP.


                                      By:
                                          --------------------------------------
                                          Timothy R. Jacobson
                                          Vice President and Assistant Treasurer


                                      CONSECO FINANCE SECURITIZATIONS CORP.


                                      By:
                                          --------------------------------------
                                          Timothy R. Jacobson
                                          Vice President and Assistant Treasurer


                                      U.S. BANK NATIONAL ASSOCIATION,
                                      not in its individual capacity but
                                      solely as Trustee



                                      By:
                                          --------------------------------------
                                          Tamara Schultz-Fugh
                                          Vice President


                                      WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION


                                      By:
                                          --------------------------------------
                                          Peter J. Masterman
                                          Vice President


                                     12-10

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF RAMSEY   )

         The foregoing instrument was acknowledged before me this ___ day of July, 2002, by Timothy R. Jacobson, a Vice President and Assistant Treasurer of Conseco Finance Corp., a Delaware corporation, on behalf of the corporation.


                                       -----------------------------------------
                                       Notary Public

         [SEAL]

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF RAMSEY   )

         The foregoing instrument was acknowledged before me this ___ day of July, 2002, by Timothy R. Jacobson, a Vice President and Assistant Treasurer of Conseco Finance Securitizations Corp., a Minnesota corporation, on behalf of the corporation.


                                       -----------------------------------------
                                       Notary Public

         [SEAL]

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF RAMSEY   )


         The foregoing instrument was acknowledged before me this ___ day of July, 2002, by Tamara Schultz-Fugh, a Vice President of U.S. Bank National Association, a national banking association, on behalf of the national banking association.


                                       -----------------------------------------
                                       Notary Public

         [SEAL]


                                     12-11

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF RAMSEY   )

         The foregoing instrument was acknowledged before me this ___ day of July, 2002, by Peter J. Masterman, a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, on behalf of the national banking association.


                                       -----------------------------------------
                                       Notary Public

         [SEAL]


                                     12-12

                                                                     EXHIBIT A-1

                 FORM OF CLASS [AF][AV]-[1][2][3][4] CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class [AF][AV]-[1][2][3][4]     NO.
(Senior)
                                Pass-Through Rate:  [A Floating Rate equal to
Cut-off Date: as defined        the least of (a) One-Month LIBOR plus the Class
in the Pooling and Servicing    [AF-1][AV-1] Margin, (b) the Adjusted Group [I]
Agreement dated July 1, 2002    [II] Net WAC Cap Rate and (c) 15.00% per annum]
                                [____%, or the Adjusted Group [I][II] Net WAC
First Payment Date:             Cap Rate, if less]
August 15, 2002
                                Denomination:  U.S. $__________
Servicer:
Conseco Finance Corp.           Original Class Principal Balance of
                                Class [AF][AV]-[1][2][3][4] Certificates:
Final Scheduled Payment Date:   $__________________
August 15, 2033 (or if such
day is not a Business Day,
then the next succeeding        CUSIP No. _____________________
Business Day)


                        CERTIFICATE FOR HOME EQUITY LOANS
               SERIES 2002-C, CLASS [AF][AV]-[1][2][3][4] (SENIOR)

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

         This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 2002-C, Class [AF][AV]-[1][2][3][4] issued by Conseco Finance Home Equity Loan Trust 2002-C (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2002, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), U.S. Bank National Association, as Trustee of the Trust (the "Trustee") and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer").


                                     A-1-1

This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in August, 2002, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class [AF][AV]-[1][2][3][4] Certificates with an aggregate Percentage Interest of at least 5% of the Class [AF][AV]-[1][2][3][4] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class [AF][AV]-[1][2][3][4] Distribution Amount for such Payment Date. Distributions of interest and principal on the Class [AF][AV]-[1][2][3][4] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is August 15, 2033 or the next succeeding Business Day if such August 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account [, the Yield Maintenance Reserve Fund] and the Basis Risk Reserve Fund to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co.


                                     A-1-2
or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         This Certificate shall be a "security" for purposes of Article 8,
Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such Article 8 as in effect in the State of Minnesota from time to time.


                                     A-1-3

         IN WITNESS WHEREOF, Conseco Finance Home Equity Loan Trust 2002-C has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  ____________________

                                       CONSECO FINANCE HOME EQUITY
                                       LOAN TRUST 2002-C

                                       By:  U.S. BANK NATIONAL ASSOCIATION



                                       By:
                                           -------------------------------------
                                           Authorized Officer


                                     A-1-4

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Certificate for Home Equity Loans, Series 2002-C, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  _____________________

                                       By:
                                           -------------------------------------
                                           Signature


                                     A-1-5

                                                                     EXHIBIT A-2

                      FORM OF CLASS [AF][AV]-IO CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class [AF][AV]-IO                  NO.
(Senior)
                                   Pass-Through Rate:  7.50% per year (or
Cut-off Date: as defined in        the Group [I][II] Net WAC Cap Rate, if less).
the Pooling and Servicing
Agreement dated July 1, 2002
                                   Original Class Notional Amount of Class
First Payment Date:                [AF][AV]-IO Certificates:  __________
August 15, 2002

                                   CUSIP No. ___________
Servicer:
Conseco Finance Corp.

Final Scheduled Payment Date:
August 15, 2033 (or if such day
is not a Business Day, then
the next succeeding Business Day)

                        CERTIFICATE FOR HOME EQUITY LOANS
                    SERIES 2002-C, CLASS [AF][AV]-IO (SENIOR)

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

         This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 2002-C, Class [AF][AV]-IO issued by Conseco Finance Home Equity Loan Trust 2002-C (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2002, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), U.S. Bank National Association, as Trustee of the Trust (the "Trustee") and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes


                                     A-2-1
bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in August 2002, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class [AF][AV]-IO Certificates with an aggregate Percentage Interest of at least 5% of the Class [AF][AV]-IO Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class [AF][AV]-IO Distribution Amount. Distributions of interest on the Class [AF][AV]-IO Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is August 15, 2033 or the next succeeding Business Day if such August 15 is not a Business Day.

         THIS CERTIFICATE IS AN INTEREST-ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE OR AN INTEREST HEREIN SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE LOANS.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co.


                                     A-2-2
or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         This Certificate shall be a "security" for purposes of Article 8,
Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such Article 8 as in effect in the State of Minnesota from time to time.


                                     A-2-3

         IN WITNESS WHEREOF, Conseco Finance Home Equity Loan Trust 2002-C has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  ____________________

                                       CONSECO FINANCE HOME EQUITY
                                       LOAN TRUST 2002-C

                                       By:  U.S. BANK NATIONAL ASSOCIATION


                                       By:
                                           -------------------------------------
                                           Authorized Officer

                                     A-2-4

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Certificate for Home Equity Loans, Series 2002-C, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  _____________________

                                       By:
                                           -------------------------------------
                                           Signature


                                     A-2-5

                                                                       EXHIBIT B

                    FORM OF CLASS [MF][MV]-[1][2] CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [AF][AV] CERTIFICATES, THE CLASS [AF][AV]-IO CERTIFICATES [AND THE CLASS [MF][MV]-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class [MF][MV]-[1][2]               NO.
(Subordinate)
                                    Pass-Through Rate:  [___% per annum, or the
Cut-off Date: as defined in         Adjusted Group I Net WAC Cap Rate, if less.]
the Pooling and Servicing           [A Floating Rate equal to the least of (a)
Agreement dated July 1, 2002        One-Month LIBOR plus the Class MV-[1][2]
                                    Margin, (b) the Adjusted Group II Net WAC
                                    Cap Rate and (c) 15.00% per annum.]

First Payment Date:                 Denomination:  U.S. $__________
August 15, 2002

                                    Original Class Principal Balance of
                                    Class [MF][MV]-[1][2] Certificates:
                                    $___________________
Servicer:
Conseco Finance Corp.               Final Scheduled Payment Date:  August 15,
                                    2033 (or if such day is not a Business Day, then the next succeeding Business Day)

                                    CUSIP No. _____________________

                        CERTIFICATE FOR HOME EQUITY LOANS
               SERIES 2002-C, CLASS [MF][MV]-[1][2] (SUBORDINATE)

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

         This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 2002-C, Class [MF][MV][1][2] issued by Conseco Finance Home Equity Loan Trust 2002-C (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2002, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), U.S. Bank National Association, as Trustee of the Trust (the "Trustee") and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in August, 2002, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class [MF][MV]-[1][2] Certificates with an aggregate Percentage Interest of at least 5% of the Class [MF][MV]-[1][2] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Interest of the Class [MF][MV]-[1][2] Distribution Amount for such Payment Date. Distributions of interest and principal on the Class [MF][MV]-[1][2] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is August 15, 2033 or the next succeeding Business Day if such August 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account[, the Yield Maintenance Reserve Fund] and the Basis Risk Reserve Fund to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         This Certificate shall be a "security" for purposes of Article 8,
Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such Article 8 as in effect in the State of Minnesota from time to time.

         IN WITNESS WHEREOF, Conseco Finance Home Equity Loan Trust 2002-C has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  ________________________

                                       CONSECO FINANCE HOME EQUITY
                                       LOAN TRUST 2002-C

                                       By:  U.S. BANK NATIONAL ASSOCIATION



                                       By:
                                           -------------------------------------
                                           Authorized Officer

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Certificate for Home Equity Loans, Series 2002-C, and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  __________________________

                                       By:
                                           -------------------------------------
                                           Signature

                                                                       EXHIBIT C

                    FORM OF CLASS [BF][BV]-[1][2] CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [AF][AV] CERTIFICATES, THE CLASS [AF][AV]-IO CERTIFICATES, THE CLASS [MF][MV] CERTIFICATES [AND THE CLASS [BF][BV]-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.] [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THE SECURITIES ACT AND OTHER APPLICABLE LAWS.]

         [THE SECURITIES REPRESENTED BY THIS CERTIFICATE, IF NOT HELD BY A UNITED STATES PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT OF 1933, AS AMENDED), MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OFFERED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.]

Class [BF][BV]-[1][2]              NO.
(Subordinate)
                                   Pass-Through Rate:  [____% per annum, or the
Cut-off Date: as defined in        Adjusted Group I Net WAC Cap Rate, if less.]
the Pooling and Servicing          [A Floating Rate equal to the least of (a)
Agreement dated July 1, 2002       One-Month LIBOR plus the Class BV-1 Margin,
                                   (b) the Adjusted Group II Net WAC Cap Rate
                                   and (c) 15.00% per annum]
First Payment Date:
August 15, 2002
                                   Denomination:  U.S. $__________
Servicer:
Conseco Finance Corp.              Original Class Principal Balance of
                                   Class [BF][BV]-[1][2] Certificates:
                                   $________________

                                   Final Scheduled Payment Date:
                                   August 15, 2033 (or if such day is not a Business Day, then the next succeeding Business Day)

                                   CUSIP No. _____________________

                       CERTIFICATES FOR HOME EQUITY LOANS
               SERIES 2002-C, CLASS [BF][BV]-[1][2] (SUBORDINATE)
                  [[TEMPORARY] [DEFINITIVE] GLOBAL CERTIFICATE]

         [This [temporary] [definitive] global certificate is issued in compliance with Rule 903(b)(3)(ii)(b) of Regulation S under the Securities Act of 1933. This [temporary] global certificate will not be exchangeable for a definitive certificate until] [definitive global certificate has no force or effect until] [insert date 40 days after date of transfer to allow for Rule 903(b)(3)(ii)(b) distribution compliance period]. On that date, this [temporary] [definitive] global certificate will automatically [expire and will be replaced by a definitive certificate.] [replace the temporary global certificate representing the Class BF-2 Certificates.]]

         [BY ACCEPTANCE OF THIS CERTIFICATE, ANY PERSON THAT ACQUIRES THIS CERTIFICATE OR ANY INTEREST HEREIN, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT THE CERTIFICATEHOLDER EITHER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF

COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE, WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT SUCH PERSON IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR
(II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.]

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

         This certifies that [Cede & Co.] [Green Tree Finance Corp. - Two] is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 2002-C, Class [BF][BV]-[1][2], issued by Conseco Finance Home Equity Loan Trust 2002-C (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off
Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2002, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), U.S. Bank National Association as Trustee of the Trust (the "Trustee") and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in August 2002, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class [BF][BV]-[1][2] Certificates with an aggregate Percentage Interest of at least 5% of the Class [BF][BV]-[1][2] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class [BF][BV]-[1][2] Distribution Amount for such Payment Date. Distributions of interest and principal on the Class [BF[BV]-[1][2] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is August 15, 2033 or the next succeeding Business Day if such August 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account[, the Yield Maintenance Reserve Fund] and the Basis Risk Reserve Fund, to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         [No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.]

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new

Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         This Certificate shall be a "security" for purposes of Article 8,
Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such Article 8 as in effect in the State of Minnesota from time to time.

         IN WITNESS WHEREOF, Conseco Finance Home Equity Loan Trust 2002-C has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  _______________________

                                       CONSECO FINANCE HOME EQUITY
                                       LOAN TRUST 2002-C

                                       By:  U.S. BANK NATIONAL ASSOCIATION


                                       By:
                                           -------------------------------------
                                           Authorized Officer

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Certificate for Home Equity Loans, Series 2002-C, and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  _____________________

                                       By:
                                           -------------------------------------
                                           Signature

                                                                       EXHIBIT D

                               FORM OF ASSIGNMENT

         In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of July 1, 2002, among Conseco Finance Securitizations Corp. (the "Seller"), Conseco Finance Corp. (the "Originator"), Wells Fargo Bank Minnesota, National Association, as Backup Servicer and U.S. Bank National Association as Trustee (the "Trustee"), the undersigned does hereby transfer, assign, set over and otherwise convey, without recourse, to Conseco Finance Home Equity Loan Trust 2002-C, created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the home equity loans identified in the List of Loans attached to the Agreement and each Subsequent Transfer Instrument (including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the Cut-off Date, (ii) all rights of the Seller under the Transfer Agreement and any Subsequent Transfer Agreement (as defined in the Transfer Agreement), (iii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the owner of such Loan, (iv) all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Loans, (vii) all documents contained in the related Loan Files, (viii) amounts in the Certificate Account, any Pre-Funding Account, the Basis Risk Reserve Fund, the Yield Maintenance Reserve Fund, and any Capitalized Interest Account (including all proceeds of investments in the Certificate Account) and (ix) all proceeds and products of the foregoing.

         This Assignment is made pursuant to and upon the representations and warranties on the part of the undersigned contained in Article III of the Agreement and no others. All undefined capitalized terms used in this Assignment shall have the meanings given them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____ day of __________, ____.


                                       CONSECO FINANCE SECURITIZATIONS CORP.


                                       By
                                          -------------------------------------
                                          Timothy R. Jacobson
                                          Vice President and Assistant Treasurer

                                                                       EXHIBIT E

                         FORM OF CERTIFICATE OF OFFICER

                             [Conseco Finance Corp.]

                     [Conseco Finance Securitizations Corp.]

         I, _______________________, hereby certify that I am a [title] of [Conseco Finance Corp., a Delaware corporation] [Conseco Finance Securitizations Corp., a Minnesota corporation] (the "Company"), and that as such I am duly authorized to execute and deliver this certificate on behalf of [Conseco Finance Corp.] [Conseco Finance Securitizations Corp.] in connection with the Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among Conseco Finance Corp., Conseco Finance Securitizations Corp., U.S. Bank National Association, as Trustee and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

                  (i) attached hereto as Exhibit I are true and correct copies of the [Restated] [Articles] [Certificate] of Incorporation of [Conseco Finance Corp.] [Conseco Finance Securitizations Corp.], [together with all amendments thereto] as in effect on the date thereof;

                  (ii) attached hereto as Exhibit II are true and correct copies of the Bylaws of [Conseco Finance Corp.] [Conseco Finance Securitizations Corp.], as amended, as in effect on the date hereof;

                  (iii) the representations and warranties of [Conseco Finance Securitizations Corp.] contained in Sections 3.01 and 3.03 of the Agreement are true and correct on and as of the date hereof and, to the best of my knowledge, the representations and warranties of [Conseco Finance Corp.] contained in Sections 3.02, 3.04 and 3.05 of the Agreement are true and correct on and as of the date hereof;

                  (iv) no event with respect to [Conseco Finance Corp.] [Conseco Finance Securitizations Corp.] has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Agreement; and

                  (v) each of the agreements and conditions of [Conseco Finance Corp.] [Conseco Finance Securitizations Corp.] to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _______________________, 2002.


                                       -----------------------------------------
                                       [Name]
                                       [Title]

                                                                       EXHIBIT F

                  FORM OF OPINION OF COUNSEL FOR THE ORIGINATOR

         The opinion of Briggs and Morgan, P.A. shall be to the effect that (capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

         The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Certificates and the Class R Certificate.

         The Pooling and Servicing Agreement has been duly authorized by all requisite corporate action, duly executed and delivered by the Originator, and constitutes the valid and binding obligation of the Originator enforceable in accordance with its terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by the Originator for the consummation of the transactions contemplated by the Pooling and Servicing Agreement, except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by the Underwriters pursuant to the Underwriting Agreement.

         The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

         Neither the transfer of the Loans to the Trustee acting on behalf of the Trust, nor the assignment of the Originator's lien on the related real estate which is the subject of a home equity loan, nor the issuance or sale of the Certificates and the Class R Certificate, nor the execution and delivery of the Pooling and Servicing Agreement, nor the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement, nor the fulfillment of the terms of the Certificates, the Class R Certificate or the Pooling and Servicing Agreement by the Originator will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Restated Certificate of Incorporation or Bylaws of the Originator or of any indenture or other agreement or instrument known to us to which the Originator is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Originator, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

         There are no actions or proceedings pending, nor to the best of our knowledge, are there any investigations pending or overtly threatened against the Originator before any court, administrative agency or other tribunal (A) asserting the invalidity of the Pooling and Servicing Agreement, the Certificates, the Class R Certificate, the hazard or flood insurance policies applicable to any Loans or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the Class R Certificate or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, (C) which is likely materially and adversely to affect the performance by the Originator of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement, the Certificates or the Class R Certificate, or (D) seeking adversely to affect the federal income tax attributes of the Certificates or the Class R Certificate described in the Prospectus and the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences."

         The transfer of the Loans to the Trust in accordance with Section 2.01 of the Pooling and Servicing Agreement would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. ss.
547), as in effect on the date hereof, in the event that the Originator became a debtor under the United States Bankruptcy Code.

         Pursuant to the Pooling and Servicing Agreement the Originator has transferred to the Trustee acting on behalf of the Trust all of the Originator's right, title and interest in the Loans, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Loans, and has delivered the Loan Files to the Trustee or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Loans as collateral and naming the Originator as debtor and the Trust as secured party, and the filing of continuation statements as required by Section 4.01 of the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Loans by the Originator to the Trust. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Originator became a debtor under the United States Bankruptcy Code. However, in the event such assignment were characterized as a pledge securing a loan from the Certificateholders to the Originator, it is our opinion that the Trustee would be deemed to have a valid and perfected security interest in the Loans and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. ss.336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Loan who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Loan, if such purchaser acts without knowledge that such Loan was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Loan Files for the purpose of perfecting the assignment to the Trustee of the Loans. We express no opinion with respect to the enforceability of any individual Loan or the existence of any claims, rights or other matters in favor of any Obligor or the owner of any financed home improvement.

         In reliance upon certain representations and warranties set forth in the Pooling and Servicing Agreement and assuming that the Originator and the Trustee comply with the requirements of the Pooling and Servicing Agreement, including the filing on behalf of the REMIC of a proper election to be taxed as a REMIC, as of the date hereof the REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a REMIC. Further, the Certificates will evidence ownership of the "regular interests" in the Master REMIC and the Class R-I, Class R-II and Class R-III Certificates will evidence ownership of the single Class of "residual interest" in the Subsidiary REMIC, Intermediate REMIC and Master REMIC, respectively. For Minnesota income tax purposes, and subject to the foregoing assumptions, and the provisions of Minnesota law as of the date hereof, the Trust (excluding the Yield Maintenance Reserve Funds, the Basis Risk Reserve Fund and the Pre-Funding Account) will not be subject to tax and the income of the Trust will be taxable to the holders of interests therein, all in accordance with the provisions of the Code concerning REMICs. Moreover, ownership of Certificates will not be a factor in determining whether such owner is subject to Minnesota income taxes. Therefore, if the owner of Certificates is not otherwise subject to Minnesota income or franchise taxes in the State of Minnesota, such owner will not become subject to such Minnesota taxes solely by virtue of owning Certificates.

         The transfer of the Loans and the proceeds thereof by the Originator to the Trustee on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as a fraudulent transfer under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. ss.ss.
513.41 through 513.51), nor, should the Originator become a debtor under the United States Bankruptcy Code, as a fraudulent transfer under Section 548 of the United States Bankruptcy Code (11 U.S.C. ss. 548) as in effect on the date hereof.

                                                                       EXHIBIT G

                        FORM OF TRUSTEE'S ACKNOWLEDGMENT

         U.S. Bank National Association, a national banking association organized under the laws of the United States, acting as trustee (the "Trustee") of Conseco Finance Home Equity Loan Trust 2002-C (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of July 1, 2002 among Conseco Finance Corp., Conseco Finance Securitizations Corp. (the "Seller"), the Trustee and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer") (the "Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) acknowledges, pursuant to Section 2.04 of the Agreement, that the Trustee has received the following: (i) all right, title and interest in the home equity loans identified in the List of Loans attached to the [Agreement] [Subsequent Transfer Instrument of even date herewith] (the Loans"), including, without limitation, all related mortgages and deeds of trust and any and all rights to receive payments on or with respect to the Loans (due after the Cut-off Date),
(ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing Loan for the benefit of the creditor of such Loan,
(iii) all rights the Seller may have against the originating lender with respect to Loans originated by a lender other than the Seller, (iv) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans, (v) all rights under any title insurance policies, if applicable, on any of the properties securing Loans, (vi) all documents contained in the related Loan Files, (vii) amounts in the Certificate Account, Basis Risk Reserve Fund, Yield Maintenance Reserve Fund and any Pre-Funding Account and Capitalized Interest Account (including all proceeds of investments of funds in the Certificate Account, (viii) all rights of the Seller under the Transfer Agreement, and (ix) all proceeds and products of the foregoing; and declares that, directly or through a Custodian, it will hold all Loan Files that have been delivered in trust, upon the trusts set forth in the Agreement for the use and benefit of all Certificateholders.

         [From Trustee or Custodian as applicable.] [The Trustee acknowledges that it has conducted a review of the Loan Files for the Loans identified on the attached list and hereby confirms that except as noted on the document exception listing attached hereto, each Loan File contains (a) an original promissory note (or an executed lost note affidavit, together with a copy of the note), duly endorsed in blank or in the name of the Trustee, (b) an original or a copy of the mortgage or deed of trust or similar evidence of a lien on the related improved real estate, (c) in the case of Loans originated by a lender other than the Originator, an original or a copy of an assignment of the mortgage, deed of trust or security deed by the lender to the Originator, (d) an assignment of the mortgage, deed of trust or similar evidence of a lien, to the Trustee or in blank, and (e) any extension, modification or waiver agreement(s). The Trustee has not otherwise reviewed the Loans and Loan Files for compliance with the terms of the Pooling and Servicing Agreement.]

         IN WITNESS WHEREOF, ____________________________ as Trustee has caused this acknowledgment to be executed by its duly authorized officer and its corporate seal affixed hereto as of this _____, day of ________________, 2002.

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                       By
                                          --------------------------------------
                                          [Name]
                                          [Title]

                                                                       EXHIBIT H

                    FORM OF CERTIFICATE OF SERVICING OFFICER

                              Conseco Finance Corp.

         I, ____________________________, hereby certify that I am a [title] of
Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such I am duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of July 1, 2002 among the Company, Conseco Finance Securitizations Corp., U.S. Bank National Association, as Trustee, and Wells Fargo Bank Minnesota, National Association, as Backup Servicer of the Conseco Finance Home Equity Loan Trust 2002-C (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         1. The Monthly Report for the period from ______________ to ______________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

         2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _______________________, ____.

                                       CONSECO FINANCE CORP.


                                       By:
                                           -------------------------------------
                                           [Name]
                                           [Title]

                                                                       EXHIBIT I

                         FORM OF CLASS B-3I CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS AF CERTIFICATES, THE CLASS AF-IO CERTIFICATES, THE CLASS MF CERTIFICATES, THE CLASS BF CERTIFICATES, THE CLASS AV CERTIFICATES, THE CLASS AV-IO CERTIFICATES, THE CLASS MV CERTIFICATES, AND THE CLASS BV CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO PERSON MAY ACQUIRE THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") UNLESS IT DELIVERS TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE, WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT SUCH PERSON IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR
(II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OR ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN

SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION 9.02 OF SUCH POOLING AND SERVICING AGREEMENT.

Class B-3I                              NO.

(Subordinate)                           Percentage Interest:  _________%

Cut-off Date: as defined in             Final Scheduled Payment Date:
the Pooling and Servicing               August 15, 2033 (or if such day is not
Agreement dated July 1, 2002            a Business Day, then the next succeeding
                                        Business Day)
First Payment Date:
August 15, 2002

Servicer:
Conseco Finance Corp.

                CERTIFICATE FOR HOME EQUITY LOANS, SERIES 2002-C

         Original Aggregate Certificate Principal Balance of the Trust:
                                  $475,000,000

         This certifies that Green Tree Finance Corp. - Two is the registered owner of the Undivided Percentage Interest represented by this Certificate, and entitled to certain distributions out of Conseco Finance Home Equity Loan Trust 2002-C (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2002, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), U.S. Bank National Association, as Trustee of the Trust (the "Trustee") and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer"). This Class B-3I Certificate is described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class B-3I Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in August 2002, so long as the Agreement has not been terminated, by check to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Class B-3I Distribution Amount for such Payment Date. The final scheduled Payment Date of this Class B-3I Certificate is August 15, 2033 or the next succeeding Business Day if such August 15 is not a Business Day.

         THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE LOANS.

         The Class B-3I Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class B-3I Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class B-3I Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Class B-3I Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Class B-3I Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class B-3I Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class B-3I Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class B-3I Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon a new Class B-3I Certificate evidencing the same Class B-3I Certificate will be issued to the designated transferee or transferees.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Class B-3I Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         This Certificate shall be a "security" for purposes of Article 8,
Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such Article 8 as in effect in the State of Minnesota from time to time.

         IN WITNESS WHEREOF, Conseco Finance Home Equity Loan Trust 2002-C has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  _________________________

                                       CONSECO FINANCE HOME EQUITY
                                       LOAN TRUST 2002-C

                                       By:  U.S. BANK NATIONAL ASSOCIATION



                                       By:
                                           -------------------------------------
                                           Authorized Officer

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Certificate for Home Equity Loans, Series 2002-C, and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  ______________________

                                       By:
                                           -------------------------------------
                                           Signature

                                                                     EXHIBIT J-1

                 FORM OF CERTIFICATE REGARDING REPURCHASED LOANS

                              CONSECO FINANCE CORP.

         I, ____________________________, hereby certify that I am a [title] of
Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such I am duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Sections 3.06 and 8.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of July 1, 2002 among the Company, Conseco Finance Securitizations Corp., U.S. Bank National Association, as Trustee of Conseco Finance Home Equity Loan Trust 2002-C and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         1. The Loans on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Section 3.06 of the Agreement.

         2. Upon deposit of the Repurchase Price for such Loans, such Loans may, pursuant to Section 8.05 of the Agreement, be assigned by the Trustee to the Company.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _____________________, ____.

                                       CONSECO FINANCE CORP.



                                       By:
                                           -------------------------------------
                                           [Name]
                                           [Title]


                                     J-1-1

                                                                     EXHIBIT J-2

             FORM OF CERTIFICATE REGARDING ELIGIBLE SUBSTITUTE LOANS

                              Conseco Finance Corp.

         I, ____________________________, hereby certify that I am a [title] of
Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such I am duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Sections 3.06(b) and 8.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of July 1, 2002 among the Company, Conseco Finance Securitizations Corp., U.S. Bank National Association, as Trustee of Conseco Finance Home Equity Loan Trust 2002-C and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         1. The Loan and Loan File for each such Eligible Substitute Loan have been delivered to [the Trustee] [the Custodian].

         2. The Loans on the attached schedule are to be substituted on the date hereof pursuant to Section 3.06(b) of the Agreement and each such Loan is an Eligible Substitute Loan [description, as to each Loan, as to how it satisfies the definition of "Eligible Substitute Loan"].

         3. The UCC-1 financing statements in respect of the Loans to be substituted, in the form required by Section 3.05(b)(iii) of the Agreement, have been filed with the appropriate offices.

         4. The requirements of Section 3.06(b) of the Agreement have been met with respect to each such Eligible Substitute Loan.

         [5. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Loan exceeds the Scheduled Principal Balance of each Loan being substituted therefor.]

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of ______________________, ____.

                                       CONSECO FINANCE CORP.

                                       By:
                                           -------------------------------------
                                           [Name]
                                           [Title]


                                     J-2-1

                                                                     EXHIBIT J-3

          FORM OF CERTIFICATE REGARDING SUBSTITUTION FOR PREPAID LOANS

                              Conseco Finance Corp.

         I, ____________________________, hereby certify that I am a [title] of
Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such I am duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 2.06 of the Pooling and Servicing Agreement (the "Agreement") dated as of July 1, 2002 among the Company, Conseco Finance Securitizations Corp., U.S. Bank National Association, as Trustee of Conseco Finance Home Equity Loan Trust 2002-C and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         1. The Loan and Loan File for each such Eligible Substitute Loan have been delivered to [the Trustee] [the Custodian].

         2. The Loans on the attached schedule are to be substituted on the date hereof pursuant to Section 2.06 of the Agreement and each such Loan is an Eligible Substitute Loan [description, as to each Loan, as to how it satisfies the definition of "Eligible Substitute Loan"].

         3. The UCC-1 financing statements in respect of the Loans to be substituted, in the form required by Section 2.06(iii) of the Agreement, have been filed with the appropriate offices.

         4. The requirements of Section 2.06 of the Agreement have been met with respect to each such Eligible Substitute Loan.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of ______________________, ____.

                                       CONSECO FINANCE CORP.


                                       By:
                                           -------------------------------------
                                           [Name]
                                           [Title]


                                     J-3-1

                                                                     EXHIBIT J-4

                    SERVICER REQUEST FOR RELEASE OF LOAN FILE

To:      U.S. Bank National Association
         180 East Fifth Street
         St. Paul, MN 55164

         Re: Pooling and Servicing Agreement dated as of July 1, 2002, among Conseco Finance Securitizations Corp., as Seller, Conseco Finance Corp., as Originator and Servicer, U.S. Bank National Association, as Trustee, and Wells Fargo Bank Minnesota, National Association, as Backup Servicer relating to Conseco Finance Securitizations Corp., Certificates for Home Equity Loans, Series 2002-C

         The undersigned certifies that [s]he is authorized to sign this Servicer Request for Release of Loan File on behalf of [Conseco Finance Corp.], as Servicer, under the Pooling and Servicing Agreement dated as of July 1, 2002 among Conseco Finance Corp., Conseco Finance Securitizations Corp., the Trustee and Wells Fargo Bank Minnesota, National Association, as Backup Servicer. In connection with the administration of the Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Loan File for the Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check only):
-------------------------------

_________   1.  Mortgage Paid in Full
_________   2.  Foreclosure
_________   3.  Substitution
_________   4.  Other Liquidation
_________   5.  Nonliquidation      Reason:
                                            ------------------------------------
                                    Servicer:
                                              ----------------------------------
                                    By:
                                        ----------------------------------------
                                                 (Authorized signer)

                                    Address:
                                             -----------------------------------

                                             -----------------------------------
                                    Date:
                                          --------------------------------------


                                     J-4-1

                                                                       EXHIBIT K

                          FORM OF REPRESENTATION LETTER

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101

Conseco Finance Securitizations Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

         Re: Certificates for Home Equity Loans, Series 2002-C, Class [BF-2/BV-2/B-3I/R]

         The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made only by institutions which:

         A. are "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), or

         B. are not "U.S. persons" as defined in Regulation S promulgated under the 1933 Act, or

         C. are "qualified institutional buyers" as defined in Rule 144A promulgated under the 1933 Act.

The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

Representations and Warranties
------------------------------

         The Purchaser makes the following representations and warranties in order to permit the Trustee, Conseco Finance Securitizations Corp., and ____________________________ to determine its suitability as a purchaser of Certificates and to determine that the exemption from registration relied upon by Conseco Finance Securitizations Corp. under the 1933 Act is available to it.

         1.       The Purchaser (check all that apply):

                  [_] is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act.

                  [_] is not a "U.S. person" as defined in Regulation S promulgated under the 1933 Act.

                  [_] is a "qualified institutional buyer" as defined in Rule 144A promulgated under the 1933 Act.

         2. The Purchaser understands that the Certificates have not been and will not be registered under the 1933 Act and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, that Conseco Finance Securitizations Corp. is not required to register the Certificates and that any transfer must comply with Section 9.02 of the Pooling and Servicing Agreement relating to the Certificates.

         3. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

         4. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificates and is able to bear the economic risk of such investment. The Purchaser has reviewed the Prospectus Supplement dated July 2, 2002, to the Prospectus dated July 2, 2002 [and any additional offering circulars, private placement memoranda or supplements] with respect to the Certificates, and has been given such information concerning the Certificates, the underlying home equity loans and Conseco Finance Securitizations Corp. as it has requested.

         5. The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

         6. The Purchaser either (check one box):

                  [_] is not, and is not acting on behalf of or with assets of, an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or

                  [_] has provided the Trustee and Servicer with the opinion of counsel described in Section 9.02(b)(2) of the Pooling and Servicing Agreement, or

                  [_] acknowledges that it is deemed to make the representation set forth in Section 9.02(b)(2) of the Pooling and Servicing Agreement.

         7. The Purchaser understands that such Certificate will bear a legend substantially as set forth in the form of Certificate included in the Pooling and Servicing Agreement.

         8. The Purchaser, as holder of the Certificates, acknowledges (i) it may incur tax liabilities in excess of any cash flows generated by the interest and (ii) it intends to pay the taxes associated with holding the Certificates as they become due.

         9. The Purchaser agrees that it will obtain from any purchaser of the Certificates from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 8 and in this paragraph 9. The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

         Executed at ______________________________________________________,
_____________________________, this ______ day of _________________, ____.



                                       -----------------------------------------
                                       Purchaser's Name (Print)

                                       By:
                                           -------------------------------------
                                            Signature
                                            Its:
                                                 -------------------------------

                                       Address of Purchaser
                                                            --------------------

                                          --------------------------------------

                                          --------------------------------------

                                       Purchaser's Taxpayer
                                       Identification Number
                                                             -------------------

                                                                     EXHIBIT L-1

                  LIST OF INITIAL AND ADDITIONAL GROUP I LOANS

                                [To Be Supplied]



                                     L-1-1

                                                                     EXHIBIT L-2

                  LIST OF INITIAL AND ADDITIONAL GROUP II LOANS

                                [To Be Supplied]

                                                                       EXHIBIT M

                             FORM OF MONTHLY REPORT

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)
HOME EQUITY CONTRACT PASS-THROUGH CERTIFICATES
SERIES 2002-C                                       Group I
TRUST ACCOUNT:                                     3341790-0
MONTHLY REMITTANCE REPORT:
REMITTANCE DATE:

Group I (Fixed) Available Funds                                                       Principal     Interest       Total
-------------------------------                                                       ---------     --------       -----
Scheduled Monthly Payments Collected                                                       0.00         0.00        0.00
Principal Prepayments                                                                      0.00         0.00        0.00
Proceeds on Liquidated Loans                                                               0.00         0.00        0.00
Servicer Reimbursement of Pre-Liquidation Expenses                                         0.00         0.00        0.00
Servicer Reimbursement of Post-Liquidation Expenses                                        0.00         0.00        0.00
Servicer Advance for Delinquent Payments                                                   0.00         0.00        0.00
Recovery of Prior Month's Servicer Advance                                                 0.00         0.00        0.00
10-Day Roll Forward of Principal Collections (N/A)                                         0.00         0.00        0.00
Recovery of Prior Month's 10-Day Roll Forward (N/A)                                        0.00         0.00        0.00
Certificate Account Earnings                                                               0.00         0.00        0.00
Class M & B-1 Interest Deficiencies for current Remittance                                 0.00         0.00        0.00
Class M & B-1 Interest Deficiencies from prior Remittance                                  0.00         0.00        0.00
Amount Withdrawn from Reserve Funds                                                        0.00         0.00        0.00
Other Adjustments to Available Funds                                                       0.00         0.00        0.00
                                                                                    ------------ ------------ -----------
Total Available Funds                                                                      0.00         0.00        0.00
                                                                                    ============ ============ ===========

Group I Fees Payable
--------------------
Monthly Servicing Fee                     (0.5% of Pool Scheduled Principal Balance)                                0.00
Back-up Servicing Fee                     (.03% of Pool Scheduled Principal Balance)                                0.00
Trustee Fee                                                                                                         0.00
Insurance Premium (N/A)                                                                                             0.00
Cap Provider Fee (N/A)                                                                                              0.00
                                                                                                              -----------
Total Fees                                                                                                          0.00
                                                                                                              ===========

Group I Amount Available for Principal and Interest Distribution (see page 2)                                       0.00
                                                                                                              ===========

Group I Formula Principal Distribution
--------------------------------------
Scheduled Principal Payments                                                                                        0.00
Principal Prepayments (Payoffs and Curtailments)                                                                    0.00
Liquidated Loans                                                                                                    0.00
Repurchased / Substituted Contracts                                                                                 0.00
10-Day Principal Roll Forward (N/A)                                                                                 0.00
Prior Month's 10-Day Roll Forward (N/A)                                                                             0.00
                                                                                                              -----------
Total Formula Principal Distribution                                                                                0.00
                                                                                                              ===========

Unpaid Principal Shortfall as of Prior Month                                                                        0.00
Current Month Class M and B Liquidation Loss Distribution                                                           0.00
Group I Extra Principal Distribution                                                                                0.00
                                                                                                              -----------
Total Additional Principal Distribution and Other Principal Distribution                                            0.00
                                                                                                              ===========

Pool Scheduled Principal Balance                                                                                    0.00
10-Day Adjusted Pool Principal Balance (N/A)                                                                        0.00
Certificate Principal Balance (excluding IO Notional Principal Amount)                                              0.00
Overcollateralization Amount             (Target:)            8,250,000.00                                          0.00
Total Outstanding Loan Count                                                                                           0
                                                                                                                 Ending
Group I Reserve Funds / Cash Deposits                             Previous Balance     Deposits   Withdrawals    Balance
-------------------------------------                             ----------------     --------   -----------    -------
Prefunded Account                                                             0.00         0.00          0.00       0.00
Undelivered Account                                                           0.00         0.00          0.00       0.00
Stage-Funded Reserve Fund (N/A)                                               0.00         0.00          0.00       0.00
Basis Risk Reserve Fund                                                       0.00         0.00          0.00       0.00
Yield Maintenance Reserve Fund                                                0.00         0.00          0.00       0.00
Non-Recoverable Pre-Liquidation Expenses                                 Incurred:         0.00  Outstanding:       0.00
Non-Recoverable Post-Liquidation Expenses                                Incurred:         0.00  Outstanding:       0.00

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)
HOME EQUITY CONTRACT PASS-THROUGH CERTIFICATES
SERIES 2002-C                                      Group II
TRUST ACCOUNT:                                     3341790-0
MONTHLY REMITTANCE REPORT:
REMITTANCE DATE:

Group II (ARM) Available Funds                                                      Principal      Interest          Total
------------------------------                                                      ---------      --------          -----
Scheduled Monthly Payments Collected                                                     0.00          0.00           0.00
Principal Prepayments                                                                    0.00          0.00           0.00
Proceeds on Liquidated Loans                                                             0.00          0.00           0.00
Servicer Reimbursement of Pre-Liquidation Expenses                                       0.00          0.00           0.00
Servicer Reimbursement of Post-Liquidation Expenses                                      0.00          0.00           0.00
Servicer Advance for Delinquent Payments                                                 0.00          0.00           0.00
Recovery of Prior Month's Servicer Advance                                               0.00          0.00           0.00
10-Day Roll Forward of Principal Collections (N/A)                                       0.00          0.00           0.00
Recovery of Prior Month's 10-Day Roll Forward (N/A)                                      0.00          0.00           0.00
Certificate Account Earnings                                                             0.00          0.00           0.00
Class M & B-1 Interest Deficiencies for current Remittance                               0.00          0.00           0.00
Class M & B-1 Interest Deficiencies from prior Remittance                                0.00          0.00           0.00
Amount Withdrawn from Reserve Funds                                                      0.00          0.00           0.00
Other Adjustments to Available Funds                                                     0.00          0.00           0.00
                                                                                   ----------- ------------- --------------
Total Available Funds                                                                    0.00          0.00           0.00
                                                                                   =========== ============= ==============

Group II Fees Payable
---------------------
Monthly Servicing Fee                 (0.5% of Pool Scheduled Principal Balance)                                      0.00
Back-up Servicing Fee                 (.03% of Pool Scheduled Principal Balance)                                      0.00
Trustee Fee                                                                                                           0.00
Insurance Premium (N/A)                                                                                               0.00
Cap Provider Fee (N/A)                                                                                                0.00
                                                                                                             --------------
Total Fees                                                                                                            0.00
                                                                                                             ==============

Group II Amount Available for Principal and Interest Distribution (see page 4)                                        0.00
                                                                                                             ==============

Group II Formula Principal Distribution
---------------------------------------
Scheduled Principal Payments                                                                                          0.00
Principal Prepayments (Payoffs and Curtailments)                                                                      0.00
Liquidated Loans                                                                                                      0.00
Repurchased / Substituted Contracts                                                                                   0.00
10-Day Principal Roll Forward (N/A)                                                                                   0.00
Prior Month's 10-Day Roll Forward  (N/A)                                                                              0.00
                                                                                                             --------------
Total Formula Principal Distribution                                                                                  0.00
                                                                                                             ==============

Unpaid Principal Shortfall as of Prior Month                                                                          0.00
Current Month Class M and B Liquidation Loss Distribution                                                             0.00
Group II Extra Principal Distribution                                                                                 0.00
                                                                                                             --------------
Total Additional Principal Distribution and Other Principal Distribution                                              0.00
                                                                                                             ==============

Pool Scheduled Principal Balance                                                                                      0.00
10-Day Adjusted Pool Principal Balance (N/A)                                                                          0.00
Certificate Principal Balance (excluding IO Notional Principal Amount)                                                0.00
Overcollateralization Amount          (Target:)              4,500,000.00                                             0.00
Total Outstanding Loan Count                                                                                             0

                                                                                                                   Ending
Group II Reserve Funds / Cash Deposits                           Previous Balance    Deposits   Withdrawals        Balance
--------------------------------------                           ----------------    --------   -----------        -------
Prefunded Account                                                            0.00        0.00          0.00           0.00
Undelivered Account                                                          0.00        0.00          0.00           0.00
Stage-Funded Reserve Fund (N/A)                                              0.00        0.00          0.00           0.00
Basis Risk Reserve Fund                                                      0.00        0.00          0.00           0.00
Yield Maintenance Reserve Fund                                               0.00        0.00          0.00           0.00

Non-Recoverable Pre-Liquidation Expenses                                Incurred:        0.00  Outstanding:           0.00
Non-Recoverable Post-Liquidation Expenses                               Incurred:        0.00  Outstanding:           0.00

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)
HOME EQUITY CONTRACT PASS-THROUGH CERTIFICATES
SERIES 2002-C                                        Group I
TRUST ACCOUNT:                                      3341790-0
MONTHLY REMITTANCE REPORT:
REMITTANCE DATE:



Principal Allocation Percentage
-------------------------------
                                   Following
                 Current Date        Date
--------------- ---------------- --------------
Class A            100.00000000   100.00000000
Class M              0.00000000     0.00000000
Class B              0.00000000     0.00000000
--------------- ---------------- --------------
Total              100.00000000   100.00000000
--------------- ---------------- --------------

                                                     Unpaid
Group I Distributions                   Current      Interest
---------------------      Coupon       Interest    Shortfall      Interest      Principal     Principal         Ending
  Class       CUSIP         Rate        Payment      Payment       Per $1000      Payment      Per $1000         Balance
---------- ------------ -------------- ----------- ------------- -------------- ------------ --------------- ----------------
AF1        20846QKB3      2.040000%          0.00          0.00     0.00000000         0.00      0.00000000   107,938,000.00
AF2        20846QKC1      3.827000%          0.00          0.00     0.00000000         0.00      0.00000000    15,125,000.00
AF3        20846QKD9      4.580000%          0.00          0.00     0.00000000         0.00      0.00000000    52,937,000.00
AF4        20846QKE7      5.972000%          0.00          0.00     0.00000000         0.00      0.00000000    41,250,000.00
AFIO       20846QKF4      7.500000%          0.00          0.00     0.00000000         0.00      0.00000000   123,750,000.00
MF1        20846QKG2      6.158000%          0.00          0.00     0.00000000         0.00      0.00000000    19,938,000.00
MF2        20846QKH0      6.981000%          0.00          0.00     0.00000000         0.00      0.00000000    17,187,000.00
BF1        20846QKJ6      8.000000%          0.00          0.00     0.00000000         0.00      0.00000000    13,063,000.00
BF2        xxxxxxxxx      8.000000%          0.00          0.00     0.00000000         0.00      0.00000000     7,562,000.00
B3I        xxxxxxxxx         N/A             0.00          0.00       N/A              0.00       N/A              N/A
P          xxxxxxxxx         N/A             0.00          0.00       N/A              0.00       N/A                  60.00
R          xxxxxxxxx         N/A             0.00          0.00       N/A              0.00       N/A              N/A
---------- ------------ -------------- ----------- ------------- -------------- ------------ --------------- ----------------

Totals                                       0.00          0.00                        0.00                   275,000,060.00
========== ============ ============== =========== ============= ============== ============ =============== ================

(Table continues)

                                           Unpaid        Unpaid
              Pool         Original       Interest      Principal
  Class      Factor         Balance     Carry Forward   Shortfall
---------- ------------- -------------- -------------- ------------
AF1          1.00000000  107,938,000.00         0.00         0.00
AF2          1.00000000   15,125,000.00         0.00         0.00
AF3          1.00000000   52,937,000.00         0.00         0.00
AF4          1.00000000   41,250,000.00         0.00         0.00
AFIO         1.00000000  123,750,000.00         0.00         0.00
MF1          1.00000000   19,938,000.00         0.00         0.00
MF2          1.00000000   17,187,000.00         0.00         0.00
BF1          1.00000000   13,063,000.00         0.00         0.00
BF2          1.00000000    7,562,000.00         0.00         0.00
B3I            N/A             N/A              0.00         0.00
P              N/A                60.00         0.00         0.00
R              N/A             N/A              0.00         0.00
------------------------ -------------- ------------- ------------

Totals       1.00000000  275,000,060.00         0.00         0.00
========== ============= ============== ============= ============

Group I Delinquency / Default Summary
-------------------------------------
                                                                                                Loans in     180 Day Default
Delinquencies              30-59 Days  60-89 Days   90-179 Days          Total   Extensions    Bankruptcy       Inventory
--------------------- ---------------- ----------- ------------- -------------- ------------ --------------- ----------------
Number of Loans                     0           0             0              0            0               0                0
Principal Balance                0.00        0.00          0.00           0.00         0.00            0.00             0.00
Percent of Total (#)      #DIV/0!       #DIV/0!      #DIV/0!        #DIV/0!       #DIV/0!       #DIV/0!          #DIV/0!
Percent of Total ($)      #DIV/0!       #DIV/0!      #DIV/0!        #DIV/0!       #DIV/0!       #DIV/0!          #DIV/0!
--------------------- ---------------- ----------- ------------- -------------- ------------ --------------- ----------------

(Table continues)

                                        Foreclosure        REO       Liquidations/  Liquidation
Delinquencies                           Inventory      Inventory     Charge-Offs     Losses
---------------------                 -------------- -------------- -------------- ------------
Number of Loans                                   0              0              0            0
Principal Balance                              0.00           0.00           0.00         0.00
Percent of Total (#)                     #DIV/0!        #DIV/0!        #DIV/0!       #DIV/0!
Percent of Total ($)                     #DIV/0!        #DIV/0!        #DIV/0!       #DIV/0!
---------------------                 -------------- -------------- -------------- ------------

                                      -------------- -------------- -------------- ------------
                     Cumulative (#):              0              0              0            0
                     Cumulative ($):           0.00           0.00           0.00         0.00
                                      -------------- -------------- -------------- ------------

                             Step Down Date:  08/15/05
Group I Distribution Tests                     Target       Actual    Servicer Termination Tests               Target    Actual
-------------------------------------------- ------------- ----------- ------------------------------------- --------- ---------
3 Month Average 60 Day Delinquency Ratio        0.00%        0.00%     3 Month Average 60 Day Delinquency        0.00%     0.00%
                                                -----                  Ratio                                     -----
(Shall not exceed 32% of the Sr.                                       (Shall not exceed 42.25% of the Sr.
Enhancement %)                                                         Enhancement %)


Cumulative Realized Loss Ratio                  0.00%        0.00%     Cumulative Realized Loss Ratio            0.00%     0.00%
                                                -----                                                            -----
(target not to exceed xxx)                                             (target not to exceed 4.0%)
------ -------------- ------------ --------- ------------- ----------- ---------------- -------------------- --------- ---------

-------------- ------------

Sr. Enhance %      xx.xxx%
-------------- ------------
WAC                xx.xxx%
Net WAC Cap        xx.xxx%
Adj Net Wac
Cap                xx.xxx%
-------------- ------------
WAM                 xxx.xx
-------------- ------------

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)
HOME EQUITY CONTRACT PASS-THROUGH CERTIFICATES
SERIES 2002-C                                      Group II
TRUST ACCOUNT:                                    3341790-0
MONTHLY REMITTANCE REPORT:
REMITTANCE DATE:



Principal Allocation Percentage
-------------------------------
                Current Date    Following Date
-------------- --------------- ------------------
Class A          100.00000000       100.00000000
Class M            0.00000000         0.00000000
Class B            0.00000000         0.00000000
-------------- --------------- ------------------
Total            100.00000000       100.00000000
-------------- --------------- ------------------


Group lI Distributions
----------------------
                                                   Unpaid
                                      Current     Interests
                            Coupon    Interest    Shortfall      Interest     Principal      Principal       Ending
   Class        CUSIP        Rate     Payment      Payment      Per $1000      Payment       Per $1000       Balance
------------ ------------- --------- ----------- ------------- ------------- ------------- -------------- ---------------
AV1          20846QKK3     2.290000%       0.00          0.00    0.00000000          0.00     0.00000000  158,500,000.00
AVIO         20846QKL1     7.500000%       0.00          0.00    0.00000000          0.00     0.00000000   89,600,000.00
MV1          20846QKM9     3.340000%       0.00          0.00    0.00000000          0.00     0.00000000   14,500,000.00
MV2          20846QKN7     3.990000%       0.00          0.00    0.00000000          0.00     0.00000000   12,000,000.00
BV1          20846QKP2     4.840000%       0.00          0.00    0.00000000          0.00     0.00000000    9,000,000.00
BV2          xxxxxxxxx     4.840000%       0.00          0.00    0.00000000          0.00     0.00000000    6,000,000.00
B3I          xxxxxxxxx       N/A           0.00          0.00      N/A               0.00       N/A            N/A
P            xxxxxxxxx       N/A           0.00          0.00      N/A               0.00       N/A                40.00
R            xxxxxxxxx       N/A           0.00          0.00      N/A               0.00       N/A            N/A
------------ ------------- --------- ----------- ------------- ------------- ------------- -------------- ---------------

Totals                                     0.00          0.00                        0.00                 200,000,040.00
============ ============= ========= =========== ============= ============= ============= ============== ===============

(Table Continues)

                                                  Unpaid
                                                 Interest        Unpaid
                  Pool           Original         Carry        Principal
   Class         Factor            Balance       Forward       Shortfall
----------- ------------------ --------------- ------------- ---------------
AV1                1.00000000  158,500,000.00          0.00            0.00
AVIO               1.00000000   89,600,000.00          0.00            0.00
MV1                1.00000000   14,500,000.00          0.00            0.00
MV2                1.00000000   12,000,000.00          0.00            0.00
BV1                1.00000000    9,000,000.00          0.00            0.00
BV2                1.00000000    6,000,000.00          0.00            0.00
B3I                N/A              N/A                0.00            0.00
P                  N/A                  40.00          0.00            0.00
R                  N/A              N/A                0.00            0.00
----------- ------------------ --------------- ------------- ---------------

Totals             1.00000000  200,000,040.00          0.00            0.00
=========== ================== =============== ============= ===============







Group lI Delinquency / Default Summary
--------------------------------------

                                                                                                             180 Day
                                                                                             Loans in        Default
Delinquencies            31-60 Days  61-90 Days   91-179 Days         Total    Extensions   Bankruptcy      Inventory
---------------------- ------------- ----------- ------------- ------------- ------------- -------------- ---------------
Number of Loans                   0           0             0             0             0              0               0
Principal Balance              0.00        0.00          0.00          0.00          0.00           0.00            0.00
Percent of Total (#)     #DIV/0!      #DIV/0!      #DIV/0!       #DIV/0!       #DIV/0!        #DIV/0!        #DIV/0!
Percent of Total ($)     #DIV/0!      #DIV/0!      #DIV/0!       #DIV/0!       #DIV/0!        #DIV/0!        #DIV/0!
---------------------- ------------- ----------- ------------- ------------- ------------- -------------- ---------------

(Table Continues)

                         Foreclosure          REO        Liquidations/  Liquidation
Delinquencies             Inventory        Inventory     Charge-Offs       Losses
---------------------------------------- --------------- ------------- ---------------
Number of Loans                       0               0             0               0
Principal Balance                  0.00            0.00          0.00            0.00
Percent of Total (#)       #DIV/0!          #DIV/0!        #DIV/0!        #DIV/0!
Percent of Total ($)       #DIV/0!          #DIV/0!        #DIV/0!        #DIV/0!
---------------------------------------- --------------- ------------- ---------------

                      ------------------ --------------- ------------- ---------------
Cumulative (#):                        0               0             0               0

Cumulative ($):                     0.00            0.00          0.00            0.00
                      ------------------ --------------- ------------- ---------------


                                     Step Down Date:   08/15/05
Group lI Distribution Tests                             Target  Actual Servicer Termination Tests             Target    Actual
----------------------------------------------------- --------- ------ ------------------------------------ -------- --------------
3 Month Average 60 Day Delinquency Ratio                 0.00%  0.00%  3 Month Average 60 Day Delinquency      0.00%     0.00%
                                                         -----         Ratio                                   -----
(Shall not exceed 35% of the Sr.                                       (Shall not exceed 42.25% of the Sr.
Enhancement %)                                                         Enhancement %)


Cumulative Realized Loss Ratio                           0.00%  0.00%  Cumulative Realized Loss Ratio          0.00%     0.00%
                                                         -----                                                 -----
(target not to exceed xxx)                                             (target not to exceed 3.25%)
----- ---------------- --------------- -------------- --------- ------ ------------------- ---------------- -------- --------------



------------------ --------

Sr. Enhance %      xx.xxx%
------------------ --------
WAC                xx.xxx%
Net WAC Cap        xx.xxx%
Adj Net WAC Cap    xx.xxx%
------------------ --------
WAM                 xxx.xx
------------------ --------

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)
HOME EQUITY CONTRACT PASS-THROUGH CERTIFICATES
SERIES 2002-C                                 Group I
TRUST ACCOUNT:                               3341790-0
MONTHLY REMITTANCE REPORT:
REMITTANCE DATE:

Group I Additional Interest Distributions
-----------------------------------------

Basis Risk Carryover Distributions
----------------------------------

                                                         Coupon Rate                                                   Unpaid Basis
                                       Adjusted Net      in Excess of      Basis Risk      Basis Risk    Interest          Risk
                         Coupon            WAC           Adjusted Net       Carryover       Interest      Payment        Carryover
  Class     CUSIP         Rate           Cap Rate          WAC Cap          Shortfall       Payment      Per $1000       Shortfall
--------  ---------     ---------      ------------      ------------      ----------      ----------    ----------    ------------
AF1       20846QKB3     2.040000%       xx.xxxxxxxx%       0.000000%           0.00           0.00       0.00000000         0.00
AF2       20846QKC1     3.827000%       xx.xxxxxxxx%       0.000000%           0.00           0.00       0.00000000         0.00
AF3       20846QKD9     4.580000%       xx.xxxxxxxx%       0.000000%           0.00           0.00       0.00000000         0.00
AF4       20846QKE7     5.972000%       xx.xxxxxxxx%       0.000000%           0.00           0.00       0.00000000         0.00
MF1       20846QKG2     6.158000%       xx.xxxxxxxx%       0.000000%           0.00           0.00       0.00000000         0.00
MF2       20846QKH0     6.981000%       xx.xxxxxxxx%       0.000000%           0.00           0.00       0.00000000         0.00
BF1       20846QKJ6     8.000000%       xx.xxxxxxxx%       0.000000%           0.00           0.00       0.00000000         0.00
BF2       xxxxxxxxx     8.000000%       xx.xxxxxxxx%       0.000000%           0.00           0.00       0.00000000         0.00
--------  ---------     ---------      ------------      ------------      ----------      ----------    ----------    ------------
Totals:                                                                        0.00           0.00                          0.00
========  =========     =========      ============      ============      ==========      ==========    ==========    ============

Liquidation Loss Interest Distributions
---------------------------------------

                                                                           Liquidation     Liquidation    Interest        Unpaid
                         Coupon         Principal         Liquidation     Loss Interest   Loss Interest    Payment      Liquidation
 Class      CUSIP         Rate           Balance          Loss Amount        Amount          Payment      Per $1000    Loss Interest
--------  ---------     ---------     --------------      ------------      ----------      ----------   ----------    ------------
AF1       20846QKB3     2.040000%     107,938,000.00            0.00           0.00           0.00       0.00000000         0.00
AF2       20846QKC1     3.827000%      15,125,000.00            0.00           0.00           0.00       0.00000000         0.00
AF3       20846QKD9     4.580000%      52,937,000.00            0.00           0.00           0.00       0.00000000         0.00
AF4       20846QKE7     5.972000%      41,250,000.00            0.00           0.00           0.00       0.00000000         0.00
MF1       20846QKG2     6.158000%      19,938,000.00            0.00           0.00           0.00       0.00000000         0.00
MF2       20846QKH0     6.981000%      17,187,000.00            0.00           0.00           0.00       0.00000000         0.00
BF1       20846QKJ6     8.000000%      13,063,000.00            0.00           0.00           0.00       0.00000000         0.00
BF2       xxxxxxxxx     8.000000%       7,562,000.00            0.00           0.00           0.00       0.00000000         0.00
--------  ---------     ---------     --------------      ------------      ----------      ----------   ----------    ------------
Totals:                               275,000,000.00            0.00           0.00           0.00                          0.00
========  =========     =========     ==============      ============      ==========      ==========   ==========    ============

CONSECO FINANCE CORPORATION (SELLER & SERVICER)
U.S. BANK NATIONAL ASSOCIATION (TRUSTEE)
HOME EQUITY CONTRACT PASS-THROUGH CERTIFICATES
SERIES 2002-C                                 Group II
TRUST ACCOUNT:                                3341790-0
MONTHLY REMITTANCE REPORT:
REMITTANCE DATE:

Group Il Additional Interest Distributions
------------------------------------------

Basis Risk Carryover Distributions
----------------------------------

                                                         Coupon Rate                                                   Unpaid Basis
                                       Adjusted Net      in Excess of      Basis Risk      Basis Risk    Interest         Risk
                         Coupon            WAC           Adjusted Net       Carryover       Interest      Payment       Carryover
  Class     CUSIP         Rate           Cap Rate           WAC Cap         Shortfall       Payment      Per $1000      Shortfall
--------  ---------     ---------      ------------      ------------      ----------      ----------    ----------    ------------
AV1       20846QKK3     2.290000%      xx.xxxxxxxx%      0.000000%            0.00            0.00       0.00000000         0.00
MV1       20846QKM9     3.340000%      xx.xxxxxxxx%      0.000000%            0.00            0.00       0.00000000         0.00
MV2       20846QKN7     3.990000%      xx.xxxxxxxx%      0.000000%            0.00            0.00       0.00000000         0.00
BV1       20846QKP2     4.840000%      xx.xxxxxxxx%      0.000000%            0.00            0.00       0.00000000         0.00
BV2       xxxxxxxxx     4.840000%      xx.xxxxxxxx%      0.000000%            0.00            0.00       0.00000000         0.00
--------  ---------     ---------      ------------      ------------      ----------      ----------    ----------    ------------
Totals:                                                                       0.00            0.00                          0.00
========  =========     =========      ============      ============      ==========      ==========    ==========    ============

Liquidation Loss Interest Distributions
---------------------------------------

                                                                           Liquidation     Liquidation    Interest        Unpaid
                         Coupon          Principal        Liquidation     Loss Interest   Loss Interest    Payment      Liquidation
  Class     CUSIP         Rate            Balance         Loss Amount        Amount          Payment      Per $1000    Loss Interest
--------  ---------     ---------     --------------      ------------      ----------      ----------   ----------    ------------
AV1       20846QKK3     2.290000%     158,500,000.00         0.00             0.00            0.00       0.00000000         0.00
MV1       20846QKM9     3.340000%      14,500,000.00         0.00             0.00            0.00       0.00000000         0.00
MV2       20846QKN7     3.990000%      12,000,000.00         0.00             0.00            0.00       0.00000000         0.00
BV1       20846QKP2     4.840000%       9,000,000.00         0.00             0.00            0.00       0.00000000         0.00
BV2       xxxxxxxxx     4.840000%       6,000,000.00         0.00             0.00            0.00       0.00000000         0.00
--------  ---------     ---------     --------------      ------------      ----------      ----------   ----------    ------------
Totals:                               200,000,000.00         0.00             0.00            0.00                          0.00
========  =========     =========     ==============      ============      ==========      ==========   ==========    ============

                                                                       EXHIBIT N

                             FORM OF ADDITION NOTICE

                                                             _____________, 2002

U.S. Bank National Association
180 East Fifth Street
St. Paul, MN  55101

         Re: Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2002, among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller"), U.S. Bank National Association as Trustee (the "Trustee") and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer") relating to Certificates for Home Equity Loans, Series 2002-C

Ladies and Gentlemen:

         Capitalized terms not otherwise defined in this Notice have the meanings given them in the Agreement. The Seller hereby notifies the Trustee of an assignment to the Trust of Subsequent Loans on the date and in the amounts set forth below:

         Subsequent Transfer Date:  _______________
         Subsequent Cut-off Date:  [June 30] [July 31], 2002
                                   -------------------------

         Cut-off Date Principal Balance of Subsequent Loans to be assigned to Trust on Subsequent Transfer Date: $_______________.

         Group I           $
                            ----------------
         Group II          $
                            ----------------

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                       Very truly yours,

                                       CONSECO FINANCE CORP.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

ACKNOWLEDGED AND AGREED:

U.S. BANK NATIONAL ASSOCIATION

By:
    ------------------------------
    Name:
    Title:

cc:   Standard & Poor's
      Moody's Credit Rating Co.

                                                                       EXHIBIT O

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

         In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of _____________, 2002, among the undersigned (the "Seller"), Conseco Finance Corp. (the "Originator"), U.S. Bank National Association as Trustee (the "Trustee") and Wells Fargo Bank Minnesota, National Association, as Backup Servicer, the undersigned does hereby transfer, assign, set over and otherwise convey, without recourse, to Conseco Finance Home Equity Loan Trust 2002-C, created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the home equity loans identified in the List of Loans attached hereto (each a "Subsequent Loan"), including, without limitation, all related mortgages, deeds of trust, security deeds and any and all rights to receive payments on or with respect to the Subsequent Loans (excluding principal due before the Subsequent Cut-off Date),
(ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Subsequent Loan for the benefit of the creditor of such Loan, (iii) all rights the Originator may have against the originating lender with respect to the Subsequent Loans originated by a lender other than the Originator, (iv) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Subsequent Loans,
(v) all rights under any title insurance policies, if applicable, on any of the properties securing Subsequent Loans, (vi) all documents contained in the related Loan Files, and (vii) all proceeds and products of the foregoing and all rights of the Seller under the Subsequent Transfer Agreement dated as of the date hereof between the Seller and Conseco Finance Corp.

         Each of the Subsequent Loans constitutes a Subsequent [Group I] [Group II] Loan under the Agreement.

         This Assignment is made pursuant to and upon the representations and warranties on the part of the undersigned contained in Article III of the Agreement and no others. Each of the conditions set forth in Section 2.03 of the Agreement has been satisfied. All undefined capitalized terms used in this Assignment have the meanings given them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____ day of __________________, 2002.


                                       CONSECO FINANCE SECURITIZATIONS CORP.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT P

               FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER)

         I, __________________________, hereby certify that I am a [title] of
Conseco Finance Securitizations Corp., a Minnesota corporation (the "Company"), and that as such I am duly authorized to execute and deliver this certificate on behalf of the Seller in connection with the Pooling and Servicing Agreement dated as of July 1, 2002 (the "Agreement") among the Seller, Conseco Finance Corp., (the "Originator"), Wells Fargo Bank Minnsota, National Association, as Backup Servicer and U.S. Bank National Association, as Trustee. All capitalized terms used herein without definition have the respective meanings specified in the Agreement. The undersigned further certifies that:

         1. This Certificate is delivered in connection with the sale to the Trust on __________________ (the "Subsequent Transfer Date") of Loans (the "Subsequent Loans") identified in the lists of Loans attached to the Subsequent Transfer Instrument of even date herewith.

         2. As of the Subsequent Transfer Date, all representations and warranties in Section 3.01 of the Agreement are true and correct; and all representations and warranties in Section 3.03 of the Agreement with respect to the Subsequent Loans are true to the best of his knowledge.

         3. All conditions precedent to the sale of the Subsequent Loans to the Trust under Section 2.03 of the Agreement have been satisfied. Without limitation of the foregoing, the undersigned represents and warrants that, to the best of his knowledge, as of the Subsequent Transfer Date, neither the Seller nor the Originator is insolvent or will be made insolvent by the transfer of the Subsequent Loans on the Subsequent Transfer Date and the undersigned is not aware of any pending insolvency of the Seller or the Originator.

         IN WITNESS WHEREOF, I have affixed hereunto my signature as of the ____ day of _______________________, ____.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT Q

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS AF CERTIFICATES, THE CLASS AF-IO CERTIFICATES, THE CLASS MF CERTIFICATES, THE CLASS BF CERTIFICATES, THE CLASS AV CERTIFICATES, THE CLASS MV CERTIFICATES, AND THE CLASS BV CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO PERSON MAY ACQUIRE THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") UNLESS IT DELIVERS TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT SUCH PERSON IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THIS CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION
9.02 OF SUCH POOLING AND SERVICING AGREEMENT.

Class R                                     NO.

(Subordinate)                               Percentage Interest:  _________%

Cut-off Date:  as defined in
the Pooling and Servicing
Agreement dated July 1, 2002

First Payment Date:
August 15, 2003

Servicer:  Conseco Finance Corp.

                CERTIFICATE FOR HOME EQUITY LOANS, SERIES 2002-C

   Original Aggregate Certificate Principal Balance of the Trust: $475,000,000

         This certifies that Green Tree Finance Corp. - Two is the registered owner of the Residual Interest represented by this Certificate, and entitled to certain distributions out of Conseco Finance Home Equity Loan Trust 2002-C (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2002, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), U.S. Bank National Association, as Trustee of the Trust (the "Trustee") and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer"). This Class R Certificate is described in the Agreement and is issued pursuant and subject to the Agreement. The Class R Certificate will represent collectively the Class R-III Certificates, the Class R-II Certificates and the Class R-I Certificates, which represent "residual interests" in the Master REMIC, the Intermediate REMIC, and the Subsidiary REMIC, respectively. By acceptance of this Class R Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in August 2002, so long as the Agreement has not been terminated, by check to the registered Class R Certificateholder at the address appearing on the Certificate

Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Class R-III Distribution Amount. The final scheduled Payment Date of this Class R Certificate is August 15,2033 or the next succeeding Business Day if such August 15, is not a Business Day.

         The Class R Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class R Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class R Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Class R Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Class R Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class R Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class R Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class R Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon a new Class R Certificate evidencing the same Class R Certificate will be issued to the designated transferee or transferees.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Class R Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         The holder of this Class R Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust (exclusive of the Pre-Funding Account, the Yield Maintenance Reserve Fund and the Basis Risk Reserve Fund) elects to be treated as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Certificates shall be "regular interests" in the REMIC and the Class R Certificate shall represent the "residual interest" in the REMIC. In addition, the holder of this Class R Certificate, by acceptance hereof, (i) agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust, and
(ii) agrees to cooperate with the Originator in connection with examinations of the Trust's affairs by tax authorities, including administrative and judicial proceedings, and (iii) makes the additional agreements, designations and appointments, and undertakes the responsibilities, set forth in Section 6.06 of the Agreement.

         This Certificate shall be a "security" for purposes of Article 8,
Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such Article 8 as in effect in the State of Minnesota from time to time.

         IN WITNESS WHEREOF, Conseco Finance Home Equity Loan Trust 2002-C has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  _________________________

                                       CONSECO FINANCE HOME EQUITY
                                       LOAN TRUST 2002-C

                                       By:  U.S. BANK NATIONAL ASSOCIATION


                                       By:
                                           -------------------------------------
                                           Authorized Officer

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Certificate for Home Equity Loans, Series 2002-C, and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  ______________________

                                       By:
                                           -------------------------------------
                                           Signature

                                                                       EXHIBIT R

                           FORM OF CLASS P CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO PERSON MAY ACQUIRE THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") UNLESS IT DELIVERS TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT SUCH PERSON IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THIS CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Class P                                   NO.   R-1

Cut-off Date:                             Denomination:  $100.00
as defined in the Pooling and Servicing
Agreement dated July 1, 2002              Aggregate Denomination of all Class P
                                          Certificates: $100.00

First Payment Date:
August 15, 2002                           Percentage Interest:  100%

Servicer:  Conseco Finance Corp.

                        CERTIFICATE FOR HOME EQUITY LOANS
                             SERIES 2002-C, CLASS P

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that Green Tree Finance Corp.-Two is the registered owner of the undivided Percentage Interest represented by this Certificate, entitled to certain distributions out of Conseco Finance Home Equity Loan Trust 2002-C (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2002, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"), and Wells Fargo Bank Minnesota, National Association, as Backup Servicer (the "Backup Servicer"). This Certificate is described in the Agreement and is issued pursuant and subject to the Agreement. This Certificate represents collectively the Class P(F) Interest and Class P(V) Interest. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in August 2002, so long as the Agreement has not been terminated, by check to the registered Class P Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class P Distribution Amount for such Payment Date. Distributions on the Class P Certificate are limited in right of payment primarily to an amount equal to the Prepayment Charges. The final scheduled Payment Date of this Certificate is August 15, 2033 or the next succeeding Business Day if such August 15 is not a Business Day.

         The Class P Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class P Certificateholder as provided in the Agreement for payment hereunder and that the

Trustee in its individual capacity is not personally liable to the Class P Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Class P Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class P Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class P Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class P Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon a new Class P Certificate evidencing the same Class P Certificate will be issued to the designated transferee or transferees.

         The Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Class P Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Backup Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         IN WITNESS WHEREOF, Conseco Finance Home Equity Loan Trust 2002-C has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  _____________________
                                        CONSECO FINANCE HOME EQUITY LOAN
                                        TRUST 2002-C

                                        By:  U.S. BANK TRUST NATIONAL
                                             ASSOCIATION

                                        By:
                                           ------------------------------------
                                            Authorized Officer

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________ the within Certificate for Home Equity Loans, Series 2002-C, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  _____________________
                                        By:
                                           ------------------------------------
                                           Signature